Exhibit (c)(3)

Preliminary Draft – Subject to Change Discussion Materials October 22, 2019 The Conflicts Committee of the Board of Directors of Tallgrass Energy GP, LLC
Preliminary Draft – Subject to Change Table of Contents Executive Summary TGE Situation Analysis Overview of TGE A. Overview of Pony Express B. Overview of Rockies Express C. TGE Identified Growth Projects D. TGE Financial Projections Valuation of TGE Shares Appendix A. Weighted Average Cost of Capital B. TGE Shareholder Tax Impact Section I II III IV

Preliminary Draft – Subject to Change These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors (the “Conflicts Committee”) of Tallgrass Energy GP, LLC, the general partner of Tallgrass Energy, LP (“TGE” or the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership . These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Conflicts Committee of the Partnership. These materials were compiled on a confidential basis for use by the Conflicts Committee of the Partnership in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.
Preliminary Draft – Subject to Change I. Executive Summary

Preliminary Draft – Subject to Change

Executive Summary

Overview of the Materials

- Evercore Group L.L.C. ("Evercore") is pleased to provide the materials herein to the Conflicts Committee of the Board of Directors (the "Conflicts Committee") of Tallgrass Energy GP, LLC ("TGE GP" or the "General Partner"), the general partner of Tallgrass Energy, LP ("Tallgrass", "TGE" or the "Partnership"), regarding the proposed acquisition by Blackstone Infrastructure Partners ("Blackstone" or "BIP"), its partners and respective affiliates (collectively, the "Blackstone Consortium") of all Class A shares representing limited partner interests in the Partnership (each, a "Class A Share") from the current holders of such shares other than Class A Shares held by the Blackstone Consortium, the General Partner or their respective affiliates (the "Proposed Transaction"), in exchange for $19.50 in cash per Class A Share (the "Proposed Consideration")
  - On August 27, 2019, the Blackstone Consortium proposed to acquire the unaffiliated Class A Shares at a price of $19.50 per share
    - Represents a 35.9% premium to the closing price of the Class A Shares on August 27, 2019 and a 6.5% premium to TGE's 30-day volume-weighted average price ("VWAP"), a 1.5% discount to TGE's 60-day VWAP and a 6.0% discount to TGE's 90-day VWAP as of August 27, 2019
- The materials herein review the Proposed Transaction, including the following:
  - An executive summary, including an overview of the Proposed Transaction detailing summary proposed terms, an overview of the Partnership's current summary organizational structure and ownership, an analysis of financial metrics implied by the Proposed Transaction and certain issues for consideration by the Conflicts Committee
  - An overview of TGE's current market situation and a review of TGE's price performance following the merger of Tallgrass Energy GP, LP ("TEGP") and Tallgrass Energy Partners, L.P. ("TEP") on June 30, 2018 (the "MLP Buy-In")
  - A review of TGE's assets by segment including: (i) a review of the financial projections for TGE as provided by Partnership management (the "TGE Financial Projections"); (ii) a review of the assumptions utilized by Partnership management in deriving such financial projections and (iii) overviews of Rockies Express Pipeline, LLC ("REX" or "Rockies Express") and Tallgrass Pony Express Pipeline, LLC ("PXP" or "Pony Express")
  - A preliminary valuation of the TGE shares

EVERCORE 1 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Executive Summary

Overview of Proposed Transaction

Opinion Requested:	**Evercore has been asked by the Conflicts Committee, whether, in Evercore's opinion, as of the date of the opinion, the Proposed Consideration is fair, from a financial point of view, to the unaffiliated holders of Class A Shares**

Counterparties	▪ Tallgrass Energy, LP ▪ Blackstone Infrastructure Partners, its partners and respective affiliates
Proposed Transaction Summary	▪ The Blackstone Consortium to acquire all publicly owned Class A Shares from the holders of such shares other than Class A Shares held by the Blackstone Consortium, the General Partner or their respective affiliates ▪ TGE will cease to be a publicly traded partnership
Consideration	▪ Holders of Class A Shares other than the Blackstone Consortium, the General Partner and their respective affiliates (the "Unaffiliated Class A Shareholders") will receive $19.50 in cash for each Class A Share held
Timing and Approvals	▪ Requires approval of the Conflicts Committee ▪ Requires approval from over 50.0% of TGE shareholders, including both Class A Shares and the Class B shares, which hold 100% of the voting power of Tallgrass Energy Holdings, LLC and are exchangeable, together with an equivalent number of Tallgrass Equity, LLC ("Tallgrass Equity") units, for Class A Shares (the "Class B Shares"), owned by the Blackstone Consortium, TGE management and their respective affiliates ▪ The Blackstone Consortium owns 100% of the membership interest in Tallgrass Energy Holdings, LLC ▪ Requires a minimum of 5.3% of the Unaffiliated Class A Shareholders to approve
Other	▪ The Proposed Transaction is structured to be taxable to the Unaffiliated Class A Shareholders

Source: TGE management and company filings

EVERCORE 2 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Executive Summary

Summary TGE Organizational Structure



Blackstone Consortium[2]
100% Membership Interest
Tallgrass Energy Holdings, LLC ("Holdings")
100% Membership Interest
Tallgrass Energy GP, LLC
General Partner Interest: Not entitled to distributions from TGE
23,652,463 Class A Shares
100,655,121 Class B Shares
124,307,584 Total Shares
44.19% TGE interest
TGE Management ("Management Member")[2,3]
3,210,085 Class A Shares
1,481,754 Class B Shares
4,691,839 Total Shares
1.67% TGE interest
Tallgrass Energy, LP ("TGE")
Market Cap[1]: $5,340 million
Net Debt[1]: $3,428 million
Credit Rating: BB+ / Ba2
TGE Public Investors
152,334,868 Class A Shares
54.15% TGE interest
Proposed Target Entity
179,197,416 Tallgrass Equity Units
63.70% controlling and economic interest
102,136,875 Tallgrass Equity Units 36.30% non-controlling and economic interest
Tallgrass Equity, LLC ("Tallgrass Equity")
100% Limited Partner Interest
Tallgrass Energy Partners, LP ("TEP")
Tallgrass Energy Finance Corp.
Tallgrass MLP Operations, LLC
Natural Gas Transportation
Crude Oil Transportation
Gathering, Processing and Terminalling
100%
100%
75%
100%
100%
100%
100%
100%
100%
100%
100%
TIGT
Tallgrass Interstate Gas Transmission, LLC
TPC
Trailblazer Pipeline Company LLC
REX
Rockies Express Pipeline, LLC
Tallgrass NatGas
Tallgrass NatGas Operator, LLC
Tallgrass Operations, LLC
PXP
Tallgrass Pony Express Pipeline, LLC
PRG
Powder River Gateway, LLC
TMID
Tallgrass Midstream, LLC
Tallgrass Terminals
Tallgrass Terminals, LLC
BNN
BNN Water Solutions, LLC
Stanchion
Stanchion Energy, LLC

Source: FactSet and company filings

1. Market data as of October 18, 2019
2. Limited Voting Rights, Exchange Right: One Tallgrass Equity unit and one Class B Share exchangeable for one Class A Share
3. Class B Shares redeemed from Tallgrass KC, LLC by TGE management following Blackstone's acquisition of TGE interest held by Kelso & Co., The Energy & Minerals Group and Tallgrass KC, LLC announced on January 31, 2019

EVERCORE 3 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Executive Summary

The Blackstone Consortium's Investment in Tallgrass

($ in millions)

Transaction Overview

- On January 31, 2019, the Blackstone Consortium and Tallgrass announced Blackstone had entered into an agreement with affiliates of Kelso & Co., The Energy & Minerals Group and Tallgrass KC, LLC to acquire 100% of the membership interest in TGE's general partner as well as approximately 44% of the limited partner interests in TGE for cash consideration of approximately $3.2 billion
  - The Blackstone Consortium acquired 122,406,139 Class B Shares for $26.25 per share, representing a 9.4% premium to TGE's prior day closing price[1]
    - Prior to closing, Tallgrass KC, LLC converted 21,751,018 Class B Shares and Tallgrass Equity Units into 21,751,018 Class A Shares, which were acquired by the Blackstone Consortium[1]
    - TGE management retained 1,481,754 Class B Shares
  - Implied TGE enterprise value of approximately $10.6 billion
- The transaction closed on March 11, 2019

Pro Forma



A
$1,155 Term Loan
Blackstone, GIC, and Other Investors[2]
100% Membership Interest
Tallgrass Energy Holdings, LLC ("Holdings")
21,751,018 Class A Shares
100,655,121 Class B Shares
43.55% limited partner interest
100% Membership Interest
TALLGRASS ENERGY GP, LLC
TGE PUBLIC INVESTORS
General Partner Interest: Not entitled to distributions from TGE
153,949,530 Class A Shares 55.78% limited partner interest
TALLGRASS ENERGY, LP
3,210,085 Class A Shares
1,481,754 Class B Shares
1.67% limited partner interest
153,949,530 Tallgrass Equity Units
55.78% controlling and economic interest
Management Member
TALLGRASS EQUITY, LLC
122,406,139 Tallgrass Equity Units 43.55% controlling and economic interest
100% Membership Interest[3]
TALLGRASS ENERGY PARTNERS, LP
B
RCF due 2022
4.75% Notes due 2023
5.50% Notes due 2024
5.50% Notes due 2028
TALLGRASS MLP OPERATIONS, LLC
TALLGRASS ENERGY FINANCE CORP.
OPERATING SUBSIDIARIES[4]
C
RCF due 2020
5.625% Notes due 2020
7.500% Notes due 2038
6.875% Notes due 2040

Leverage

A Blackstone HoldCo (~44% Interest in TGE)

- Debt: $1,155
- Leverage: ~4.2x[5]
- CFR/CCR: B1 / B+

B Tallgrass Energy Partners, LP

- Debt: $3,206[6]
- Leverage: ~3.5x
- CFR/CCR: Ba2 / BB+

C Rockies Express Pipeline LLC[6]

- Debt: $2,018[6]
- Leverage: 3.0x
- CFR/CCR: Ba1 / BBB-

Total Debt (Blackstone HoldCo + Tallgrass + REX) / Total Adjusted EBITDA[7]: 6.0x

Source: Company filings

1. 1,901,445 additional Class A Shares issued to BX subsequent to the transaction
2. Certain of the minority investors holding Class B Shares and Tallgrass Equity Units do not own membership interests in Holdings
3. Includes (i) a 99.9% limited partner interest held directly by Tallgrass Equity, (ii) a 0.1% limited partner interest held indirectly through Tallgrass Equity Investments, LLC and (iii) a general partner interest held indirectly through TEP GP
4. TGE, the managing member of Tallgrass Equity, and Tallgrass Equity, the sole member of TEP's general partner, are not guarantors of the 2023 Notes, the 2024 Notes, the 2028 Notes or the revolving credit facility. In addition, partially owned subsidiaries and their direct and indirect subsidiaries are not guarantors of the 2023 Notes, the 2024 Notes, the 2028 Notes or the revolving credit facility
5. Based on TGE 2019E dividend per share of $2.18 and $274.2 million in dividends to Blackstone HoldCo
6. As of December 31, 2018; Rockies Express is unconsolidated at TGE
7. As of December 31, 2018; includes 75% of REX EBITDA and debt

EVERCORE 4 TALLGRASS ENERGY

Preliminary Draft –Subject to Change Executive Summary Overview of TGE Management’s Side Letter ï® On January 30, 2019, Prairie GP Acquiror LLC entered into an agreement (the “Management Side Letter”) with certain members of management (each, a “Management Member”) providing rights to the Management Member in the event of a take-private transaction Management Side Letter Key Terms ï® Management Member is subject to a one-year Lockup Period beginning on the closing date, March Lockup Period 11, 2019 ï® In the event of a take-private transaction by the Blackstone Consortium, the Management Member In the Event of a Take-can sell at the higher of (i) the Proposed Consideration offered to the Unaffiliated Class A Private Transaction Shareholders or (ii) $26.25 per Class A Share and Class B Share ï® The Management Member has the opportunity to elect to accept the cash consideration or to Roll-Over Interests convert/exchange/roll-over interests into the privately owned Tallgrass entity on to-be-negotiated terms ï® In the event that a take-private transaction has not occurred by the end of the Lockup Period, the Expiration Blackstone Consortium will pay $3.82 per Class A Share and Class B Share to the Management Member within five business days following the expiration ï® During the Lockup Period, the Management Member must vote any and all Class A and Class B Voting Shares held by such Management Member in a manner consistent with the recommendation of the Board of Directors of TGE GP ï® The Management Member agrees that it will not engage in any activities that compete with Tallgrass Non-Competition in designated businesses and areas effective until June 30, 2020 Source: Company filings 5
Preliminary Draft –Subject to Change Executive Summary Overview of the Proposed Consideration ($ in millions, except per share amounts) Adjusted Proposed Management Management Consideration Side-Letter1 Side-Letter Consideration per Share $19.50 $20.50 $21.50 $22.43 $23.50 $24.50 $25.50 $26.25 $26.50 Implied Premium / (Discount): TGE Unaffected Share Price as of 8/27/19 ($14.35) 35.9% 42.9% 49.8% 56.3% 63.8% 70.7% 77.7% 82.9% 84.7% TGE Current Share Price as of 10/18/19 ($18.98) 2.7% 8.0% 13.3% 18.2% 23.8% 29.1% 34.4% 38.3% 39.6% 10-Day VWAP as of 8/27/19 ($15.52) 25.6% 32.1% 38.5% 44.5% 51.4% 57.8% 64.3% 69.1% 70.7% 20-Day VWAP as of 8/27/19 ($16.77) 16.3% 22.3% 28.2% 33.8% 40.2% 46.1% 52.1% 56.6% 58.1% 30-Day VWAP as of 8/27/19 ($18.30) 6.5% 12.0% 17.5% 22.5% 28.4% 33.9% 39.3% 43.4% 44.8% 60-Day VWAP as of 8/27/19 ($19.80) (1.5%) 3.6% 8.6% 13.3% 18.7% 23.8% 28.8% 32.6% 33.9% 90-Day VWAP as of 8/27/19 ($20.75) (6.0%) (1.2%) 3.6% 8.1% 13.3% 18.1% 22.9% 26.5% 27.7% Total Shares Outstanding 281.3 281.3 281.3 281.3 281.3 281.3 281.3 281.3 281.3 Implied Offer Value (100.0% Basis) $5,486.0 $5,767.4 $6,048.7 $6,310.3 $6,611.4 $6,892.7 $7,174.0 $7,385.0 $7,455.4 Plus: Long Term Debt 3,437.5 3,437.5 3,437.5 3,437.5 3,437.5 3,437.5 3,437.5 3,437.5 3,437.5 Less: Cash (9.4) (9.4) (9.4) (9.4) (9.4) (9.4) (9.4) (9.4) (9.4) Transaction Value $8,914.1 $9,195.4 $9,476.7 $9,738.4 $10,039.4 $10,320.8 $10,602.1 $10,813.1 $10,883.4 Transaction Value / EBITDA 2 Metric 2020E $866.5 10.3x 10.6x 10.9x 11.2x 11.6x 11.9x 12.2x 12.5x 12.6x 2021E 991.5 9.0 9.3 9.6 9.8 10.1 10.4 10.7 10.9 11.0 2022E 1,109.9 8.0 8.3 8.5 8.8 9.0 9.3 9.6 9.7 9.8 (Transaction Value + Capital Expenditures) / EBITDA 2 2020E $866.5 11.3x 11.6x 11.9x 12.2x 12.6x 12.9x 13.2x 13.5x 13.6x 2021E 991.5 10.7 11.0 11.3 11.5 11.8 12.1 12.4 12.6 12.7 2022E 1,109.9 10.2 10.5 10.8 11.0 11.3 11.5 11.8 12.0 12.0 Unaffiliated Class A Shares 155.5 155.5 155.5 155.5 155.5 155.5 155.5 155.5 155.5 Consideration per Class A Share $19.50 $20.50 $21.50 $22.43 $23.50 $24.50 $25.50 $26.25 $26.50 Implied Offer Value to Unaffiliated Class A Shareholders $3,033.1 $3,188.7 $3,344.2 $3,488.9 $3,655.3 $3,810.9 $3,966.4 $4,083.1 $4,121.9 Source: Bloomberg, FactSet, public filings, TGE management 1. Management Side Letter floor price of $26.50 per share less $3.82 per Class A and Class B Share after March 11, 2020 2. TGE Financial Projections 6

Preliminary Draft –
Subject to Change

Executive Summary

TGE Indexed Trading Performance vs. Peers


Six Months Preceding Take-Private Offer: February 27, 2019 to August 27, 2019
Since August 27, 2019
30.0%
20.0%
10.0%
--%
(10.0%)
(20.0%)
(30.0%)
(40.0%)
(50.0%)
2/27/19
4/6/19
5/15/19
6/23/19
8/1/19
9/9/19
10/18/19
16.9%
6.1%
3.8%
(3.1%)
(3.5%)
(15.4%)
(16.2%)
(17.3%)
(27.9%)
(38.1%)
August 27, 2019, after market close:
Blackstone Consortium announces
Proposed Transaction
TGE
CEQP
ENBL
ENB
ENLC
KMI
PAA
TCP
TRGP
WMB

Six-Month Correlation Coefficient[1]	Peer	Price Performance Since Announcement[2]	Implied TGE Share Price	Implied Premium
0.944	ENLC	(1.8%)	$14.09	38.4%
0.886	WMB	(0.0%)	14.34	35.9%
0.867	ENB	9.8%	15.75	23.8%
0.860	TRGP	21.3%	17.40	12.0%
0.721	PAA	(6.8%)	13.37	45.8%
Weighted Average		**6.3%**	**$15.26**	**27.8%**

Source: FactSet, Public filings
Note: Energy Transfer LP excluded from peer group due to recently announced acquisition of SemGroup Corporation
1. Correlation coefficient of TGE to peer price performance from February 27, 2019 to August 27, 2019
2. Peer unit/share price performance since August 27, 2019

EVERCORE 7 TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

Executive Summary

Updates to Evercore's Evaluation Since October 15, 2019 Conflicts Committee Meeting

- Since its materials provided to the Conflicts Committee dated October 15, 2019, Evercore has:
  - Updated unit and share prices and other data from October 11, 2019 to October 18, 2019
  - Incorporated comparisons of the Proposed Consideration to TGE's 60-day and 90-day VWAP
  - Updated Wall Street research forecasts and price targets and provided detail regarding research forecasts and price targets prior to the announcement of the Proposed Transaction
  - Included detailed financial projections and assumptions for Crude Oil Transportation and REX as received from TGE management
  - Increased annual Crude Oil Transportation EBITDA in the valuation of TGE shares by approximately $0.3 million of annual maintenance capital expenditures in each of the years ending December 31, 2020E through 2024E, given additional detail provided by TGE management
  - Adjusted TMID weighted average cost of capital ("WACC") range from 7.0% to 8.0% to 7.5% to 8.5% given changes in market metrics
  - Adjusted BNN 2021E EBITDA multiple from 5.0x to 7.0x to 4.5x to 6.5x given changes in market metrics
  - Provided a summary TGE shareholder tax impact analysis in the Appendix based on information publicly-disclosed by TGE

EVERCORE 8 TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

II. TGE Situation Analysis

EVERCORE

Preliminary Draft –
Subject to Change

TGE Situation Analysis

Summary Market Data

($ in millions, except per share amounts)

Market Capitalization

As of October 18, 2019	
Total Shares Outstanding[1]	281.3
Share Price	$18.98
Total Equity Value	$5,339.7
Plus: Net Debt	3,428.1
Enterprise Value	$8,767.8

	TGE Financial Projections		Consensus Data	
	Metric	Yield/Multiple	Metric	Yield/Multiple
Dividend Yield				
Current	$2.20	11.6%	$2.20	11.6%
2020E	2.25	11.9%	2.23	11.7%
2021E	2.25	11.9%	2.24	11.8%
2022E	2.26	11.9%	NM	
EV/EBITDA				
2020E	$866.5	10.1x	$911.0	9.6x
2021E	991.5	8.8	938.5	9.3
2022E	1,109.9	7.9	1,001.6	8.8

Balance Sheet and Credit Data

As of June 30, 2019	
Cash and Marketable Securities	$9.4
Short-Term Debt	–
Long-Term Debt	3,437.5
Total Debt	$3,437.5
Net Debt	$3,428.1
Plus: Shareholders' Equity	1,870.4
Net Book Capitalization	$5,298.5
Revolver Availability / Total Revolver Capacity	$795.9 / $2,250.0
Net Debt / Net Book Cap	64.7%
Net Debt / 2020E EBITDA	3.8x
Net Debt / 2021E EBITDA	3.7
Current Ratings (Senior Unsecured):	
Moody's	Ba2 (Stable)
S&P	BB+ (Positive)
Fitch	BBB- (Stable)

Share Price and Dividend Information


Share Price
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$--
6/30/18
9/17/18
12/5/18
2/22/19
5/12/19
7/30/19
10/18/19
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
Dividend per Share
Dividend per Share
Share Price

Source: FactSet and Company filings
1. Includes 179.2 million Class A Shares and 102.1 million Class B Shares

EVERCORE 9 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

TGE Situation Analysis

TGE Trading Performance Since the MLP Buy-In



6/30/18: TEGP stock-for-unit merger with TEP closes, forming TGE
8/1/18: Announces plans to develop Seahorse Pipeline and Plaquemines Liquids Terminal
11/13/18: Announces expansion of PXP's mainline capacity and associated binding open season
11/26/18: Announces commercial agreement with unaffiliated third-party shipper for Seahorse Pipeline
3/11/19: BIP closes purchase of controlling interest in TGE for approximately $3.2 billion
6/28/19: TGE and Kinder Morgan, Inc. ("KMI") announce joint tariff open season to increase crude oil capacity out of the Bakken Formation
7/10/18: Announces binding open season for the Iron Horse Pipeline
8/15/18: Announces binding open season for Seahorse Pipeline
10/15/18: TGE and Silver Creek Midstream, LLC agree to expand the Powder River Gateway JV
1/31/19: BIP enters into a definitive agreement to acquire a controlling interest in TGE from Kelso & Co., the Energy & Minerals Group and Tallgrass KC, LLC
5/1/19: Announces open season for further PXP expansion
8/27/19: TGE announces receipt of take-private proposal from the Blackstone Consortium for $19.50 per share
9/11/18: Announces Investment Grade credit ratings upgrade from Fitch for TGE and REX
Price Per Share
$30.00
$27.50
$25.00
$22.50
$20.00
$17.50
$15.00
$12.50
$10.00
$7.50
$5.00
25,000
22,500
20,000
17,500
15,000
12,500
10,000
7,500
5,000
2,500
--
Volumes (in thousands)
6/30/2018
10/3/2018
1/6/2019
4/11/2019
7/15/2019
10/18/2019
TGE Volume
TGE Price

Source: FactSet, TGE public filings

EVERCORE 10 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

TGE Situation Analysis

Ratings Agency Commentary

	Current Ratings		Credit Opinion
Moody's	**Senior Unsecured:**	Ba2	**February 25, 2019:** ■ Benefits include its predominantly interstate pipeline asset base with consistent cash flow from long-term transportation contracts and moderate leverage ■ PXP is positioned as a competitive crude oil transportation option with access to multiple basins, downstream refineries and the Cushing, OK crude oil storage hub ■ The contract extension of Continental Resources, Inc. and the development of Iron Horse Pipeline significantly improves PXP's post-2020 recontractibility ■ Vulnerabilities include predominately "supply-push" customers, average credit quality of customers is speculative-grade, recontracting risk and cash flow uncertainty for PXP and REX West-to-East
	Outlook:	Stable	
	Analyst:	Sreedhar Kona	
Standard & Poor's Ratings Services	**Senior Unsecured:**	BB+	**February 21, 2019:** ■ Excellent business risk profile reflected by the partnership's fee-based multi-year contracts with over 90% of EBITDA consisting of take-or-pay contracts ■ Expectation that the TGE financial policy stays the same, since Blackstone Infrastructure Partners is a long-term investor in the partnership ■ Susceptible to a large percentage of PXP's contracts rolling off within the next 12 to 18 months ■ Vulnerability to poor commodity pricing resulting in volumetric decline and contracted customers inability to meet their contractual obligations
	Outlook:	Positive	
	Analyst:	Mike Llanos	
Fitch Ratings	**Senior Unsecured:**	BBB-	**September 3, 2019:** ■ Expectation that Tallgrass exhibits near-term cash flow and earnings stability with most of its revenue being volume- and commodity price-insensitive ■ Significant steps towards mitigating near-term recontracting risk for REX and PXP in 2019 and 2020 through recent projects and contractual extensions ■ Potential events leading to a negative ratings impact include: ► Inability to recontract expiring REX or PXP capacity at rates supportive of maintaining consolidated leverage of 4.8x-5.2x ► Negative ratings at REX, or a decline in cash flow up to TEP from REX
	Outlook:	Stable	
	Analyst:	Peter Molica	

Source: Moody's, S&P Global Ratings, Fitch Ratings

EVERCORE 11 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

TGE Situation Analysis

Wall Street Research

($ in millions, except per share amounts)

Summary Price Targets

		Pre-Announcement (Pre-August 27, 2019)			Post-Announcement (Post-August 27, 2019)		
Firm	Analyst	Date	Recommendation	Target Price	Date	Recommendation	Target Price
Baird	Ethan Bellamy	04/25/19	Buy	$28.00	10/17/19	Hold	$20.00
Barclays	Christine Cho	07/25/19	Hold	24.00	10/15/19	Hold	20.00
Citi	Timm Schneider	07/21/19	Buy	23.00	10/14/19	Hold	19.50
Wells Fargo	Michael Blum	07/26/19	Hold	25.00	10/14/19	Hold	20.00
Stifel	Selman Akyol	07/26/19	Buy	26.00	10/10/19	Hold	20.00
TPH	Colton Bean	07/24/19	Hold	24.00	10/09/19	Hold	19.50
Piper Jaffray	Pearce Hammond	08/01/19	Hold	24.00	10/07/19	Hold	24.00
Goldman Sachs	Michael Lapides	08/07/19	Hold	18.00	08/28/19	Hold	18.00
MUFG	Barrett Blaschke	07/25/19	Hold	27.00	08/28/19	Hold	20.00
			Mean:	**$24.33**		**Mean:**	**$20.11**
			Median:	**24.00**		**Median:**	**20.00**
			Min:	**18.00**		**Min:**	**18.00**
			Max:	**28.00**		**Max:**	**24.00**

Analyst Recommendations



Hold
(6)
67%
Buy
(3)
33%
Hold
(9)
100%

Pre-Announcement | Post-Announcement

Dividend per Share Estimates



NA
NA
$1.68
$2.24
$2.16
NA
$2.20
$2.22
$2.34
$2.25
$2.23
NA
NA
$1.68
$2.24
NA
NA
$2.20
$2.22
NA
$2.25
$2.24
NA
NA
NA
$2.24
NA
NA
NA
$2.22
NA
$2.26
NM
2020E
2021E
2022E

EBITDA Estimates



NA
NA
$819.0
$911.0
$869.1
NA
$914.0
$1,006.4
$937.3
$866.5
$911.0
NA
NA
$783.0
$943.0
NA
NA
$822.8
$997.1
NA
$991.5
$938.5
NA
NA
NA
$918.0
NA
NA
NA
$1,006.8
NA
$1,109.9
$1,001.6
2020E
2021E
2022E

Baird | Barclays | Citi | Wells Fargo | Stifel | TPH | Piper Jaffray | Goldman | MUFG | TGE Financial Projections | Consensus

Source: TGE management, FactSet, Bloomberg, Company filings

EVERCORE 12 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

TGE Situation Analysis

Equity Ownership Summary – TGE Class A Shares

June 30, 2019		December 31, 2018		
Shareholder	Position	Shareholder	Position	Position Change
Invesco Advisers, Inc.	25,060,527	Invesco Advisers, Inc.	26,697,437	(1,636,910)
Tortoise Capital Advisors LLC	19,292,154	Tortoise Capital Advisors LLC	25,270,921	*(4,720,601)*
ALPS Advisors, Inc.	13,962,804	ALPS Advisors, Inc.	14,755,708	*(792,904)*
Kayne Anderson Capital Advisors LP	6,922,704	Kayne Anderson Capital Advisors LP	8,822,918	*(1,900,214)*
Advisory Research, Inc.	5,829,762	Advisory Research, Inc.	7,569,698	*(1,739,936)*
ClearBridge Investments LLC	5,168,586	Salient Capital Advisors LLC	6,701,245	*(2,433,258)*
Salient Capital Advisors LLC	4,267,987	ClearBridge Investments LLC	5,055,467	*113,119*
Energy Income Partners LLC	3,613,444	Jennison Associates LLC	3,753,362	*(555,807)*
Jennison Associates LLC	3,197,555	JPMorgan Securities LLC (Investment Management)	3,747,416	*(741,380)*
JPMorgan Securities LLC (Investment Management)	3,006,036	RR Advisors LLC	3,186,000	*(445,000)*
RR Advisors LLC	2,741,000	Merrill Lynch, Pierce, Fenner & Smith, Inc. (Invt Mgmt)	2,627,617	*(348,857)*
Merrill Lynch, Pierce, Fenner & Smith, Inc. (Invt Mgmt)	2,278,760	Duff & Phelps Investment Management Co.	2,034,101	*(282,070)*
Duff & Phelps Investment Management Co.	1,752,031	Eagle Global Advisors LLC	1,916,230	*(584,660)*
Oxbow Advisors LLC	1,718,180	Cushing Asset Management LP	1,855,165	*(1,690,984)*
UBS Securities LLC	1,672,898	Oxbow Advisors LLC	1,787,438	*(69,258)*
Brookfield Public Securities Group LLC	1,659,874	Pennsylvania Public School Employees Retirement System	1,400,901	*(442,075)*
Eagle Global Advisors LLC	1,331,570	UBS Securities LLC	1,357,686	*315,212*
Goldman Sachs Asset Management LP	1,126,066	Miller/Howard Investments, Inc.	1,350,542	*(440,260)*
CIBC Private Wealth Advisors, Inc.	1,107,285	Global X Management Co. LLC	1,255,586	*(161,984)*
Global X Management Co. LLC	1,093,602	Brookfield Public Securities Group LLC	1,043,001	*616,873*
Pacific Investment Management Co. LLC	1,082,832	BlackRock Advisors LLC	1,005,072	*30,192*
BlackRock Advisors LLC	1,035,264	CIBC Private Wealth Advisors, Inc.	958,143	*149,142*
Pennsylvania Public School Employees Retirement System	958,826	Morgan Stanley Smith Barney LLC (Invt Mgmt)	932,852	*(35,142)*
Miller/Howard Investments, Inc.	910,282	The Northwestern Mutual Life Insurance Co. (Invt Port)	928,326	*(18,082)*
The Northwestern Mutual Life Insurance Co. (Invt Port)	910,244	UBS Financial Services, Inc.	827,357	*(188,605)*
Morgan Stanley Smith Barney LLC (Invt Mgmt)	897,710	Barclays Bank Plc (Private Banking)	553,288	*23,846*
Susquehanna Financial Group LLLP	797,632	Yaupon Capital Management LP	536,030	*(536,030)*
Amundi Pioneer Asset Management, Inc.	765,706	Dividend Assets Capital LLC	509,097	*(102,269)*
Catalyst Capital Advisors LLC	685,997	The Vanguard Group, Inc.	504,538	*(244,817)*
Citadel Advisors LLC	648,578	Goldman Sachs Asset Management LP	489,614	*636,452*
Total Top 30 Institutional Shareholders	**115,495,896**	**Total Top 30 Institutional Shareholders**	**129,432,756**	*(18,226,267)*
Plus: Other Institutional	40,891,369	Plus: Other Institutional	28,933,545	
Plus: Insiders[1]	27,843,155	Plus: Insiders	6,281,253	
Total Shares Outstanding as of June 30, 2019	**179,197,416**	**Total Shares Outstanding as of December 31, 2018**	**156,353,761**	
Short Position as of June 30, 2019	5,033,004	Short Position as of December 31, 2018	8,293,793	
Short Position as % of Total Shares	*2.8%*	*Short Position as % of Total Shares*	*5.3%*	

Source: FactSet and public filings

1. On March 11, 2019, 21.7 million Class B Shares converted to Class A Shares as a result of the Blackstone Consortium's acquisition of Kelso & Co. and The Energy & Minerals Group interest

EVERCORE 13 TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

III. Overview of TGE

EVERCORE

Preliminary Draft –
Subject to Change

Overview of TGE

TGE Asset Map Including REX Zone 1 and Zone 2


West Frenchie Draw Treater
Great Plains
Casper Processing Plant
Douglas Processing Plant
Western
Colorado Water
Legend
Cheyenne Connector
Hereford Lateral
Iron Horse
Powder River Express
PXP
REX
TIGT
TMID Natural Gas Gathering
TMID Crude Oil Gathering
Trailblazer
BNN Water Solutions
Cheyenne Hub
Huntsman Storage Facility
PXP Pump Station
TMID Compressor Station
TMID Processing Plant
TMID Treater
Terminal
TIGT Compressor Station
Trailblazer Compressor Station
Asset-Level EBITDA
2020E
Terminals 4%
BNN & TMID 17%
Growth Capital Expenditures / Acquisitions 2%
Non-REX Gas Transportation Pipelines 10%
REX 1 41%
Stanchion 1%
Crude Oil Transportation 26%
2021E
Terminals 3%
BNN & TMID 17%
Growth Capital Expenditures / Acquisitions 18%
Non-REX Gas Transportation Pipelines 8%
REX 1 32%
Stanchion 1%
Crude Oil Transportation 21%

Source: TGE management
1. TGE's 75% equity interest

EVERCORE 14 TALLGRASS ENERGY

Overview of TGE TGE Asset Map Including REX Zone 3 and Additional BNN Assets Legend REX BNN Water Solutions Eastern Additional BNN Assets North Dakota West Texas South Texas 15
Preliminary Draft –Subject to Change Overview of TGE Rig Counts by Supply Basin U.S. Rig Count by Basin 60 65 Rig Count in TGE Supply Basins 55 55 58 44 188 176 156 Mar-19 Jun-19 Current 1 Mar-19 Jun-19 Current1 24 19 20 17 15 11 Mar-19 Jun-19 Current 1 Mar-19 Jun-19 Current1 Mar-19 Jun-19 Current1 29 26 22 70 64 43 Mar-19 Jun-19 Current 1 Mar-19 Jun-19 Current 1 454 441 Total U.S. Rig Count 422 1,006 Mar-19 Jun-19 Current 1 967 57 78 71 60 53 851 52 TGE Supply Basins 1 Mar-19 Jun-19 Current 1 Mar-19 Jun-19 Current 1 Mar-19 Jun-19 Current Source: Baker Hughes, Rig Data 1. As of October 18, 2019 16

Preliminary Draft – Subject to Change

Overview of TGE

Economics by Supply Basin

Breakeven Oil Prices[1]



TGE Supply Basin
($ / Bbl)
$60
$50
$40
$30
$20
$10
$0
$28
$28
$32
$32
$32
$34
$34
$34
$34
$34
$36
$36
$38
$38
$38
$38
$38
$40
$40
$42
$42
$44
$48
$48
10k-ft Midland LSB/WCA/WCB
10k-ft Delaware Wolfcamp
7.5k-ft Midland LSB/WCA/WCB
7.5k-ft Delaware Wolfcamp
Montney Liquids
5.5k-ft Midland LSB/WCA/WCB
Leonard/Avalon
5.5k-ft Delaware Wolfcamp
Average STACK
Bakken (1000 mboe EUR)
2nd Bone Spring
SCOOP Oil
STACK Over-Pressured
Cana Woodford
Bakken (600 mboe EUR)
Wattenberg Core
DuvernayLiquid s200BBL
Delaware Wolfcamp (North)
Wattenberg Extended Lateral
Delaware Wolfcamp (South)
Wattenberg Inner / Middle Codell
Eagleford Condensate
SCOOP Condensate
STACK Condensate

Research Commentary

"Help is expected for North Dakota's oil and gas producers, which continue to combat increases in flared gas as output increases in the Bakken Shale…**Significant processing and liquids pipeline takeaway capacity has been added since August and more than 600 MMcfd of processing capacity is due to enter service by early 2020."**

– Richard Nemec, Natural Gas Intelligence, 9/18/2019

"Earlier today, the Cheyenne Connector received FERC approval which will allow incremental residue gas takeaway to come online in Q1 2020 (originally Q4 2019). As we learned from our DJ midstream field trip this week, DCP's Plant 11 (O'Connor II plant) has been running at a constrained ~100 MMcfd since its early August start-up, well below total capacity of 300 MMcfd (including 100 MMcfd of bypass) as a result of continued tightness in residue gas takeaway. **This constraint along with DCP/WES plant maintenance downtime is likely to result in more tempered basin-wide growth in Q3. However, FERC's approval of TGE's Cheyenne Connector is the last hurdle for DJ infrastructure debottlenecking, and sets the basin up for meaningful growth in 2020."**

– William Featherston, Credit Suisse, 9/20/2019

Source: Wall Street research
1. Breakeven oil price necessary to achieve 10% IRR

EVERCORE 17 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of TGE

U.S. Crude Oil Production

U.S. Lower 48 Onshore Crude Oil Production Projections by Basin – 2019E-2033E (MMBpd)

- Bakken formation crude oil production is projected to increase by 4.9% from 2019E to 2023E and by 3.1% from 2019E to 2033E
- DJ basin crude oil production is projected to increase by 4.1% from 2019E to 2023E and by 1.4% from 2019E to 2033E



12.0
10.0
8.0
6.0
4.0
2.0
–
Permian
Eagle Ford
Bakken
DJ / Niobrara
Woodford
Austin Chalk
Utica
Other
2019E – 2033E Growth
0.4%
3.0%
3.0%
(1.2%)
1.4%
3.1%
0.2%
2.8%
2019E
2020E
2021E
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
2032E
2033E
TGE Supply Basin

Source: EIA

EVERCORE 18 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of TGE

Other Natural Gas Transportation ("Non-REX Natural Gas Transportation")

Tallgrass Interstate Gas Transmission, LLC ("TIGT")

- TIGT owns and operates approximately 4,641 miles of natural gas transportation pipelines serving Wyoming, Colorado, Kansas, Missouri and Nebraska
  - Approximately 2.0 billion cubic feet per day ("Bcfd") of transportation capacity with approximately 80.0% of capacity under firm contract[1]
- TIGT also owns the Huntsman Natural Gas Storage Facility, located in Cheyenne County, Nebraska
  - Approximately 16.0 billion cubic feet ("Bcf") of FERC-certificated working gas storage capacity[1]

Trailblazer Pipeline Company LLC ("Trailblazer")

- On April 1, 2014, TEP completed the acquisition of Trailblazer, which owns the Trailblazer Pipeline, from Tallgrass Development, LP ("Tallgrass Development") for total consideration of approximately $164 million
- Trailblazer is a 465-mile, FERC-regulated natural gas pipeline that begins along the border of Wyoming and Colorado and extends to Beatrice, Nebraska
  - Total system design capacity of approximately 902 million cubic feet per day ("MMcfd"), a majority of which is under firm transportation contracts with a weighted-average remaining life of approximately five years as of December 31, 2018

Non-REX Natural Gas Transportation EBITDA ($MM)



$75.8
$78.9
$82.0
$84.1
$87.9
$89.8
$89.7
2017A
2018A
2019E
2020E
2021E
2022E
2023E

Non-REX Natural Gas Transportation Map



Cheyenne
Nebraska
Beatrice
Kansas
Iowa
Legend
TIGT
Trailblazer
Compressor Station
Huntsman Storage Facility

Source: TGE investor presentations, website and public filings
1. As of December 31, 2018

EVERCORE 19 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of TGE

Tallgrass Midstream, LLC ("TMID")

- TMID owns and operates one natural gas and one crude oil gathering system, two natural gas processing plants, two NGL pipelines and one fractionator in the Powder River Basin
  - Combined natural gas processing capacity of approximately 190 MMcfd
  - The Casper Processing Plant has 3.5 thousand barrels per day ("MBpd") of NGL fractionation capacity
  - The NGL pipelines connect a third-party processing plant in Northeast Colorado to an interconnect with Overland Pass Pipeline (owned by The Williams Companies, Inc. and ONEOK, Inc. ("ONEOK")) and the Douglas Processing Plant to an interconnect with ONEOK's Bakken NGL Pipeline
  - TEP acquired the Douglas Natural Gas Gathering System from DCP Midstream Partners, LP for cash consideration of approximately $128 million in June 2017
  - In August 2017, TEP acquired Outrigger Energy LLC's crude oil gathering system in the Powder River Basin for approximately $36 million
- TMID also owns a natural gas treating facility located in West Frenchie Draw, WY

TMID EBITDA ($MM)



Benefit of approximately $89 million of growth capital expenditures primarily attributed to connecting new wells and building out the gathering system
$20.7
$31.1
$33.0
$41.5
$47.1
$49.8
$51.1
2017A
2018A
2019E
2020E
2021E
2022E
2023E

TMID Map



Legend
TMID Natural Gas Gathering
TMID Crude Oil Gathering
Compressor Station
Processing Plant
Treater
West Frenchie Draw Treater
Wyoming
Casper Processing Plant
Douglas Processing Plant

Source: TGE investor presentations, website and public filings

EVERCORE 20 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of TGE

BNN Water Solutions, LLC ("BNN")

- In Q4 2013, TEP entered into a joint venture agreement with BNN Energy LLC to invest in the construction and operation of a fresh water transportation pipeline located in Weld County, CO
  - In Q2 2014, TEP expanded the joint venture by combining its 50.0% interest in a freshwater transportation pipeline in Weld County, CO, with the 50.0% interest of its joint venture partner into a newly formed entity, BNN Water Solutions, LLC, which is also engaged in wastewater reclamation from municipalities in Texas

Transaction	Date	Basin	Value ($MM)	Commentary
Additional 12.0% Equity Interest in BNN	May 20, 2015	N/A	$0.6	Acquired an additional 12.0% equity interest in BNN from NR2, LLC
Redtail Water Business	December 16, 2015	DJ	$75.0	The acquisition of Whiting Oil & Gas Corporation's Redtail Saltwater Disposal and Fresh Water Transportation and Storage System in Weld County, CO
Freshwater Facilities	July 26, 2017	DJ	$7.0	The acquisition of a 63% interest in freshwater facilities in Weld County, CO
Clarkelen Water Disposal Facility	August 2017	Powder River	N/A	Currently capable of disposing up to 40 MBpd
BNN North Dakota	January 2018	Williston	$95.0	A produced water gathering and disposal system with approximately 133,000 acres under dedication
NGL Water Solutions Bakken, LLC	December 3, 2018	Williston	$91.0	Five saltwater disposal wells from NGL Energy Partners LP
92.0% Interest in CES Holdings, Inc	May 1, 2019	Marcellus / Utica	$52.0	Owns a 100% interest in Central Environmental Services; seller received a 7.65% interest in the acquiring entity, BNN Eastern, LLC and assets include a saltwater disposal facility in Southeastern Ohio

BNN EBITDA ($MM)



$23.1
$43.4
$74.0
$104.7
$127.2
$136.3
$136.7
2017A
2018A
2019E
2020E
2021E
2022E
2023E

BNN Map



North Dakota
Great Plains
Western
Colorado Water
West Texas
Eastern
South Texas

Source: TGE investor presentations, website and public filings

EVERCORE 21 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of TGE

Tallgrass Terminals, LLC ("Terminals")

- Tallgrass Terminals, LLC owns and operates assets providing storage capacity and additional injection points for Pony Express, including a terminal approximately five miles east of Sterling, CO (the "Sterling Terminal"), a terminal near Buckingham, CO (the "Buckingham Terminal"), a 60% interest in Deeprock Development, LLC ("Deeprock Development") and approximately 900 acres of surface real property
  - The Sterling Terminal is a 1.3 million barrel ("MMBbl") shell capacity crude oil storage terminal located approximately five miles east of Sterling, CO at the intersection of PXP's Guernsey-to-Sterling line segment and the Northeast Colorado Lateral ("NECL")
  - The Buckingham Terminal is a 42 MBpd crude oil truck unloading terminal located 0.25 miles from Colorado State Highway 14 in Buckingham, CO
  - The Deeprock Terminal is a 2.3 MMBbl shell capacity crude oil storage terminal located approximately three miles northeast of Cushing, OK
    - In July 2017, Terminals acquired an additional 49% interest in the Deeprock Terminal
    - Deeprock Terminal is a joint venture between KMI (11%), Deeprock Energy Resources LLC (20%) and TGE (69%)
- In January 2018, Terminals acquired a 38% interest in Deeprock North, LLC ("Deeprock North"), which owns a crude oil terminal in North Cushing, OK, immediately adjacent to the Deeprock Development crude oil terminal facility, for $19.5 million
- Immediately following the acquisition, Deeprock North merged into Deeprock Development, increasing storage capacity to 4.0 MMBbl
- On January 3, 2018, Terminals entered into an agreement to acquire a 51% interest in a Pawnee, CO crude oil terminal from Zenith Energy Management for approximately $31 million
- In April 2018, the Natoma Terminal, a 0.1 MMBbl facility located in North-Central Kansas, was placed into service and can deliver up to 20 MBpd of crude oil to PXP
- Terminals recently constructed the approximately 0.3 MMBbl Grasslands Terminal, located in Platteville, CO, which was placed in service in Q2 2019, bringing Terminals total storage capacity to approximately 5.9 MMBbls

Terminals Map



Guernsey South Terminal
PRE Guernsey Terminal
Guernsey
Pawnee Terminal
Nebraska
Sterling Terminal
Natoma Terminal
Buckingham Terminal
Grasslands Terminal
Kansas
Deeprock Terminal
Oklahoma
Cushing
Legend
PXP
Hereford Lateral
Terminal

Terminals EBITDA ($MM)



$12.2
$26.7
$36.0
$36.6
$37.0
$37.6
$38.1
2017A
2018A
2019E
2020E
2021E
2022E
2023E

Source: TGE investor presentations, website and public filings

EVERCORE 22 TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

A. Overview of Pony Express

EVERCORE

Preliminary Draft –
Subject to Change

Overview of Pony Express

Pony Express Pipeline, LLC

- TEP acquired PXP from Tallgrass Development in four transactions for aggregate consideration of over $2.05 billion: (i) 33.3% of PXP for $600.0 million in September 2014; (ii) 33.3% of PXP for $700.0 million in March 2015; (iii) 31.3% of PXP for $743.6 million in January 2016 and (iv) the remaining 2.0% interest in February 2018
- PXP's Guernsey-to-Cushing Mainline began commercial service in October 2014 and NECL began commercial service in late April 2015
- In January 2018, PXP completed connections to Holly Frontier Corporation's 135 MBpd El Dorado Refinery and CHS, Inc.'s 100 MBpd McPherson Refinery
- The Platteville Extension is a 55-mile lateral connecting PXP to the Grasslands Terminal and was placed into service in Q2 2018
- On May 1, 2019, TGE announced the expansion of PXP's Mainline capacity in addition to the construction of the Hereford Lateral, a 30-mile, 12-inch pipeline from Hereford, CO to Pawnee, CO
- On October 1, 2019, TGE announced a binding open season soliciting shipper commitments under a joint tariff between PXP and Iron Horse Pipeline

PXP EBITDA ($MM)[1]


$260.4
$231.2
$336.0
$223.9
$232.1
$239.9
$242.4
2017A
2018A
2019E
2020E
2021E
2022E
2023E

PXP Map


Legend
PXP
Hereford Lateral
Terminal
Pump Station
McPherson Refinery
El Dorado Refinery
Guernsey South Terminal
PRE Guernsey Terminal
Guernsey
Pawnee Terminal
Sterling Terminal
Nebraska
Natoma Terminal
Buckingham Terminal
Grasslands Terminal
Kansas
Deeprock Terminal
Oklahoma
Texas
Cushing

Source: TGE investor presentations, website and public filings
1. Includes PRG Distributions to TGE

EVERCORE 23 TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

Overview of Pony Express

Upstream Pipelines

- For the three months ended June 30, 2019, Pony Express transported an average of 347.6 MBpd versus average contracted capacity of 311.9 MBpd


Montana
North Dakota
Minnesota
South Dakota
Wyoming
Nebraska
Iowa
Colorado
Kansas
Missouri
Kentucky
New Mexico
Texas
Oklahoma
Arkansas
Tennessee
Legend
Bluestem
Elk Creek
Keystone XL
Liberty Pipeline
Seahorse
Cheyenne Connector
Hereford Lateral
PXP
Belle Fourche
Butte
Bridger
Hiland
Hereford Lateral
Length: 30 miles
Diameter: 12-inch
Capacity: N/A
In-Service: N/A
Platteville Extension
Length: 55 miles
Diameter: N/A
Capacity: 80 MBpd
In-Service: Q2 2018
Northeast Colorado Lateral
Length: 70 miles
Diameter: 16-20 inches
Capacity: 90 MBpd
In-Service: Apr-15
Southern Mainline
Length: 260 miles
Diameter: 24-inch
Capacity: 342 MBpd
In-Service: Sep-14
Guernsey Segment
Length: 145 miles
Diameter: 20-inch
Capacity: 230 MBpd
In-Service: Sep-14
Northern Mainline
Length: 285 miles
Diameter: 22-24 inches
Capacity: 342 MBpd
In-Service: Sep-14

Source: Public filings

EVERCORE 24 TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

Overview of Pony Express

Powder River Gateway, LLC ("PRG")

- In February 2018, TEP entered into an agreement with Silver Creek Midstream, LLC ("Silver Creek") to form Iron Horse Pipeline, LLC ("Iron Horse Pipeline")
- On July 10, 2018, TGE and Silver Creek announced a binding open season to solicit shipper commitments for the Iron Horse Pipeline, in addition to a secured 10-year producer-supported committed transportation contract for 15 MBpd
- Effective January 1, 2019, TGE and Silver Creek expanded the joint venture through contributions to Powder River Gateway
- Through the expansion, TGE acquired a 51.0% membership interest in Powder River Gateway, which owns the Powder River Express Pipeline, the Iron Horse Pipeline and two crude terminal facilities in Guernsey, WY
  - Approximately 190 MBpd of total transportation capacity across the systems and fully constructed terminal storage capacity of 1.0 MMBbls
    - The Powder River Express Pipeline is a 70-mile, 12-inch pipeline that transports crude oil from the Powder River Basin to Guernsey, WY
    - The Iron Horse Pipeline is an 80-mile, 16-inch pipeline placed into service May 2019 that transports crude oil from the Powder River Basin to Guernsey, WY

PRG Map


Montana
Wyoming
Guernsey
Legend
Iron Horse
Powder River Express

Source: TGE investor presentations, website and public filings

EVERCORE 25 TALLGRASS ENERGY

Note: Source: 2011 305 2011 383 421 304 500 429 499 Includes 420 516 452 2012 570 Bakken the 2012 Drillinginfo 531 707 and 531 755 540 2013 630 Overview following 540 573 2012 527 695 718 Shale 557 649 – of counties: BakerHughes 562 2014 693 693 2013 587 778 551 609 2014 778 Billings 814 629 814 Bakken 710 Bakken 624 Pony (ND), 2014 624 Activity 610 2015 500 437 500 Divide 314 538 Shale 289 Shale 538 and (ND), 2015 293 2015 378 123 378 144 218 Dunn 218 2016 177 Spuds 2016 190 (ND), 166 205 190 255 Permits Express 261 2016 192 286 219 Golden 2017 261 289 358 Production 314 2017 321 343 Valley 308 2018 361 335 438 365 (ND), 413 310 2018 383 356 313 406 McKenzie 2019 248 (ND), 26 Mountrail 133 200 400 600 800 1,000 1,200 1,400 1,600 (ND), 2011 144 — 156 2011 Richland 161 163 (MT) 2012 176 177 2012 and 168 2013 163 Bakken 155 Bakken Williams 149 2013 146 Shale (ND) 152 2014 157 Shale 165 164 2014 Crude 2015 124 78 Oil 65 2015 57 2016 38 Historical 24 27 2016 30 2017 35 Active 43 Production 49 2017 Subject 47 to 48 Rigs Preliminary 2018 54 53 2018 (MBpd) Draft 50 2019 54 Change – 56 2019 50
Preliminary Draft – Subject to Change Crude Oil Spot Prices as of October 18, 2019 Cushing WTI $53.78 U.S. Gulf Coast Light Sweet 56.88 Patoka WTI 1 54.78 Brent (East Coast) 58.96 Pony Express Pipeline Via True Companies and Kinder Morgan Double H Operator Tallgrass Energy, LP 2019E Takeaway Capacity—Bpd 368,000 End Markets Cushing, OK Rate Estimate – ($/Bbl) ($4.28) Netback (Cushing WTI) $49.50 Alternative Basin Takeaway (In Order of Highest Netback) Enbridge Mainline North Dakota / Bakken Expansion Program Operator Enbridge Inc. 2019E Takeaway Capacity—Bpd 285,000 End Markets Clearbrook, MN; East Coast Rate Estimate – ($/Bbl) ($1.63) Netback (East Coast) $57.33 Plains Bakken North Operator Plains All American, L.P. 2019E Takeaway Capacity—Bpd 40,000 End Markets Clearbrook, MN; East Coast Rate Estimate – ($/Bbl) ($1.63) Netback (East Coast) $57.33 DAPL Operator Energy Transfer LP 2019E Takeaway Capacity—Bpd 600,000 End Markets Patoka,IL; Gulf Coast Rate Estimate – ($/Bbl) (Patoka, IL) ($5.57) Netback (Patoka, IL) $49.21 Rate Estimate – ($/Bbl) (Gulf Coast) ($6.90) Netback (Gulf Coast) $49.98 Bakken Rail Loading Facilities Operator Various 2019E Takeaway Capacity—Bpd 1,305,000 End Markets West Coast; East Coast Rate Estimate – ($/Bbl) ($12.50) Netback (East Coast) $46.46 Competing Bakken Crude Oil Takeaway Pipelines Source: FERC, Public filings 1. Assumes a $1.00 differential to Cushing WTI spot price Overview of Pony Express 27 Guernsey Patoka Cushing Legend Hereford Lateral PXP Belle Fourche Bridger Butte Dakota Access Pipeline (“DAPL”) Enbridge Hiland Plains

Preliminary Draft – Subject to Change Overview of Pony Express Overview of Proposed DAPL Expansion Overview DAPL Map ï® In October 2014, Energy Transfer Partners LP (“Energy Transfer” or “ETP”) and P66 announced construction of the 75/25 DAPL joint venture, a 1,158-mile crude oil pipeline extending from Stanley, ND to Patoka, IL ï,„ ETP’s 75% interest is held in Bakken Holdings Company, LLC (“Bakken HoldCo”), through its wholly owned subsidiary, Dakota Access, LLC ï,„ DAPL was placed into service on June 1, 2017 and consists of 12-, 20-, 24- and 30-inch diameter pipe with throughput capacity of 570 MBpd ï® On August 2, 2016, ETP announced the divestiture of a 49% interest in its 75% interest (36.75%) in Bakken HoldCo to MarEn Bakken Company LLC, an entity jointly owned by Enbridge Energy Partners, L.P. and Marathon Petroleum Corporation, for cash consideration of $2 billion ï® On June 20, 2019, Energy Transfer announced its plans to double crude oil throughput capacity to 1.1 MMBpd (the “DAPL Expansion”) ï,„ Energy Transfer anticipates the completion of the DAPL Expansion in late 2020E ï® On July 15, 2019, Energy Transfer announced a binding open season to solicit additional shipper commitments on DAPL 28 Patoka Stanley Guernsey Cushing Legend PXP Hereford Lateral DAPL Source: Public filings, Company presentations
Preliminary Draft – Subject to Change Bakken Takeaway and Production Source: North Dakota Pipeline Authority (“NDPA”), Wall Street research and EIA 1. Includes Tesoro Mandan Refinery, Dakota Prairie Refinery and Davis Refinery Projected Throughput Volume and Takeaway Capacity (Bpd) Overview of Pony Express 29 — 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 2016A 2017A 2018A 2019E 2020E 2021E Local Refineries Butte Butte Expansion Enbridge Mainline North Dakota Enbridge Bakken Expansion Plains Bakken North Kinder Morgan Double H DAPL DAPL Expansion Bridger Expansion Rail Loading Facilities Crude Oil Production – EIA High Crude Oil Production – NDPA Low Crude Oil Production – NDPA Current Production (May 2019): 1.4 MMBpd 1

Preliminary Draft – Subject to Change DJ Basin – Activity and Production DJ Basin Permits DJ Basin Crude Oil Production (MBpd) DJ Basin Spuds DJ Basin Historical Active Rigs 612 739 824 630 626 636 438 492 640 664 632 724 521 703 694 1,105 973 802 785 1,290 1,027 1,054 928 948 1,069 1,250 1,270 743 615 702 1,003 1,774 886 366 324 2011 2012 2013 2014 2015 2016 2017 2018 2019 Source: Drillinginfo and BakerHughes Note: Includes the following counties: Arapahoe (CO), Adams (CO), Laramie (WY), Morgan (CO) and Weld (CO) Overview of Pony Express 522 591 598 543 557 498 395 328 306 348 376 409 419 492 524 552 476 370 424 355 202 182 230 387 455 451 490 426 378 359 316 216 49 18 14 2011 2012 2013 2014 2015 2016 2017 2018 2019 — 100 200 300 400 500 600 2011 2012 2013 2014 2015 2016 2017 2018 2019 7 10 11 10 11 14 17 15 16 21 26 26 32 34 38 39 27 21 23 22 17 12 15 19 22 25 26 23 23 24 25 27 29 27 24 2011 2012 2013 2014 2015 2016 2017 2018 2019 30
Preliminary Draft – Subject to Change 31 Powder River Basin – Activity and Production Powder River Basin Permits Powder River Basin Crude Oil Production (MBpd) Powder River Basin Spuds Powder River Basin Historical Active Rigs 83 91 236 134 77 90 119 136 93 116 183 142 110 126 210 132 60 38 80 26 10 10 29 28 55 48 84 63 68 67 88 93 87 94 128 2011 2012 2013 2014 2015 2016 2017 2018 2019 Source: Drillinginfo and BakerHughes Note: Includes the following counties: Big Horn (MT), Campbell (WY), Converse (WY), Crook (WY), Johnson (WY), Niobrara (WY), Powder River (MT), Rosebud (MT), Sheridan (WY) and Weston (WY) Overview of Pony Express 6 8 8 13 15 16 21 22 25 23 26 31 31 27 26 31 21 9 8 6 2 1 2 7 7 8 10 10 9 13 15 15 18 13 14 2011 2012 2013 2014 2015 2016 2017 2018 2019 699 601 636 543 647 459 494 515 538 644 503 485 534 678 528 744 464 636 868 767 1,370 1,030 1,131 697 1,023 1,476 1,165 514 462 206 163 130 119 190 308 2011 2012 2013 2014 2015 2016 2017 2018 2019 — 20 40 60 80 100 120 140 160 2011 2012 2013 2014 2015 2016 2017 2018 2019

Preliminary Draft – Subject to Change DJ Basin / Powder River Basin Crude Oil Infrastructure Overview of Pony Express Source: Public filings Note: Refinery capacity is total capacity per day 1. Capacity of two 12-inch crude pipelines 2. Saddlehorn – Grand Mesa Pipeline is owned 62.5% by Saddlehorn Pipeline Company, LLC (40% by Magellan Midstream Partners LP, 40% by Plains All American Pipeline LP, and 20% by Anadarko Petroleum Corp.) and 37.5% by NGL Energy Partners, LP Hereford Lateral Capacity: N/A Origin / Destination: Hereford-to-Pawnee Miles: 30 Operator: Tallgrass Legend PXP Hereford Lateral Grand Mesa / Saddlehorn Jayhawk Kansas Pipeline System Keystone Platte Rocky Mountain Crude White Cliffs CHS McPherson CVR Coffeyville HollyFrontier Cheyenne HollyFrontier El Dorado HollyFrontier Tulsa Phillips 66 Borger Phillips 66 Ponca City Suncor Commerce City Valero McKee Pipelines Refineries PXP Capacity: 400 MBpd Origin / Destination: Guernsey-to-Cushing Miles: 705 Operator: Tallgrass Jayhawk Capacity: 140 MBpd Origin / Destination: Various Miles: 1,200 Operator: CHS Inc. Grand Mesa / Saddlehorn2 Capacity: 340 MBpd Origin / Destination: Platteville-to-Cushing Miles: 550 Operator: NGL Energy Partners Kansas / Oklahoma Gathering System Capacity: 560 MBpd Origin / Destination: Various Miles: 460 Operator: Energy Transfer Keystone Capacity: 590 MBpd Origin / Destination: Various Miles: 2,687 Operator: TC Energy Platte Capacity: 164 / 145 MBpd Origin / Destination: Casper-to-Guernsey / Guernsey-to-Wood River Miles: 933 Operator: Enbridge Inc. Rocky Mountain Crude Capacity: 280 MBpd Origin / Destination: Guernsey-to-Commerce City Miles: 54 Operator: Rocky Mountain Crude Oil LLC White Cliffs Capacity: 180 MBpd1 Origin / Destination: Platteville, CO-to- Cushing, OK Miles: 527 Operator: Energy Transfer 52.0 MBpd 98.0 MBpd 110.0 MBpd 135.0 MBpd 132.0 MBpd 220.0 MBpd 125.0 MBpd 200.0 MBpd 180.0 MBpd Guernsey Cushing 32
Preliminary Draft – Subject to Change DJ Basin / Powder River Basin Assets – Takeaway Supply / Demand DJ Basin / Powder River Basin Crude Oil Supply Versus Capacity (MBpd) Overview of Pony Express 33 — 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2016A 2017A 2018A 2019E 2020E 2021E 2022E 2023E 2024E 2025E Local Refineries White Cliffs Pony Express Pipeline Platte Grand Mesa Saddlehorn Saddlehorn Expansion Liberty Pipeline Crude Oil Supply Source: Wall Street research and public filings Note: Pony Express includes an additional 60 MBpd in 2019E from pumps and DRA resulting in total capacity of 420 MBpd 1. Assumes a build multiple of 7.0-8.0x, 80% EBITDA margin and 85% utilization on 350 MBpd 2. Assumes $4.2995 to $5.6745/Bbl pipeline tariff to Cushing, OK 3. Assumes $2.00 to $2.22/Bbl pipeline tariff from Guernsey, WY receipt point to various delivery points ending at Wood River, IL 4. Assumes $3.6903 to $4.5563/Bbl pipeline tariff to various delivery points ending at Cushing, OK 5. Assumes $2.00 to $5.48/Bbl pipeline tariff to Cushing, OK 6. Assumes $3.45 to $3.80/Bbl trucking cost to Suncor’s Commerce City Refinery 7. Crude Oil Supply includes volumes from in-basin production as well as volumes from pipelines terminating in the basin $2.00 to $2.22 to Wood River, IL3 $4.30 to $5.67 to Cushing, OK2 $3.69 to $4.56 to Cushing, OK4 $2.00 to $5.48 to Cushing, OK5 $4.30 to $5.67 to Cushing, OK2 $3.45 to $3.80 to Commerce City, CO6 7 $2.30 to $2.63 to Cushing, OK1

Preliminary Draft –
Subject to Change

Overview of Pony Express

Overview of Liberty Pipeline

Overview

- On November 9, 2018, Phillips 66 ("P66") and Bridger Pipeline LLC ("Bridger") announced a proposal to build Liberty Pipeline LLC ("Liberty"), a 24-inch, 350 MBpd crude oil transportation pipeline from the Rockies and Bakken regions to Cushing, OK
  - Concurrently, Liberty announced an open season for the proposed pipeline beginning November 12, 2018
- On June 10, 2019, P66 and Bridger announced the formation of a 50/50 joint venture to construct Liberty
  - Liberty shippers are expected to receive Gulf Coast connectivity via the P66 and Plains All American Red Oak Pipeline, which extends from Cushing, OK to Corpus Christi, Ingleside, Houston and Beaumont, TX
  - Liberty is underpinned with long-term shipper volume commitments
  - The anticipated project cost is approximately $1.6 billion (7.0x to 8.0x build multiple)
  - Initial service is expected by Q1 2021E
- On July 3, 2019, Liberty launched a supplemental open season seeking additional shipper commitments

Liberty Map


Nebraska
Kansas
Oklahoma
Texas
Legend
Hereford Lateral
Pony Express
Liberty

Source: Public filings and company website

EVERCORE
34
TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

Overview of Pony Express

Overview of Saddlehorn Expansion

Overview

- On July 1, 2019, Saddlehorn Pipeline Company, LLC, a 40/40/20 joint venture between Magellan Midstream Partners, L.P., Plains All American, L.P. ("Plains") and Western Gas Partners, LP ("Western"), announced the expansion of the Saddlehorn Pipeline ("Saddlehorn"), a 20-inch, 550-mile crude oil transportation pipeline from the DJ Basin and Powder River Basin to Cushing, OK and a new origin point in Ft. Laramie, WY by leasing capacity on third-party pipelines
  - In connection with the expansion, Saddlehorn launched an open season to solicit long-term volume commitments
  - The expansion would increase Saddlehorn's capacity by 60 MBpd (further expandable up to 100 MBpd of total new capacity), from 190 MBpd to 250 MBpd, through the addition of incremental pumps and storage capabilities with the higher capacity expected to be available in late 2020E
    - In the second half of 2019E, Saddlehorn expects approximately 124 MBpd of crude oil throughput, which is on pace to be 63.5% higher than 2018 throughput of approximately 75 MBpd

Saddlehorn Map


Ft. Laramie, WY
Nebraska
Kansas
Oklahoma
Legend
Hereford Lateral
Pony Express
Leased Third-Party Capacity
Saddlehorn

Source: Public filings and company website

EVERCORE
35
TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Pony Express

Pony Express – Operations Overview

Crude Quality	■ Bakken Light Sweet (BLS)	40° – 46° API	Sulfur <0.20%	Originates at Guernsey
	■ Niobrara (NIO)	34° – 42° API	Sulfur <0.42%	Originates at Guernsey and NECL
	■ Mixed Sweet (MXS)	30° – 38° API	Sulfur <0.50%	Originates at Guernsey
	■ Pony Express Light (PXL)	47° – 57° API	Sulfur <0.20%	Originates at Platteville, Buckingham and Guernsey
	■ Kansas Uplift (KSU)	28° – 35° API	Sulfur <0.80%	Originates at Natoma
Batch Size	■ 50,000 barrels minimum batch size			
Pony Express Mainline Capacity	■ Each segment can reach approximately 30% uplift with drag reducing agents ("DRA")			
Connectivity	■ Two 24-inch lines to the Southern Cushing Complex and direct connections to North Cushing Rose Rock and Blue Knight terminals			
	■ P66 Ponca City Refinery			
	■ Holly Frontier El Dorado Refinery			
	■ CHS McPherson Refinery			
Pump Stations	■ Spare unit at Guernsey for redundancy			
	■ Can optimize pump station utilization with DRA			
	■ Stations utilize three different motor types			
	▸ TGE has one spare of each type at all times			
Transport Time	■ 7 day Guernsey to Cushing: Common Stream and linefill allow for barrel in / barrel out deliveries			

Source: Public filings and company website

EVERCORE 36 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Pony Express

FERC Tariffs and Initial Contracts

- Pony Express' commercial operations are governed by two joint FERC tariffs and three local FERC tariffs

Joint Tariffs

Belle Fourche ("BFPL")

- Tariff Highlights
  - Shippers pay one joint rate which is split among tariff partners
  - Partners: Belle Fourche Pipeline Company / Bridger Pipeline, LLC
  - Receipt points in Williston Basin, Powder River Basin and Eighty-Eight Oil LLC ("88 Oil") Terminals
  - Batched transportation service
  - Quality requirements: <30 Kinematic Viscosity @ 100°F ("cSt"), 28–52° API, <=0.5% sulfur
- Contracts
  - 110,000 Bpd committed (50,000 Bpd expiring in October 2019)
  - Committed joint rates range from $3.93/Bbl to $8.56/Bbl
  - Most Favored Nation ("MFN") tied to walk-up rate filed with FERC (with 10% discount)

Hiland

- Tariff Highlights
  - Shippers pay one joint rate which is split among tariff partners
  - Partner: Double H Pipeline (Hiland)
  - Receipt points in Williston Basin and Baker, MT
  - Batched transportation service
  - Quality requirements: <30cSt, 28–52° API, <=0.5% sulfur
- Contracts
  - 51,000 Bpd committed and expires in March 2020
  - Committed joint rates range from $5.71/Bbl to $6.28/Bbl
  - MFN provisions tied to walk-up rate filed with FERC

Local Tariffs

Guernsey Local

- Tariff Highlights
  - Receipt points at Guernsey, Wyoming
  - Batched transportation service
  - Quality requirements: <30cSt, 28–52° API, <=0.5% sulfur
- Contracts
  - 55,000 Bpd committed
  - Committed rates range from $3.77/Bbl to $4.28/Bbl
  - MFN tied to walk-up rate filed with FERC

NECL[1]

- Tariff Highlights
  - Receipt points at Buckingham and Pawnee stations in northeast Colorado
  - Batched transportation service
  - Quality requirements: <30cSt, 28–42° API, <=0.2% sulfur
- Contracts
  - 95,900 Bpd committed
  - Committed rates range from $3.99/Bbl to $4.28/Bbl
  - No MFN provisions

Platteville[2]

- Tariff Highlights
  - Receipt points at Grasslands Terminal in northeast Colorado
  - Batched transportation service
  - Quality requirements: <30cSt, 28–57° API, <=0.2% sulfur
- Contracts
  - Committed rates through PXP Mainline range from $2.40/Bbl to $2.87/Bbl
  - Committed rates to Buckingham station range from $0.52/Bbl to $0.63/Bbl
  - No MFN provisions

Source: TGE management
1. Hereford Lateral volumes transported under NECL tariff
2. Includes Stanchion volumes classified under "Platteville Long Haul"

EVERCORE 37 TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

Overview of Pony Express

Throughput and Deficiency Agreement Summary – Pony Mainline

Carriers	Tallgrass Pony Express Pipeline, LLC
Term	■ Five years following in-service date with one-time renewal option to extend term for an additional five-year period. Shippers must notify of renewal not less than 210 days before the end of the initial five-year term
Committed Shipping Rate	■ Receives favorable rate treatment under a negotiated MFN clause ▸ BFPL – Shippers will pay the lesser of a negotiated rate or 90.0% of the FERC tariff ▸ Hiland – Shippers will pay the lesser of a negotiated rate or the FERC tariff
Monthly Throughput Commitment	■ Shipper commits to ship an agreed upon monthly minimum volume
Uncommitted Shipping Rate	■ Ship incremental volumes above the monthly minimum volume commitment at the committed shipping rate
Deficiency and Incremental Payment Account	■ Shippers maintain a deficiency payment account for all barrels paid for but not shipped ■ Incremental barrels above the monthly minimum volume commitment are paid according to committed shipping rate unless deficiency payment account holds a positive balance in which case the deficiency payment account is debited for the incremental barrel shipment ■ Incremental barrels accrue towards an incremental barrel account that can act as a credit against future deficiency payments

Source: TGE management

EVERCORE 38 TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

Overview of Pony Express

Throughput and Deficiency Agreement Summary – NECL

Carriers	Tallgrass Pony Express Pipeline, LLC
Term	■ Five years following in-service date with one-time renewal option to extend term for an additional five-year period. Shippers must notify of renewal not less than 210 days before the end of the initial five-year term
Committed Shipping Rate	■ Shippers will pay a negotiated rate
Monthly Throughput Commitment	■ Shipper commits to ship an agreed upon monthly minimum volume
Uncommitted Shipping Rate	■ Ship incremental volumes above the monthly minimum volume commitment at the committed shipping rate
Deficiency and Incremental Payment Account	■ Shippers maintain a deficiency payment account for all barrels paid for but not shipped ■ Incremental barrels above the monthly minimum volume commitment are paid according to committed shipping rate unless deficiency payment account holds a positive balance in which case the deficiency payment account is debited for the incremental barrel shipment ■ Incremental barrels accrue towards an incremental barrel account that can act as a credit against future deficiency payments

Source: TGE management

EVERCORE 39 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Pony Express

Crude Oil Transportation Financial Projections – Assumptions

- The Crude Oil Transportation Projections as provided by TGE management and utilized herein by Evercore, incorporate the following assumptions:
  - Crude Oil Transportation includes the following business segments: (i) PXP and (ii) PRG
    - Revenue per customer contracts and TGE management forecast
    - Pipeline loss allowance crude oil pricing of $60.00 per barrel
    - Gas expense of $7.5 million throughout the forecast period
    - Fixed operations and maintenance expenses of $19.8 million in 2020E increasing to $25.0 million in 2023E
    - Fixed general and administrative expense of $18.8 million in 2020E increasing to $23.1 million in 2023E
    - Terminal expenses of $37.3 million in 2020E increasing to $39.5 million in 2023E
    - Electricity and drag reducing agents costs of $45.4 million in 2020E increasing to $48.1 million in 2023E
    - Ad valorem taxes of $23.1 million in 2020E increasing to $24.0 million in 2023E
    - Maintenance capital expenditures of $4.4 million in 2020E increasing to $4.6 million in 2023E
    - Growth capital expenditures of $5.3 million in 2021E related to additional pump horsepower at PRG

Source: TGE management

EVERCORE 40 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Pony Express

Crude Oil Transportation Financial Projections

($ in millions)

- The following sets forth selected operating and financial projections for PX and PRG as provided by TGE management:

	For Years Ending December 31,			
Revenue	2020E	2021E	2022E	2023E
Transport Revenue	$363.0	$375.3	$389.0	$396.9
Plus: Pipeline Loss Allowance	13.2	13.1	13.1	13.1
Total Crude Oil Transportation Revenue	**$376.2**	**$388.4**	**$402.1**	**$410.0**
Operating Expenses				
Less: Gas Expense	($7.5)	($7.5)	($7.5)	($7.5)
Less: Fixed Operations and Maintenance Expense	(19.8)	(21.1)	(23.3)	(25.0)
Less: Fixed General and Administrative Expense	(18.8)	(19.7)	(21.4)	(23.1)
Less: Terminal Expenses	(37.3)	(38.0)	(38.8)	(39.5)
Less: Electricity and Drag Reducing Agents	(45.4)	(46.2)	(47.1)	(48.1)
Less: Ad Valorem Taxes	(23.1)	(23.5)	(23.9)	(24.0)
Crude Oil Transportation EBITDA	**$224.2**	**$232.4**	**$240.2**	**$242.7**
Less: Maintenance Capital Expenditures	(4.4)	(4.4)	(4.5)	(4.6)
Distributable Cash Flow	**$219.9**	**$227.9**	**$235.7**	**$238.1**
Less: Growth Capital Expenditures	--	(5.3)	--	--
Total Free Cash Flow	**$219.9**	**$222.6**	**$235.7**	**$238.1**

Source: TGE management

EVERCORE 41 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

B. Overview of Rockies Express

EVERCORE

Preliminary Draft – Subject to Change

Overview of Rockies Express

Rockies Express Pipeline, LLC

- TEP owns a 75.0% interest in REX via: (i) the acquisition of a 25.0% interest from Tallgrass Development for cash consideration of approximately $436 million in May 2016; (ii) the acquisition of an additional 24.99% interest from Tallgrass Development for cash consideration of $400 million in April 2017 and (iii) the acquisition of the remaining 25.01% from Tallgrass Development in February 2018 in exchange for TEGP units valued at approximately $400 million
  - REX is 25.0% owned by P66
- REX is an approximately 1,712-mile, 36-inch to 42-inch pipeline with bi-directional design capacity of 1.8 Bcfd West-to-East from Opal, WY, and Meeker, CO, to Clarington, OH, and 2.6 Bcfd East-to-West from Clarington, OH, to Audrain County, MO
- In July 2017, TEP received its proportionate distribution from REX from the receipt of a $150 million cash payment from Ultra Resources, Inc. as part of settlement for a $303 million breach of contract claim (also included new seven-year firm transport agreement)
- REX is operated by Tallgrass NatGas Operator, LLC ("Tallgrass NatGas"), a wholly owned subsidiary of TGE
- Tallgrass NatGas receives a management fee of 1.0% of the EBITDA from REX as compensation for its services

REX DCF Attributable to TGE ($MM)


Roll-off of original 10-year West-to-East contracts in November 2019
$502.4
$392.0
$465.0
$356.2
$357.2
$353.7
$352.1
2017A
2018A
2019E
2020E
2021E
2022E
2023E

REX Map


Wyoming
Opal
Wamsutter
Cheyenne
Meeker
Utah
Colorado
Nebraska
Kansas
Iowa
Missouri
Mexico
Illinois
Indiana
Lebanon
Ohio
Legend
REX
Cheyenne Connector
Cheyenne Hub
Compressor Station

Source: TGE investor presentations, Public filings

EVERCORE
42
TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Rockies Express

Rockies Express Pipeline, LLC (cont'd)

- REX was initially designed to transport natural gas from the Rockies to Midwest and Northeast markets
  - West-to-East throughput capacity of 1.8 Bcfd
  - Majority of original contracts were at rates of $0.98 per Dth to $1.07 per Dth[1] and expire Q4 2019E
- REX contracted Zone 3 for bi-directional flows with the first East-to-West volumes in June 2014 via the Seneca Lateral which allowed natural gas from the Appalachian Basin to access Midwest, Gulf Coast and Canadian markets
  - Initial Zone 3 East-to-West throughput capacity of 1.8 Bcfd
  - The East-to-West capacity was fully contracted with the majority of contracts having 15- to 20-year terms at rates of $0.35 per Dth to $0.55 per Dth
- REX contracted the Zone 3 Capacity Enhancement Project and completed in-service on January 6, 2017 with the incremental capacity being filled almost instantaneously
  - Added 0.8 Bcfd to Zone 3 East-to-West capacity for total East-to-West capacity of 2.6 Bcfd
  - Secured 15-year contracts for 0.8 Bcfd at a range of $0.45 to $0.61 per Dth

REX System Map



Legend
REX
Cheyenne Connector
Cheyenne Hub
Compressor Station
REX Zone 1 (Entegra)
REX Zone 2 (West)
REX Zone 3 (East)
REX Zone 3 (West)
Opal
Wamsutter
Cheyenne
Meeker
Mexico
Lebanon
Clarington

Source: TGE management, Public filings
1. Implied weighted average rate of Other West End Shippers

EVERCORE 43 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Rockies Express

Growth Projects – TGE's Cheyenne Connector and Hub

- In Q3 2017, TEP announced binding contracts with Anadarko Petroleum Corporation ("Anadarko") and DCP Midstream, LP ("DCP") for an incremental 600,000 Dthd to support the Cheyenne Hub Growth Project
  - The project consists of the Cheyenne Connector ("REX Cheyenne Connector"), a 70-mile, 36-inch natural gas transportation pipeline and the Cheyenne Hub ("REX Cheyenne Hub")
    - The project will facilitate natural gas transport from the DJ Basin to the Cheyenne Hub providing takeaway to markets on REX or other interconnected pipelines
  - Both projects received Environmental Assessments in December 2018 and the expected in-service date is Q1 2020E
  - Western Midstream Partners, LP ("Western Midstream Partners") and DCP each hold a one-time option to acquire a minority interest in the REX Cheyenne Connector prior to its in-service date
- On September 19, 2019, the FERC approved both projects and issued the necessary certificate of public convenience and necessity
  - TGE had substantially all of the materials for construction on site prior to FERC approval and expects the REX Cheyenne Connector to be in service in Q1 2020E

Cheyenne Connector and Hub Map



Legend
REX
Cheyenne Connector
Cheyenne Hub
Wyoming
Cheyenne
Colorado

Source: Public filings

EVERCORE 44 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Rockies Express

Historical and Projected Natural Gas Pricing – Zone 1 and 2

Natural Gas Price Forecast ($/MMBtu)


$5.00
$4.00
$3.00
$2.00
$1.00
$--
2019E
2020E
2021E
2022E
2023E
2024E
2025E
2026E
Henry Hub
REX West
Average Differential
2020E $0.41
2021E 0.40
2022E 0.38

Natural Gas Hubs


Opal
REX West
Cheyenne
Chicago
SoCal Citygate
SoCal Border

Overview of End Markets

	Average Pricing Over Year Ending December 31 as Percent of Henry Hub						
Hub	2019E	2020E	2021E	2022E	2023E	2024E	2025E
Cheyenne	81.4%	72.0%	72.6%	74.2%	76.1%	77.3%	78.1%
Chicago	100.6%	97.2%	96.0%	96.0%	96.6%	97.3%	97.4%
NW Opal Wyoming	95.6%	80.0%	79.9%	81.1%	82.0%	82.4%	82.9%
REX West	97.1%	82.4%	83.0%	84.4%	86.1%	86.9%	87.5%
SoCal Border	115.4%	98.8%	96.7%	98.2%	99.5%	100.4%	100.8%
SoCal Citygate	152.9%	129.6%	124.4%	127.5%	124.2%	122.3%	120.6%

Source: SNL

EVERCORE 45 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Rockies Express

Currently Effective REX Tariffs

FTS Reservation Charge ($/Dthd)

Maximum	Zone 1	Zone 2	Zone 3
from Zone 1	$0.2325	$0.7744	$1.6511
from Zone 2	0.7744	0.5419	1.4186
from Zone 3	1.6511	1.4186	0.8767

FTS Maximum Commodity Charge ($/Dth)

Maximum	Zone 1	Zone 2	Zone 3
from Zone 1	$0.0030	$0.0049	$0.0074
from Zone 2	0.0049	0.0019	0.0044
from Zone 3	0.0074	0.0044	0.0025

FTS Backhaul Reservation Charge ($/Dthd)

Maximum	Zone 1	Zone 2	Zone 3
from Zone 1	$0.1539	N/A	N/A
from Zone 2	0.5125	$0.3586	N/A
from Zone 3	1.0927	0.9388	$0.5802

FTS Minimum Commodity Charge ($/Dth)

Minimum	Zone 1	Zone 2	Zone 3
from Zone 1	$0.0030	$0.0049	$0.0074
from Zone 2	0.0049	0.0019	0.0044
from Zone 3	0.0074	0.0044	0.0025

FTS Fuel Charge (%/Dth)

	Zone 1	Zone 2	Zone 3
from Zone 1	0.30%	0.48%	0.72%
from Zone 2	--%	0.13%	0.37%
from Zone 3	0.19%	0.19%	0.19%

Source: FERC filings

EVERCORE 46 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Rockies Express

Overview – REX Competitive Landscape – Zone 1 and 2

REX Competitor Asset Map – Zone 1 and Zone 2



Montana
Idaho
Wyoming
South Dakota
Minnesota
Wisconsin
Iowa
Nebraska
Illinois
Utah
Colorado
Kansas
Missouri
Oklahoma
Texas
Arkansas
Legend
Cheyenne Connector
Hereford Lateral
Bluestem
Elk Creek
Keystone XL
Liberty Pipeline
Saddlehorn Extension
Seahorse
PXP
REX
TIGT
Trailblazer
Cheyenne Plains
Colorado Interstate
Grand Mesa / Saddlehorn
Kern River
Natural Gas Pipeline of America
Northwest
PEPL
Questar
Ruby
Southern Star
TETCO
Trans-Colorado
Wyoming Interstate

EVERCORE 47 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Rockies Express

Overview – REX Competitive Landscape – Zone 1 and 2 (cont'd)

REX Competitors

Pipeline	Capacity (Dthd)	Throughput (Dthd) 3Q '19	Capacity Utilization 3Q '19	Maximum FT Rate ($/Dthd)	Owner
Rockies Express Pipeline LLC	**4,400,000**	**4,474,605**	**101.7%**	**$0.2325 - $1.6511**	**Tallgrass Energy, LP / Phillips 66**
Cheyenne Plains Gas Pipeline	820,000	565,942	69.0%	$0.35153	Kinder Morgan, Inc.
Colorado Interstate Gas Company	4,099,000	3,659,285	89.3%	0.29620	Kinder Morgan, Inc.
Kern River Gas Transmission Company	2,445,000	2,093,086	85.6%	0.47340	Berkshire Hathaway Inc.
Northwest Pipeline Company	3,900,000	1,698,693	43.6%	0.39033	Williams Partners L.P.
Questar Pipeline Company	2,530,000	1,220,525	48.2%	0.17385	Dominion Midstream Partners, LP
Ruby Pipeline	1,500,000	771,930	51.5%	1.13696	Kinder Morgan, Inc. / Veresen Inc.
Southern Star Central Gas Pipeline Inc.	1,270,000	1,257,592	99.0%	0.20540	GE Energy Financial Services / Caisse de dépôt et placement du Québec
Tallgrass Interstate Gas Transmission, LLC	1,900,000	693,443	36.5%	0.58000	Tallgrass Energy Partners, LP
Trailblazer Pipeline Company, LLC	902,000	1,011,782	112.2%	0.13632	Tallgrass Energy Partners, LP
TransColorado Gas Transmission	692,000	224,317	32.4%	0.30639	Kinder Morgan, Inc.
Wyoming Interstate Company, L.L.C.	2,736,000	2,603,268	95.1%	0.07928	Kinder Morgan, Inc.

Source: FERC filings, SNL and company presentations

EVERCORE 48 TALLGRASS ENERGY

Preliminary Draft – Subject to Change $0.13 $0.38 ($0.20) $— $0.20 $0.40 $0.60 $0.80 $1.00 10/18/14 10/17/16 10/18/18 10/17/20 10/18/22 10/17/24 10/18/26 REX West to Chicago, IL Differential Average (Historical 5 Years) Average (Projected 7 Years) Current REX/MGT Stacked Rate $0.45 Overview of Rockies Express West-to-East Volume Considerations Summary MGT Tariff Information REX West1 to Chicago, IL – Historical and Projected Differentials Receipt and Delivery Receipt: Scotland REX Delivery: Chicago, IL Firm Transportation – Base Rates Maximum Minimum Reservation ($ per Dthd) $0.0632 $— Commodity ($ per Dth) 0.0009 0.0009 ï® REX West-to-East recontracting assumes that 1.2 MMDthd will remain contracted at a rate of approximately $0.25 per Dth upon expiration of currently contracted volumes ï,„ Encana Corporation (“Encana”) contracted 506.0 MDthd at $0.794 per Dth rate through Q1 2024E ï,„ Ultra contracted 200.0 MDthd at $0.367 per Dth rate through 2026E ï® TGE management has indicated that Chicago, IL will remain a key market for these shippers which can be accessed by REX via Midwestern Gas Transmission Pipeline (“MGT”) ï® Over the previous five years, the REX West to Chicago, IL differential has averaged $0.13 per Dth, a $0.25 discount to the forward curve average of $0.38 per Dth over the next seven years ï® Based on the REX recontracted rate from Zone 1 to Zone 2 and the current MGT market rate, transportation costs on REX via MGT total approximately $0.45 per Dth 49 Transportation Cost ($ per Dth) REX Recontracted Tariff (Zone 1 to Zone 2) $0.35 $0.35 Plus: Current MGT Base Tariff2 0.06 0.103 Transportation Cost to Chicago, IL $0.41 $0.45 Source: FERC filings, Company presentations, SNL 1. Historical based on Opal, WY prices 2. Receipt: Scotland REX, Delivery: Chicago, IL 3. Represents approximate market rate per TGE management
Preliminary Draft –Subject to Change Overview of Rockies Express West-to-East Volume Considerations (cont’d) ï® Over the previous five years, the Cheyenne, WY to Chicago, IL differential has averaged $0.30 per Dth; however, the forward curve suggests an increase to an average of $0.55 per Dth over the next seven years versus the REX recontracted rate from Zone 1 to Zone 2 and the current MGT market rate totaling approximately $0.45 per Dth Cheyenne, WY to Chicago, IL – Historical and Projected Differentials Transportation Cost ($ per Dth) $1.00 REX Recontracted Tariff (Zone 1 to Zone 2) $0.35 $0.35 Plus: Current MGT Base Tariff1 0.06 0.102 $0.80 Transportation Cost to Chicago, IL $0.41 $0.45 $0.60 $0.55 $0.40 $0.30 $0.20 $0.45 $— ($0.20) 10/18/14 10/17/16 10/18/18 10/17/20 10/18/22 10/17/24 10/18/26 Cheyenne, WY to Chicago, IL Differential Average (Historical 5 Years) Average (Projected 7 Years) Current REX/MGT Stacked Rate Source: FERC filings, Company presentations, SNL 1. Receipt: Scotland REX, Delivery: Chicago, IL 2. Represents approximate market rate per TGE management 50

Preliminary Draft – Subject to Change Overview of Rockies Express Overview – REX Competitive Landscape – Appalachia REX Competitor Asset Map – Zone 3 Legend Atlantic Coast Mariner East 2X Mountain Valley REX ANR Pipeline Columbia Gas Transmission Dominion Energy Transfer Natural Gas Pipeline of America PEPL Southern Star TETCO Tennessee Gas Pipeline Texas Gas Transco 51
Preliminary Draft – Subject to Change ï® Pipeline takeaway capacity from the Marcellus / Utica has historically been constrained, resulting in large gas price differentials that have negatively impacted drilling economics, particularly in the summer months ï® However, given the slowdown in drilling activity as a result of the decline in wet gas drilling economics and the large number of completed and in-process pipeline expansion and newbuild projects, pipeline capacity has overtaken supply and Wall Street research projects planned pipelines will create excess takeaway capacity from the Marcellus / Utica Overview of Rockies Express Appalachia Basin Production and Pipeline Takeaway Capacity Source: Wall Street research Forecast Production and Pipeline Capacity Pipeline Projects in Development In-Service Capacity Operator Market Date (Bcfd) Pipelines Under Construction PennEast Pipeline UGI East Q1 2021 1,100 Mountain Valley EQM Southeast Q1 2021 2,000 Atlantic Coast D Southeast Q4 2021 1,500 Empire North Project NFG Canada Q4 2020 205 NFG Northern Access 2016—PA to NY NFG East Q3 2022 490 Total Pipelines Under Construction 5,295 Potential Newbuild Pipelines Constitution WMB East Q4 2020 650 Total Potential Newbuild Pipelines 650 Total Under Construction + Potential Capacity 5,945 52 20,000 25,000 30,000 35,000 40,000 45,000 50,000 2016A 2017A 2018A 2019E 2020E 2021E 2022E 2023E 2024E 2025E Natural Gas Production and Takeaway Capacity (MMcfd) Pre-2019 (Incl. Rockies Express) Local Demand Rover Tennessee Gas Pipeline Company Columbia Pipeline Group Texas Eastern Transmission Co. Transcontinental Gas Pipeline Co. PennEast Pipeline Mountain Valley Atlantic Coast Empire North Project NFG Northern Access 2016—PA to NY Constitution Marcellus-Utica Natural Gas Production

Preliminary Draft – Subject to Change Average Pricing Over Year Ending December 31 as Percent of Henry Hub Hub 2019E 2020E 2021E 2022E 2023E 2024E 2025E Chicago 100.6% 97.2% 96.0% 96.0% 96.6% 97.3% 97.4% Dawn 101.2% 97.3% 95.6% 95.8% 96.1% 96.4% 96.7% Dominion South 81.8% 81.8% 80.8% 79.3% 77.0% 77.5% 77.7% Gulf Coast1 95.9% 95.8% 96.6% 96.9% 97.1% 97.3% 97.5% Lebanon 81.7% 81.4% 81.6% 79.5% 79.2% 78.6% 79.0% MichCon 92.7% 92.0% 92.2% 92.7% 93.6% 94.6% 95.8% TCO Pool 85.4% 85.2% 85.3% 83.1% 82.7% 82.1% 82.4% TETCO Market Zone 3 134.9% 121.2% 111.7% 107.2% 104.1% 100.8% 101.2% Average Differential 2020E $0.44 2021E 0.46 2022E 0.51 $— $1.00 $2.00 $3.00 $4.00 $5.00 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E Henry Hub Dominion South Overview of Rockies Express Rockies and Appalachian Basin Natural Gas Transportation Market Dynamics Natural Gas Price Forecast ($/MMBtu) Natural Gas Hubs Overview of End Markets Source: SNL 1. Gulf Coast pricing consists of an average of TETCO ELA, TETCO WLA, ANR – LA and Trunkline LA Chicago MichCon Dawn REX East TCO Pool Dominion TETCO Market Zone 3 Lebanon Henry Hub TETCO WLA ANR LA TETCO ELA 53
Preliminary Draft –Subject to Change Overview of Rockies Express East-to-West Volume Considerations ï® REX East-to-West capacity is nearly fully contracted including the Zone 3 Capacity Expansion Project ï® The forward curve suggests a Dominion South-to-Panhandle Eastern Pipeline differential of $0.10 per Dth and a Dominion South-to-Chicago, IL, differential of $0.47 per Dth over the next seven years versus a REX Zone 3 East-to-West recontracting assumption of $0.19 to $0.23 per Dth to Panhandle Eastern Pipeline and an East-to-West recontracting assumption of $0.19 to $0.23 per Dth plus $0.10 per Dth MGT tariff to Chicago, respectively Dominion South to Panhandle Eastern Pipeline – Historical and Projected Differentials $1.20 Transportation Cost ($ per Dth) East-to-West Assumed Recontracting Rate $0.19—$0.23 $0.90 $0.60 $0.19 $0.30 $0.16 $— $0.10 ($0.30) ($0.60) 10/18/14 10/17/16 10/18/18 10/17/20 10/18/22 10/17/24 10/18/26 Dominion South to Panhandle Eastern Pipeline Differential Average (Historical 3 Years) Average (Projected 7 Years) Projected REX Rate Dominion South to Chicago, IL – Historical and Projected Differentials $1.40 Transportation Cost ($ per Dth) $1.20 East-to-West Assumed Recontracting Rate $0.19 $0.19 $0.23 $0.23 Plus: Current MGT Base Tariff 1 0.06 0.102 0.06 0.102 $1.00 Transportation Cost to Chicago, IL $0.25 $0.29 $0.29 $0.33 $0.80 $0.60 $0.40 $0.52 $0.47 $0.20 $0.29 $--10/18/14 10/17/16 10/18/18 10/17/20 10/18/22 10/17/24 10/18/26 Dominion South to Chicago, IL Differential Average (Historical 3 Years) Average (Projected 7 Years) Projected REX/MGT Stacked Rate Source: FERC filings, SNL 1. Receipt: Scotland REX, Delivery: Chicago, IL 2. Represents approximate market rate per TGE management 54

Preliminary Draft – Subject to Change

Overview of Rockies Express

Contract Summary

Shipper	Contract Summary: Average Remaining Term (Years)[1]	Active Contracts	Firm Transportation (Dthd)	Percent of Total (Dthd)	Corporate Credit Rating: Moody's	S&P
Equitable Energy, L.L.C.[2]	14.8	7	900,000	*17.6%*	Baa3	BBB-
Encana Marketing (USA) Inc.	13.5	2	706,000	*13.8%*	Ba1	BBB
Antero Resources Corp.	20.6	1	600,000	*11.7%*	Ba2	BB
Ascent Resources - Utica, LLC	18.8	2	600,000	*11.7%*	B1	B+
ConocoPhillips Co.	9.4	3	445,000	*8.7%*	A3	A
Gulfport Energy Corp.	19.2	3	325,000	*6.3%*	Ba3	B+
BP Energy Co.	5.9	3	205,000	*4.0%*	A1	A-
Ultra Petroleum Corporation[3]	7.0	1	200,000	*3.9%*	N/A	CCC+
Jay-Bee Production Company	15.1	1	150,000	*2.9%*	N/A	N/A
Occidental Energy Mrkg Inc	6.1	2	140,000	*2.7%*	Baa3	BBB
ARM Energy	3.0	3	125,000	*2.4%*	N/A	N/A
Triad Hunter LLC[4]	12.0	3	100,000	*2.0%*	B2	B-
EOG Resources Inc.	10.4	3	93,000	*1.8%*	A3	A-
Louis Dreyfus Energy Services	0.6	2	70,000	*1.4%*	N/A	N/A
Indiana Gas Co.[5]	15.0	1	60,000	*1.2%*	Baa2	BBB+
Marathon Oil Co.	7.0	2	52,000	*1.0%*	Baa3	BBB
Other	5.3	14	349,300	*6.8%*		
Rockies Express Pipeline Total	**13.4**	**53**	**5,120,300**	***100.0%***		

Selected Credit Analysis Companies

Source: FactSet and SNL
Note: As of October 18, 2019
1. Weighted by Firm Transportation (Dthd)
2. Subsidiary of EQT Corporation. Reflects parent credit rating
3. Contract with Ultra Petroleum Corporation begins December 1, 2019
4. Subsidiary of Montage Resources Corporation. Reflects parent credit rating
5. Subsidiary of Centerpoint Energy, Inc. Reflects parent credit rating

EVERCORE 55 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Rockies Express

Ascent

Shipper Overview

- Ascent Resources – Utica, LLC ("Ascent" or "ARU") operates approximately 350,000 net leasehold acres in the Utica Shale in Eastern Ohio
- Ascent had approximately 7,600 Bcfe of proved reserves as of December 31, 2018

Rockies Express Pipeline Firm Transportation Agreements

Average Remaining Term[1]	18.8 years
Active Contracts	Two
Total Daily Transportation	600,000 Dth

	Moody's	S&P
Corporate	B1	B+
Outlook	Positive	Negative

S&P Commentary: September 4, 2019

- "The negative outlook on ARU reflects weak industry fundamentals and poor investor sentiment at a time when ARU has more than $1 billion of debt outstanding on its reserve-based lending facility due December 2021 and $975 million of debt maturing in 2022."
- "We could lower the ratings if the company were not able to extend its debt maturities or if FFO to debt approached 20% for a sustained period…"

Ascent Debt Prices


120.00
110.00
100.00
90.00
80.00
70.00
60.00
99.25
81.75
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jul-19
Aug-19
Sep-19
Oct-19
$975 MM 10.000% Senior Unsecured Notes due 2022
$600 MM 7.000% Senior Unsecured Notes due 2026

Ascent Acreage Map


Ohio
Indiana
Legend
Rockies Express
Ascent Acreage

Source: FactSet, Moody's, S&P, SNL and company filings
Note: Market data as of October 18, 2019
1. Weighted by firm transportation volume (Dthd)

EVERCORE 56 TALLGRASS ENERGY

Preliminary Draft –Subject to Change Overview of Rockies Express Gulfport Shipper Overview Moody’s S&P ï® Gulfport Energy Corporation (“Gulfport”) operates Corporate Ba3 B+ approximately 241,000 gross acres in the Utica Shale in Eastern Ohio with production of 1.05 Bcfed through 1H Outlook Stable Stable 2019ï® Actively looking to divest non-core assets and currently running sell-side process for SCOOP water infrastructure S&P Commentary: August 20, 2019 assetsï® “We are downgrading Gulfport to ‘B+’ from ‘BB-’…reflects Rockies Express Pipeline Firm Transportation Agreements weaker-than-anticipated financial measures due to the decline in Henry Hub natural gas price realizations…” Average Remaining 19.2 yearsï® “We could lower the rating if we expect FFO to debt to Term1 average below 20% with no clear path to improvement.” Active Contracts Threeï® “We could raise the rating if the company increases its proved developed reserves and production to levels more Total Daily comparable with higher-rated peers…” 325,000 Dth Transportation Gulfport Debt Prices Gulfport Acreage Map 100.00 95.00 90.00 85.00 80.00 75.00 75.75 70.00 66.00 65.00 65.00 64.00 60.00 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jul-19 Aug-19 Sep-19 Oct-19 $350 MM 6.625% Senior Unsecured $630 MM 6.000% Senior Unsecured Legend Notes due 2023 Notes due 2024 $577 MM 6.375% Senior Unsecured $398 MM 6.375% Senior Unsecured Rockies Express Notes due 2025 Notes due 2026 Gulfport Acreage Source: FactSet, Moody’s, S&P, SNL and company filings Note: Market data as of October 18, 2019 1. Weighted by firm transportation volume (Dthd) 57
Preliminary Draft –Subject to Change Overview of Rockies Express Ultra Shipper Overview Moody’s S&P ï® Ultra Petroleum Corporation (“Ultra”) operates Corporate N/A CCC+ approximately 69,000 net acres in and around the Pinedale and Jonah fields in Southwest Wyoming Outlook N/A Negative S&P Commentary: March 21, 2019 Rockies Express Pipeline Firm Transportation Agreements Average Remaining Seven-year term beginningï® “We raised our issuer credit rating on Ultra Petroleum to Term1 December 1, 2019 ‘CCC+’ from ‘SD’ (selective default).”ï,„ “Ultra has completed several debt exchanges below Active Contracts One par whereby it exchanged portions of its unsecured notes due 2022 and 2025 for new second-lien notes due 2024.” Total Daily 200,000 Dthï® “The negative rating outlook reflects our view that Ultra Transportation remains in a vulnerable state and will be dependent on favorable business and financial conditions to meet its Ultra Debt Prices financial commitments.” 100.00 Ultra Acreage Map 80.00 60.00 40.00 20.00 13.00 8.63 — 7.00 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jul-19 Aug-19 Sep-19 Oct-19 $150 MM 6.875% Senior Unsecured $578 MM 9.000% Cash / 2.000% PIK Senior Notes due 2022 Secured 2L Notes due 2024 Legend $225 MM 7.125% Senior Unsecured Rockies Express Notes due 2025 Ultra Acreage Source: FactSet, Moody’s, S&P, SNL and company filings Note: Market data as of October 18, 2019 58

Preliminary Draft –Subject to Change Overview of Rockies Express Montage / Triad Shipper Overview Moody’s S&P ï® Triad Hunter LLC (“Triad”) is a subsidiary of Montage Corporate B2 B-Resources Corporation (“Montage”), which owns approximately 218,000 net undeveloped acres in the Utica Outlook Stable NA Shale and Marcellus Shale ï® Montage had approximately 2,700 Bcfe of proved reserves S&P Commentary: April 4, 2019 as of December 31, 2018 and 2Q 2019 production of 535.5 MMcfed (80.3% natural gas)ï® “Our assessment of Montage’s business risk profile primarily reflects the relatively small size and scale of its Rockies Express Pipeline Firm Transportation Agreements proved reserves and its high exposure to natural gas, Average Remaining which we view less favorably than oil due to its lower price 12.0 years Term1 on an energy equivalent basis.” ï® “We could lower the rating if we expected liquidity to Active Contracts Three deteriorate or believed that FFO to debt would fall and Total Daily remain below 20%...” 100,000 Dth Transportation Montage Debt Prices Montage Acreage Map 120.00 110.00 100.00 90.00 80.00 75.99 70.00 60.00 Legend Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jul-19 Aug-19 Sep-19 Oct-19 $510 MM 8.875% Senior Unsecured Rockies Express Notes due 2023 Montage Acreage Source: FactSet, Moody’s, S&P, SNL and company filings Note: Market data as of October 18, 2019 1. Weighted by firm transportation volume (Dthd) 59
Preliminary Draft –Subject to Change Overview of Rockies Express EdgeMarc – Bankruptcy Case Study Overview of the Situation EdgeMarc Operating Area Map ï® EdgeMarc Energy Holdings, LLC (“EdgeMarc”) is a private E&P with assets in the Marcellus Shale of Southwest Appalachiaï,„ EdgeMarc was also a contracted shipper on Energy Transfer LP’s (“Energy Transfer”) Revolution Pipeline (“Revolution”), among others ï,„ In 2017, EdgeMarc signed a firm transportation agreement with Rockies Express for 50.0 MDthd that was set to expire in December 2031ï® On September 10, 2018, an explosion occurred on Revolution near Beaver County, PA ï,„ The explosion forced Energy Transfer to shut-in natural gas producing wells contracted on Revolution, including EdgeMarc’s ï,„ Shut-in production from EdgeMarc’s Butler County acreage, combined with firm transport commitments to long-haul pipelines including Rockies Express, constrained EdgeMarc’s ability to generate cash flow Legend ï® EdgeMarc filed for Chapter 11 bankruptcy on May 15, Gas Plant 2019 and submitted first day motions to reject its Blue Racer transportation obligations on numerous pipelines Energy Transferï® EdgeMarc is liquidating its assets through a court- Eureka Pipeline ATEX Pipeline supervised §363 sale process Burgettstown Lateralï® On June 14, 2019, the bankruptcy court approved Dominion EdgeMarc’s request to terminate four firm transportation Mariner East Mariner West agreements, including the agreement with Rockies Rockies Express Express Rover Pipeline ï® On August 28, 2019, the bankruptcy court approved EdgeMarc Acreage EdgeMarc’s sale of natural gas assets in Washington County and Monroe County in Ohio for $50 million Source: Debtwire and company website 60

Preliminary Draft –
Subject to Change

Overview of Rockies Express

REX Financial Projections – Assumptions

- The REX Financial Projections as provided by TGE management and utilized herein by Evercore incorporate the following assumptions:
  - Contracted volumes and rates based on current and proposed customer contracts which include the following categories: (i) West-to-East and (ii) East-to-West
  - West-to-East revenue includes the following assumptions:
    - Contracted West-to-East transport volume totaling 944 MDthd at a weighted average tariff of $0.5595/Dth
    - Cheyenne Hub contracts totaling 600 MDthd at a weighted average tariff of $0.0410/Dth
    - Three five-month seasonal contracts with CenterPoint Energy, Inc. for 60 MDthd each year at a $0.4000/Dth tariff
    - Zone 1 short-haul transportation contracts totaling 80 MDthd at a weighted average tariff of $0.050/Dth
    - Other contracted shippers transport volume totaling 133 MDthd at a $0.2928/Dth tariff
  - East-to-West revenue includes the following assumptions:
    - Contracted East-to-West transport volume totaling 1,200 MDthd at a weighted average tariff of $0.5000/Dth
    - Contracted capacity enhancement projects totaling 750 MDthd at a weighted average tariff of $0.5028/Dth
    - Additional contracted capacity enhancement projects of 97 MDthd in 2020E at a weighted average tariff of $0.2913/Dth
    - Three successive Antero Resources East-to-West contracts averaging from 400 to 600 MDthd at a $0.4167/Dth to $0.4500/Dth tariff beginning October 1, 2019 and ending January 19, 2035
  - Other revenue of $9.3 million in 2020E increasing to $9.9 million in 2023E
  - Operating leases of $29.1 million annually from 2020E through 2023E
  - Operating and maintenance expenses of $31.6 million in 2020E increasing to $33.5 million in 2023E
  - General and administrative expenses of $22.7 million annually from 2020E through 2023E
  - Tallgrass NatGas management fees of 1.0% of EBITDA before management fee decreasing from $6.1 million in 2020E and 2021E to $6.0 million in 2022E and 2023E
  - Ad valorem taxes of $85.9 million annually from 2020E through 2023E
  - Interest expense of $118.5 million annually from 2020E through 2023E
  - Maintenance capital expenditures of $15.9 million in 2020E increasing to $16.9 million in 2023E
  - Growth capital expenditures of approximately $40.0 million in 2020E related to additional compression horsepower at Cheyenne Hub

Source: TGE management

EVERCORE 61 TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

Overview of Rockies Express

REX Financial Projections – West-to-East Volumes (MDthd)

	For the Years Ending December 31,			
	2020E	2021E	2022E	2023E
Contracted West-to-East Transport Volumes (MDthd)				
Encana Corporation	506	506	506	506
Ultra Petroleum Corporation	200	200	200	200
CenterPoint Energy, Inc.	15	--	--	--
CenterPoint Energy, Inc.	10	15	--	--
CenterPoint Energy, Inc.	--	10	15	--
Zone 1 Shorthaul Transport	80	80	80	80
Other Contracted Shippers	133	133	133	133
Subtotal	**944**	**944**	**934**	**919**
Cheyenne Hub				
Occidental Petroleum Corporation	300	300	300	300
DCP Midstream, LP	300	300	300	300
Subtotal	**600**	**600**	**600**	**600**

Source: TGE management

EVERCORE 62 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Rockies Express

REX Financial Projections – East-to-West Volumes (MDthd)

	For the Years Ending December 31,			
	2020E	2021E	2022E	2023E
Contracted East-to-West Transport Volumes (MDthd)				
Ascent Resources – Utica, LLC	450	450	450	450
EQT Corporation	475	475	475	475
Gulfport Energy Corporation	275	275	275	275
Subtotal	**1,200**	**1,200**	**1,200**	**1,200**
Contracted Capacity Enhancement Project				
EQT Corporation	250	250	250	250
Ascent Resources – Utica, LLC	150	150	150	150
Jay-Bee Production Company	150	150	150	150
CenterPoint Energy, Inc.	60	60	60	60
Gulfport Energy Corporation	50	50	50	50
Triad Hunter LLC	50	50	50	50
Citizens Resources LLC	20	20	20	20
Spire Inc.	20	20	20	20
Subtotal	**750**	**750**	**750**	**750**
Additional Contracted Capacity Enhancement Project				
Equinor ASA	12	--	--	--
Columbia Gas of Ohio	35	35	35	9
Triad Hunter LLC	50	50	50	50
Subtotal	**97**	**85**	**85**	**59**
Antero Resources Corporation	600	449	--	--
Antero Resources Corporation	--	100	400	400
Antero Resources Corporation	--	--	--	--
Subtotal	**600**	**548**	**400**	**400**

Source: TGE management

EVERCORE 63 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Rockies Express

REX Financial Projections – West-to-East Rates ($/Dth)

	For the Years Ending December 31,			
	2020E	2021E	2022E	2023E
Contracted West-to-East Transport Rates ($/Dth)				
Encana Corporation	$0.79	$0.79	$0.79	$0.79
Ultra Petroleum Corporation	0.37	0.37	0.37	0.37
CenterPoint Energy, Inc.	$0.40	$0.40	$0.40	$0.40
CenterPoint Energy, Inc.	0.40	0.40	0.40	0.40
CenterPoint Energy, Inc.	0.40	0.40	0.40	0.40
Zone 1 Shorthaul Transport	0.05	0.05	0.05	0.05
Other Contracted Shippers	0.29	0.29	0.29	0.29
Cheyenne Hub				
Occidental Petroleum Corporation	$0.04	$0.04	$0.04	$0.04
DCP Midstream, LP	0.04	0.04	0.04	0.04

Source: TGE management

EVERCORE 64 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Rockies Express

REX Financial Projections – East-to-West Rates ($/Dth)

	For the Years Ending December 31,			
	2020E	2021E	2022E	2023E
Contracted East-to-West Transport Rates ($/Dth)				
Ascent Resources – Utica, LLC	$0.50	$0.50	$0.50	$0.50
EQT Corporation	0.50	0.50	0.50	0.50
Gulfport Energy Corporation	0.50	0.50	0.50	0.50
Contracted Capacity Enhancement Project				
EQT Corporation	$0.49	$0.49	$0.49	$0.49
Ascent Resources – Utica, LLC	0.55	0.55	0.55	0.55
Jay-Bee Production Company	0.45	0.45	0.45	0.45
CenterPoint Energy, Inc.	0.58	0.58	0.58	0.58
Gulfport Energy Corporation	0.47	0.47	0.47	0.47
Triad Hunter LLC	0.47	0.47	0.47	0.47
Citizens Resources LLC	0.55	0.55	0.55	0.55
Spire Inc.	0.61	0.61	0.61	0.61
Additional Contracted Capacity Enhancement Project				
Equinor ASA	$0.23	$0.23	$0.23	$0.23
Columbia Gas of Ohio	0.30	0.30	0.30	0.30
Triad Hunter LLC	0.30	0.30	0.30	0.30
Antero Resources Corporation	$0.42	$0.42	$0.42	$0.42
Antero Resources Corporation	0.45	0.45	0.45	0.45
Antero Resources Corporation	0.45	0.45	0.45	0.45

Source: TGE management

EVERCORE 65 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Overview of Rockies Express

REX Financial Projections – West-to-East Contracted Revenue

($ in millions)

	For the Years Ending December 31,			
	2020E	2021E	2022E	2023E
Contracted West-to-East Transport Revenue				
Encana Corporation	$147.0	$146.6	$146.6	$146.6
Ultra Petroleum Corporation	26.9	26.8	26.8	26.8
CenterPoint Energy, Inc.	$2.2	$--	$--	$--
CenterPoint Energy, Inc.	1.4	2.2	--	--
CenterPoint Energy, Inc.	--	1.4	2.2	--
Zone 1 Shorthaul Transport	$1.5	$1.5	$1.5	$1.5
Other Contracted Shippers	$14.3	$14.2	$14.2	$14.2
Subtotal	**$193.3**	**$192.7**	**$191.3**	**$189.1**
Cheyenne Hub				
Occidental Petroleum Corporation	$4.5	$4.5	$4.5	$4.5
DCP Midstream, LP	4.5	4.5	4.5	4.5
Subtotal	**$9.0**	**$9.0**	**$9.0**	**$9.0**
Contracted West-to-East Revenue Excluding Cheyenne Hub	**$193.3**	**$192.7**	**$191.3**	**$189.1**
Contracted West-to-East Transport Revenue	**$202.3**	**$201.7**	**$200.3**	**$198.1**

Source: TGE management

EVERCORE 66 TALLGRASS ENERGY

Preliminary Draft –Subject to Change Overview of Rockies Express REX Financial Projections – East-to-West Contracted Revenue ($ in millions) For the Years Ending December 31, 2020E 2021E 2022E 2023E Contracted East-to-West Transport Revenue Ascent Resources – Utica, LLC $82.4 $82.1 $82.1 $82.1 EQT Corporation 86.9 86.7 86.7 86.7 Gulfport Energy Corporation 50.3 50.2 50.2 50.2 Subtotal $219.6 $219.0 $219.0 $219.0 Contracted Capacity Enhancement Project EQT Corporation $44.7 $44.5 $44.5 $44.5 Ascent Resources – Utica, LLC 30.2 30.1 30.1 30.1 Jay-Bee Production Company 24.7 24.6 24.6 24.6 CenterPoint Energy, Inc. 12.7 12.7 12.7 12.7 Gulfport Energy Corporation 8.6 8.6 8.6 8.6 Triad Hunter LLC 8.7 8.7 8.7 8.7 Citizens Resources LLC 4.0 4.0 4.0 4.0 Spire Inc. 4.4 4.4 4.4 4.4 Subtotal $138.0 $137.6 $137.6 $137.6 Additional Contracted Capacity Enhancement Project Equinor ASA $1.0 $— $— $—Columbia Gas of Ohio 3.8 3.8 3.8 0.9 Triad Hunter LLC 5.5 5.5 5.5 5.5 Subtotal $10.3 $9.3 $9.3 $6.4 Antero Resources Corporation $91.5 $68.2 $— $—Antero Resources Corporation — 16.4 65.7 65.7 Antero Resources Corporation -———- Subtotal $91.5 $84.6 $65.7 $65.7 Base East-to-West Transport Revenue $459.4 $450.6 $431.6 $428.8 Total Contracted Revenue $661.7 $652.3 $631.9 $626.9 Source: TGE management 67
Preliminary Draft –Subject to Change Overview of Rockies Express REX Financial Projections – Proposed and Expected Revenue ($ in millions) For the Years Ending December 31, 2020E 2021E 2022E 2023E Proposed and Expected West-to-East Transport Proposed and Expected Volumes (MDthd) 736.2 736.3 746.2 761.0 Proposed and Expected Rate ($/Dth) $0.35 $0.35 $0.35 $0.35 Proposed and Expected Revenue $94.4 $94.9 $96.3 $98.5 East-to-West Transport Proposed and Expected Volumes (MDthd) 153.4 216.5 365.0 391.4 Proposed and Expected Rate ($/Dth) $0.19 $0.22 $0.23 $0.22 Proposed and Expected Revenue $10.7 $17.5 $30.5 $32.0 Total REX Revenue West-to-East Transport Contracted West-to-East Revenue Excluding Cheyenne Hub $193.3 $192.7 $191.3 $189.1 Proposed and Expected Revenue 94.4 94.9 96.3 98.5 Contracted Cheyenne Hub Revenue 9.0 9.0 9.0 9.0 Other—Cheyenne Hub 0.5 4.7 6.8 6.8 Total West-to-East Transport Revenue $297.1 $301.3 $303.4 $303.4 East-to-West Transport Contracted East-to-West Revenue $459.4 $450.6 $431.6 $428.8 Proposed and Expected Revenue 10.7 17.5 30.5 32.0 Total East-to-West Transport Revenue $470.2 $468.0 $462.1 $460.7 Total West-to-East Transport Revenue $297.1 $301.3 $303.4 $303.4 Total East-to-West Transport Revenue 470.2 468.0 462.1 460.7 Other Revenue 9.3 9.5 9.7 9.9 Total REX Revenue $776.6 $778.9 $775.2 $774.0 Source: TGE management 68

Preliminary Draft – Subject to Change

Overview of Rockies Express

REX Financial Projections – Financial Summary

($ in millions)

	For Years Ending December 31,			
	2020E	2021E	2022E	2023E
Total REX Revenue	**$776.6**	**$778.9**	**$775.2**	**$774.0**
Operating Expenses				
Less: Operating Leases	($29.1)	($29.1)	($29.1)	($29.1)
Less: Operating and Maintenance Expense	(31.6)	(32.2)	(32.9)	(33.5)
Less: General and Administrative Expense	(22.7)	(22.7)	(22.7)	(22.7)
Less: Ad Valorem Taxes	(85.9)	(85.9)	(85.9)	(85.9)
Less: Management Fee	(6.1)	(6.1)	(6.0)	(6.0)
Adjusted EBITDA	**$601.3**	**$602.9**	**$598.6**	**$596.8**
Less: Interest Expense	(118.5)	(118.5)	(118.5)	(118.5)
Less: Maintenance Capital Expenditures	(15.9)	(16.2)	(16.6)	(16.9)
Distributable Cash Flow	**$466.8**	**$468.1**	**$463.6**	**$461.4**
Less: Growth Capital Expenditures	(40.0)	--	--	--
Cash Flow to Equity	**$426.8**	**$468.1**	**$463.6**	**$461.4**
REX Distributable Cash Flow (Excluding Management Fee)	**$466.8**	**$468.1**	**$463.6**	**$461.4**
Capital Expenditures				
Maintenance Capital Expenditures	$15.9	$16.2	$16.6	$16.9
Growth Capital Expenditures	40.0	--	--	--
Total Capital Expenditures	**$55.9**	**$16.2**	**$16.6**	**$16.9**
TGE's 75.0% Equity Interest in REX				
Adjusted EBITDA	**$450.9**	**$452.1**	**$449.0**	**$447.6**
Distributable Cash Flow (Including Management Fee)	**356.2**	**357.2**	**353.7**	**352.1**
Capital Expenditures	**41.9**	**12.2**	**12.4**	**12.7**

Source: TGE management

EVERCORE 69 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

C. TGE Identified Growth Projects

EVERCORE

Preliminary Draft – Subject to Change

TGE Identified Growth Projects

Growth Projects – TGE's Seahorse Pipeline and Plaquemines Liquids Terminal

Asset Overview

Plaquemines Liquids Terminal, LLC

- On August 1, 2018, TGE announced the joint development with Drexel Hamilton Infrastructure Partners, LP of the Plaquemines Liquids Terminal ("PLT"), an import- / export-capable liquids terminal located near the mouth of the Mississippi River
  - PLT is expected to be fully operational by Q2 2020E and is permitted for up to 20.0 MMBbls of storage capacity
  - PLT will have the ability to fully load and unload Suezmax vessels, giving customers access to international markets
    - TGE anticipates a separate offshore extension that would give PLT the added capability to load Very Large Crude Carriers by Q3 2021E

Seahorse Pipeline, LLC

- On August 1, 2018, TGE announced plans to develop the Seahorse Pipeline ("Seahorse"), a 700-mile, 30-inch, batch-capable crude oil pipeline from Cushing, OK to St. James, LA, with an anticipated in-service date of Q3 2021E
  - Seahorse will have 800 MBpd of crude oil transport capacity (initial capacity of 400 MBpd)
  - PXP will directly connect into Seahorse, providing Powder River Basin producers with extensive downstream market access
- On August 15, 2018, TGE announced a binding open season, soliciting shipper commitments for crude oil transportation on Seahorse
- On November 26, 2018, TGE signed an agreement with an unaffiliated third-party that has the potential to be an anchor shipper and equity partner in Seahorse
- TGE announced the 9th open season extension on July 31, 2019

Seahorse and PLT Map


Legend
Seahorse
PLT
Cushing, OK
Oklahoma
Arkansas
Mississippi
Louisiana
Texas
St. James, LA

Source: Public filings

EVERCORE 70 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

D. TGE Financial Projections

EVERCORE

Preliminary Draft – Subject to Change

TGE Financial Projections

TGE Financial Projections – Assumptions

- The TGE Financial Projections and assumptions as provided by TGE management and utilized herein by Evercore, incorporate the following:
  - Segment-level EBITDA for each of REX, Non-REX Natural Gas Transportation, Crude Oil Transportation, Terminals, TMID, BNN and Stanchion
  - Dividends per share increasing from $2.25 in 2020E to $2.33 in 2023E as dividend coverage increases from 1.02x to 1.25x over the same period
  - Between $758.0 million and $860.0 million of growth capital expenditures in each of 2020E through 2023E
    - Includes $750.0 million of growth capital expenditures annually through the forecast period for a combination of projects and acquisitions currently planned and not currently identified based on historical growth and acquisition capital expenditures
    - Assumes projects and acquisitions are completed at a weighted average EBITDA multiple of 7.5x with 6.3% of EBITDA realized in the year capital expenditures occur, 81.3% of EBITDA realized in the following year and 100.0% of EBITDA realized thereafter
  - Growth capital expenditures are funded by a combination of dividend coverage, TGE follow-on equity issuances, borrowings on TGE's revolver and long-term notes issuances
    - Assumes TGE issues 18.7 million, 8.7 million, 6.3 million and 10.5 million Class A Shares in 2020E, 2021E, 2022E and 2023E, respectively, at an implied dividend per share yield of 7.5% for net proceeds of between $175.0 million and $500.0 million annually
    - TGE issues $500.0 million in unsecured debt annually from 2020E through 2022E at an interest rate of 5.25%

Source: TGE management

EVERCORE 71 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

TGE Financial Projections

TGE Financial Projections

($ in millions, except per share amounts)

	For the Years Ending December 31, 2020E	2021E	2022E	2023E	2020E-2023E CAGR
Natural Gas Transportation					
REX EBITDA to TGE	$450.9	$452.1	$449.0	$447.6	*(0.2%)*
Less: REX Interest Expense and Maintenance Capital Expenditures	(94.7)	(95.0)	(95.3)	(95.5)	*0.3%*
REX Distributable Cash Flow to TGE	$356.2	$357.2	$353.7	$352.1	*(0.4%)*
Non-REX Natural Gas Transportation	84.1	87.9	89.8	89.7	*2.2%*
Total Natural Gas Transportation	**$440.3**	**$445.1**	**$443.5**	**$441.8**	***0.1%***
Crude Oil Transportation					
Total Crude Oil Transportation EBITDA [1]	**$224.2**	**$232.4**	**$240.2**	**$242.7**	***2.7%***
Gathering, Processing & Terminalling					
Terminals	$36.6	$37.0	$37.6	$38.1	*1.4%*
TMID	41.5	47.1	49.8	51.1	*7.2%*
BNN	104.7	127.2	136.3	136.7	*9.3%*
Stanchion	10.0	10.0	10.0	10.0	*--%*
Total Gathering, Processing & Terminalling EBITDA	**$192.8**	**$221.3**	**$233.7**	**$235.9**	***6.9%***
Total Asset EBITDA	**$857.3**	**$898.7**	**$917.4**	**$920.4**	**2.4%**
Plus: Growth Wedge EBITDA	17.1	100.8	200.8	300.8	*NM*
Less: Corporate G&A	(7.7)	(7.8)	(8.0)	(8.1)	*2.0%*
Total EBITDA	**$866.8**	**$991.8**	**$1,110.2**	**$1,213.1**	***11.9%***
Less: Maintenance Capital Expenditures [1]	(37.7)	(39.8)	(42.4)	(44.5)	
Less: Interest Expense	(160.0)	(186.0)	(211.0)	(235.0)	
Cash Available for Dividends	**$669.0**	**$765.9**	**$856.9**	**$933.6**	***11.7%***
Dividends Paid	$655.5	$685.0	$704.0	$748.0	
Average Shares Outstanding	290.8	304.5	312.0	320.4	
CAFD / Share	**$2.30**	**$2.52**	**$2.75**	**$2.91**	**8.2%**
Dividends / Share	**2.25**	**2.25**	**2.26**	**2.33**	**1.2%**
Total Dividend Coverage	1.02x	1.12x	1.22x	1.25x	
CAFD Surplus / (Shortfall)	$13.5	$80.9	$152.9	$185.6	
Total EBITDA	$866.8	$991.8	$1,110.2	$1,213.1	
Plus: REX EBITDA to TGE	450.9	452.1	449.0	447.6	
Less: REX Distributable Cash Flow to TGE	(356.2)	(357.2)	(353.7)	(352.1)	
Adjusted EBITDA	**$961.5**	**$1,086.7**	**$1,205.5**	**$1,308.6**	**10.8%**

Source: TGE management

1. Includes adjustment of approximately $0.3 million per year to reclassify maintenance capital expenditures per TGE management

EVERCORE 72 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

TGE Financial Projections

TGE Financial Projections (cont'd)

($ in millions)

	For the Years Ending December 31,			
	2020E	2021E	2022E	2023E
Sources				
CAFD Surplus / (Shortfall)	$13.5	$80.9	$152.9	$185.6
Equity Issuance	500.0	225.0	175.0	300.0
Senior Note Issuance	500.0	500.0	500.0	–
Revolving Credit Facility Draw / (Repayment)	(153.5)	35.1	(69.9)	272.4
Cash from / (to) Balance Sheet	–	–	–	–
Total Sources	**$860.0**	**$841.0**	**$758.0**	**$758.0**
Uses				
REX Expansion Capital	$30.3	$–	$–	$–
Powder River Gateway Capital Expenditures	–	5.3	–	–
TMID Capital Expenditures	27.3	26.3	–	–
BNN Capital Expenditures	52.3	59.3	8.0	8.0
Other Growth Capital Expenditures / Acquisitions	750.0	750.0	750.0	750.0
Total Uses	**$860.0**	**$841.0**	**$758.0**	**$758.0**
Capital Structure				
Cash	$9.4	$9.4	$9.4	$9.4
Revolver	1,268.4	1,303.5	1,233.6	1,506.0
4.750% Senior Notes Due 2023	500.0	500.0	500.0	500.0
5.500% Senior Notes Due 2024	750.0	750.0	750.0	750.0
5.500% Senior Notes Due 2028	750.0	750.0	750.0	750.0
New 5.250% Senior Notes	500.0	1,000.0	1,500.0	1,500.0
Net Debt	**$3,759.0**	**$4,294.0**	**$4,724.2**	**$4,996.6**
Net Debt / LTM EBITDA	4.3x	4.3x	4.3x	4.1x

Source: TGE management

EVERCORE 73 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

III. Valuation of TGE Shares

EVERCORE

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Valuation Methodologies

- Evercore utilized the following analytical approaches and methodologies in its valuation of the TGE shares with an effective date of January 1, 2020

Methodology	Description	Metrics / Assumptions
DCF Analysis	■ Values TGE shares based on the concepts of the time value of money ■ Utilizing the TGE Financial Projections, as previously reviewed herein, Evercore: ▸ Utilized varying WACC discount rates and applied various perpetuity growth rates to derive after-tax valuation ranges for a TGE share ▸ Calculated terminal values based on a range of multiples of EBITDA derived from precedent transactions as well as assumed perpetuity growth rates	■ Discounted the projected cash flows to the assumed January 1, 2020 effective date ■ Corporate tax rate of 21.0% ■ Tax depreciation based on immediate expensing of capital expenditures and a full step-up in tax basis ■ WACC based on the Capital Asset Pricing Model ("CAPM") for MLPs and C-Corps with assets comparable to those owned by TGE ■ For the terminal value, tax depreciation assumed to be equal to maintenance capital expenditures ■ EBITDA exit multiple of 8.5x to 10.5x (incorporating a discount for supply-driven versus demand driven volumes) and a perpetuity growth rate of 0.75% to 1.75%
Discounted Dividend Analysis	■ Values TGE shares based on the present value of the future cash dividends to TGE shareholders	■ Projected dividends based on the TGE Financial Projections and discounted projected cash flows to the assumed January 1, 2020 effective date ■ Terminal yield range of 8.0% to 10.0% based on the dividend yield at which TGE has traded since the first ex-dividend date following closing of the MLP Buy-In ■ Cost of equity of 8.0% to 9.0% based on the CAPM and 12.0% to 14.0% based on total expected market return for comparable midstream MLPs / C-Corps
Peer Group Trading Analysis	■ Valuation based on multiples of enterprise value / relevant EBITDA for publicly traded entities with assets similar to those owned by TGE	■ Based on multiples of enterprise value to EBITDA for MLPs and C-Corps with assets similar to those owned by TGE
Sum-of-the-Parts Analysis	■ Values the TGE shares based on the sum of the valuation of each business unit based on each of DCF Analysis, Peer Group Trading Analysis and Precedent M&A Transactions Analysis	■ Metrics and assumptions as set forth on the following pages
Reference Only: Premiums Paid in Midstream Mergers	■ Values TGE shares based on historical premiums paid in selected relevant cash midstream mergers	■ Median 1-Day, 30-Day and 60-Day premiums paid applied to relevant equity prices

EVERCORE 74 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Summary Valuation Analysis

($ in millions, except per share amounts)


Corporate-Level Analysis
Sum-of-the-Parts Analysis
For Reference Only
Discounted Cash Flow Analysis
Discounted Dividend Analysis
Peer Group Trading Analysis
Discounted Cash Flow Analysis
Precedent M&A Transactions Analysis
Peer Group Trading Analysis
Premiums Paid Analysis
EBITDA Exit Multiple
Perpetuity Growth
CAPM
Expected Market Return
EBITDA Exit Multiple
Perpetuity Growth
2020E
2021E
$65.00
$60.00
$55.00
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$–
$27.33
$22.92
$18.08
$16.16
$59.76
$45.25
$33.88
$26.89
$29.27
$24.22
$25.84
$20.88
$22.96
$13.16
$26.88
$22.71
$17.82
$16.14
$44.75
$30.24
$27.91
$21.00
$23.14
$15.30
$22.57
$18.65
$15.13
$11.95
$25.35
$18.02
$16.91
$11.02
$22.61
$16.26
Proposed Consideration:
$19.50 per Class A Share
WACC of 6.0% - 7.0%
EBITDA Exit Multiple: 8.5x to 10.5x
Perpetuity Growth Rates of 0.75% - 1.75%
8.0% - 10.0% Terminal Yield
Equity Cost of Capital Based on CAPM of 8.0% - 9.0%
Equity Cost of Capital Based on Total Expected Market Return of 12.0% - 14.0%
2020E EBITDA at 9.0x - 11.0x Multiple
2021E EBITDA at 8.5x - 10.5x Multiple
REX, Crude Oil Transportation and Terminals [1]
WACC of 6.5% - 7.5%
EBITDA Exit Multiple: 9.0x to 11.0x
Perpetuity Growth Rates of 0.25% - 0.75%
Non-REX Natural Gas Transportation
WACC of 7.0% - 8.0%
EBITDA Exit Multiple: 9.0x to 11.0x
Perpetuity Growth Rates of 1.00% - 2.00%
TMID
WACC of 7.5% - 8.5%
EBITDA Exit Multiple: 8.0x to 10.0x
Perpetuity Growth Rates of 0.25% - 0.75%
BNN
WACC of 8.5% - 9.5%
EBITDA Exit Multiple: 7.5x to 9.5x
Perpetuity Growth Rates of 0.25% - 0.75%
Growth Wedge
WACC of 6.0% - 7.0%
EBITDA Exit Multiple: 8.5x to 10.5x
Perpetuity Growth Rates of 0.75% - 1.75%
2019E EBITDA Multiple
Reference Materials Reviewed Herein for EBITDA Multiple Detail
2020E EBITDA Multiple
2021E EBITDA Multiple
Reference Materials Reviewed Herein for EBITDA Multiple Detail
Median 1-Day Premium 13.3%
Median 30-Day Premium 9.8%
Median 60-Day Premium 14.2%
Implied TGE Share Value Including Growth Wedge
Implied TGE Share Value Excluding Growth Wedge

Source: TGE management
1. Utilizes 1.00% to 2.00% for Terminals Perpetuity Growth Rate

EVERCORE 75 TALLGRASS ENERGY

Preliminary Draft –Subject to Change Valuation of TGE Shares Corporate-Level – DCF Analysis Including Growth Wedge ($ in millions, except per share amounts) For the Years Ending December 31, EBITDA Perpetuity 2020E 2021E 2022E 2023E Multiple Growth 1 $961.5 $1,086.7 $1,205.5 $1,308.6 $1,407.8 2 $1,407.8 2 Adjusted EBITDA Less: Tax Depreciation and Amortization (15,267.8) (880.8) (800.4) (802.5) (57.2) EBIT ($14,306.2) $205.9 $405.1 $506.1 $1,350.6 Less: Taxes 3 — (8.6) (17.0) (21.3) (283.6) EBIAT ($14,306.2) $197.3 $388.1 $484.9 $1,067.0 Plus: Tax Depreciation and Amortization 15,267.8 880.8 800.4 802.5 57.2 4 Less: Growth Capital Expenditures 1 (860.0) (841.0) (758.0) (758.0) —Less: Maintenance Capital Expenditures (37.7) (39.8) (42.4) (44.5) (44.5) Less: REX Maintenance Capital Expenditures to TGE 1 (11.9) (12.2) (12.4) (12.7) (12.7) Unlevered Free Cash Flow $51.8 $185.1 $375.7 $472.2 $1,067.0 EBITDA Multiple / Perpetuity Growth Rate 9.5x 1.25% Implied Terminal Value $13,374.1 $20,577.8 PV of Terminal Value @ 6.5% Discount Rate $10,396.0 $16,507.3 Plus: PV of Unlevered Free Cash Flow @ 6.5% Discount Rate 918.4 Implied Enterprise Value $11,314.4 – $17,425.7 Less: Debt Outstanding as of January 1, 2020 1 (4,959.4) Plus: Cash as of January 1, 2020 9.4 Implied Equity Value $6,364.4 – $12,475.7 Implied TGE Share Value $22.62 – $44.34 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities 2023E EBITDA Multiple Perpetuity Growth Rate 7.5x 8.5x 9.5x 10.5x 11.5x 0.25% 0.75% 1.25% 1.75% 2.25% 5.5% $16.05 $20.09 $24.13 $28.16 $32.20 5.5% $45.80 $52.45 $60.67 $71.07 $84.68 6.0% 15.44 19.40 23.36 27.33 31.29 6.0% 39.63 45.06 51.64 59.76 70.04 WACC 6.5% 14.84 18.73 22.62 26.51 30.40 WACC 6.5% 34.47 38.98 44.34 50.84 58.87 7.0% 14.26 18.08 21.90 25.71 29.53 7.0% 30.08 33.88 38.33 43.64 50.06 7.5% 13.69 17.44 21.19 24.93 28.68 7.5% 26.31 29.54 33.29 37.70 42.94 Source: TGE management 1. EBITDA, Growth Capital Expenditures, Maintenance Capital Expenditures and Debt reflect 75% ownership interest in REX 2. Includes run-rate Growth Wedge EBITDA of $400.0 million 3. 21.0% corporate tax rate 4. Includes REX Maintenance Capital Expenditures to TGE
Preliminary Draft –Subject to Change Valuation of TGE Shares Corporate-Level – DCF Analysis Excluding Growth Wedge ($ in millions, except per share amounts) For the Years Ending December 31, EBITDA Perpetuity 2020E 2021E 2022E 2023E Multiple Growth Adjusted EBITDA 1 $944.4 $985.9 $1,004.6 $1,007.8 $1,007.8 $1,007.8 Less: Tax Depreciation and Amortization (12,667.2) (130.8) (50.4) (52.5) (57.2) EBIT ($11,722.7) $855.1 $954.3 $955.3 $950.6 Less: Taxes 2 — (35.9) (40.1) (40.1) (199.6) EBIAT ($11,722.7) $819.2 $914.2 $915.2 $751.0 Plus: Tax Depreciation and Amortization 12,667.2 130.8 50.4 52.5 57.2 3 Less: Growth Capital Expenditures 1 (110.0) (91.0) (8.0) (8.0) —Less: Maintenance Capital Expenditures (37.7) (39.8) (42.4) (44.5) (44.5) Less: REX Maintenance Capital Expenditures to TGE 1 (11.9) (12.2) (12.4) (12.7) (12.7) Unlevered Free Cash Flow $784.8 $807.0 $901.8 $902.5 $751.0 EBITDA Multiple / Perpetuity Growth Rate 9.5x 1.25% Implied Terminal Value $9,574.1 $14,483.5 PV of Terminal Value @ 6.5% Discount Rate $7,442.2 $11,618.5 Plus: PV of Unlevered Free Cash Flow @ 6.5% Discount Rate 2,989.1 Implied Enterprise Value $10,431.2 – $14,607.6 Less: Debt Outstanding as of January 1, 2020 1 (4,959.4) Plus: Cash as of January 1, 2020 9.4 Implied Equity Value $5,481.2 – $9,657.6 Implied TGE Share Value $19.48 – $34.33 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities 2023E EBITDA Multiple Perpetuity Growth Rate 7.5x 8.5x 9.5x 10.5x 11.5x 0.25% 0.75% 1.25% 1.75% 2.25% 5.5% $14.92 $17.81 $20.70 $23.59 $26.49 5.5% $35.49 $40.18 $45.96 $53.28 $62.86 6.0% 14.41 17.25 20.09 22.92 25.76 6.0% 31.08 34.91 39.53 45.25 52.49 WACC 6.5% 13.91 16.70 19.48 22.27 25.05 WACC 6.5% 27.38 30.55 34.33 38.90 44.55 7.0% 13.43 16.16 18.89 21.63 24.36 7.0% 24.22 26.89 30.03 33.76 38.28 7.5% 12.95 15.64 18.32 21.00 23.68 7.5% 21.49 23.77 26.41 29.51 33.20 Source: TGE management 1. EBITDA, Growth Capital Expenditures, Maintenance Capital Expenditures and Debt reflect 75% ownership interest in REX 2. 21.0% corporate tax rate 3. Includes REX Maintenance Capital Expenditures to TGE 77

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Corporate-Level – Discounted Dividend Analysis

	For the Years Ending December 31,				Terminal Value		
	2020E	2021E	2022E	2023E	Low		High
TGE Dividend per Share	$2.25	$2.25	$2.26	$2.33	$2.33	–	$2.33
Terminal Yield [1]					10.0%		8.0%
Terminal Value					$23.35		$29.18
Equity Cost of Capital Based on CAPM [2]							
Present Value @ 7.5% of Equity Value					$25.37	–	$29.74
Present Value @ 8.0% of Equity Value					24.98	–	29.27
Present Value @ 8.5% of Equity Value					24.60	–	28.81
Present Value @ 9.0% of Equity Value					24.22	–	28.36
Present Value @ 9.5% of Equity Value					23.85	–	27.91
Implied TGE Share Value – Based on CAPM					**$24.22**	**–**	**$29.27**
Equity Cost of Capital Based on Total Expected Market Return [2]							
Present Value @ 11.0% of Equity Value					$22.80	–	$26.65
Present Value @ 12.0% of Equity Value					22.13	–	25.84
Present Value @ 13.0% of Equity Value					21.50	–	25.08
Present Value @ 14.0% of Equity Value					20.88	–	24.34
Present Value @ 15.0% of Equity Value					20.30	–	23.63
Implied TGE Share Value – Based on Total Expected Market Return					**$20.88**	**–**	**$25.84**

1. Terminal Yield based on TGE's median yield of 8.9% since its first ex-dividend date following closing of the MLP Buy-In (high/low yield range of 15.1% to 7.6%)
2. For detail on Equity Cost of Capital calculations, see Appendix

EVERCORE 78 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Corporate-Level – Peer Group Trading Analysis

($ in millions, except per share / unit amounts)

Partnership / Company	Price 10/18/19	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2020E	Enterprise Value / EBITDA 2021E	Distribution / Dividend Yield Current	Distribution / Dividend Yield 2020E	Distribution / Dividend Yield 2021E	Debt / 2019E EBITDA
Corporate-Level Peer Trading Group									
Crestwood Equity Partners LP	$33.96	$2,528.6	$5,741.6	9.4x	8.9x	7.1%	7.4%	7.7%	4.2x
Enable Midstream Partners, LP	10.77	4,686.1	9,489.1	8.5	8.4	12.3%	12.3%	12.5%	4.0
Enbridge Inc.	36.06	73,131.5	131,673.3	12.6	11.9	6.2%	6.9%	7.3%	5.0
Energy Transfer LP	12.74	34,157.6	96,512.3	8.8	8.4	9.6%	9.6%	10.0%	4.5
EnLink Midstream, LLC	6.98	3,434.7	9,628.2	8.6	8.5	16.2%	16.5%	16.5%	4.3
Kinder Morgan, Inc.	20.02	45,321.4	81,785.4	10.6	10.5	5.0%	6.2%	6.6%	4.7
Plains All American Pipeline, L.P.	19.43	14,266.0	26,287.0	9.6	9.0	7.4%	7.8%	8.2%	3.3
TC PipeLines, LP	38.71	2,816.6	4,866.6	10.5	10.5	6.7%	6.7%	6.7%	4.3
Targa Resources Corp.	39.37	9,164.6	19,544.9	11.8	10.2	9.2%	9.2%	9.4%	5.3
The Williams Companies, Inc.	22.91	27,870.5	52,625.5	10.1	9.6	6.6%	7.3%	8.0%	4.5
Mean				**10.1x**	**9.6x**	**8.6%**	**9.0%**	**9.3%**	**4.4x**
Median				**9.9**	**9.3**	**7.2%**	**7.6%**	**8.1%**	**4.4**

Peer Group Trading Analysis

	Low		High
2020E Adjusted EBITDA [1]		$961.5	
Relevant EBITDA Multiple	9.0x	–	11.0x
Implied Enterprise Value Based on 2020E EBITDA	**$8,653.7**	–	**$10,576.8**
2021E Adjusted EBITDA [1]		$1,086.7	
Relevant EBITDA Multiple	8.5x	–	10.5x
Implied Enterprise Value Based on 2021E EBITDA	**$9,237.2**	–	**$11,410.7**
Implied Enterprise Value	**$8,653.7**	**–**	**$11,410.7**
Less: Debt Outstanding as of January 1, 2020 [1]		(4,959.4)	
Plus: Cash as of January 1, 2020		9.4	
Implied Equity Value	**$3,703.7**	–	**$6,460.6**
Implied TGE Share Value	**$13.16**	**–**	**$22.96**

Source: TGE management, Public filings, Wall Street research, FactSet
1. EBITDA and Debt reflect 75% ownership interest in REX

EVERCORE 79 TALLGRASS ENERGY

Preliminary Draft –Subject to Change Valuation of TGE Shares Sum-of-the-Parts – Discounted Cash Flow Analysis ($ in millions, except per share amounts) Methodology Description Metrics / Assumptions ï® Values TGE shares based on the concept of ï® Discounted the projected cash flows to an assumed January 1, 2020 effective date the time value of moneyï® Tax depreciation forecast based on a full tax-basis step-up and assuming immediate ï® Utilizing the TGE Financial Projections, expensing of capital expenditures Discounted Evercore: ï® EBITDA exit multiples and perpetuity growth rates for each business unit as set forth below Cash Flow â–º Utilized varying WACC discount rates and tax depreciation assumed to be to maintenance capital Analysisï® For the terminal value, equal terminal values to derive after-tax valuation expenditures (Sum-of-Parts) ranges ï® Midpoint WACC for each asset as set forth below utilizes CAPM for C-Corps and MLPs â–º Calculated terminal values based on a with assets similar to those of the respective business unit range of multiples of EBITDA and assumed perpetuity growth ratesï® Corporate tax rate of 21.0% Assumptions Resulting Enterprise Value Range EBITDA Exit Perpetuity Growth EBITDA Exit Multiple Perpetuity Growth Rate WACC Range Multiple Range Rate Range Low High Low High REX (Attributable to TGE) 6.5% – 7.5% 9.0x – 11.0x 0.25% – 0.75% $4,461.1 – $5,298.0 $5,133.2 – $6,300.2 Non-REX Natural Gas Transportation 7.0% – 8.0% 9.0 – 11.0 1.00% – 2.00% 845.8 – 1,009.8 925.0 – 1,239.5 Crude Oil Transportation and Stanchion 6.5% – 7.5% 9.0 – 11.0 0.25% – 0.75% 2,505.7 – 2,978.1 2,906.7 – 3,572.1 Terminals 6.5% – 7.5% 9.0 – 11.0 1.00% – 2.00% 378.8 – 450.0 475.0 – 656.3 TMID 7.5% – 8.5% 8.0 – 10.0 0.25% – 0.75% 365.6 – 455.0 357.1 – 435.9 BNN 8.5% – 9.5% 7.5 – 9.5 0.25% – 0.75% 1,001.4 – 1,231.4 1,128.0 – 1,334.5 Growth Wedge 1 6.0% – 7.0% 8.5 – 10.5 0.75% – 1.75% 472.9 – 1,171.1 1,944.3 – 4,083.6 Total Enterprise Value (Pre-Corporate G&A) $10,031.4 – $12,593.6 $12,869.3 – $17,622.1 Less: Value of Corporate G&A 2 8.8x – 10.8x 8.8x – 10.7x (67.2) – (82.4) (67.1) – (82.2) Total Enterprise Value $9,964.1 – $12,511.2 $12,802.2 – $17,539.9 Less: Debt as of January 1, 2020 3 (4,959.4) (4,959.4) (4,959.4) (4,959.4) Plus: Cash as of January 1, 2020 9.4 9.4 9.4 9.4 Implied Equity Value $5,014.1 – $7,561.2 $7,852.2 – $12,589.9 TGE Shares Outstanding 281.334 281.334 281.334 281.334 Implied TGE Share Value Including Growth Wedge $17.82 – $26.88 $27.91 – $44.75 Implied TGE Share Value Excluding Growth Wedge 16.14 – 22.71 21.00 – 30.24 1. Growth Wedge discounted at WACC range for Corporate-Level Analysis utilizing EBITDA exit multiples and perpetuity growth rate ranges consistent with those in the Corporate-Level Analysis 2. EBITDA multiples weighted by the respective Enterprise Values 3. Includes 75% of REX debt 80
Preliminary Draft –Subject to Change Valuation of TGE Shares Discounted Cash Flow Analysis – REX ($ in millions) For the Years Ending December 31, EBITDA Perpetuity 2020E 2021E 2022E 2023E Multiple Growth EBITDA $601.3 $602.9 $598.6 $596.8 $596.8 $596.8 Less: Tax Depreciation and Amortization (7,071.2) (16.2) (16.6) (16.9) (16.9) EBIT ($6,469.9) $586.6 $582.1 $579.9 $579.9 Less: Taxes 1 — (24.6) (24.4) (24.4) (121.8) EBIAT ($6,469.9) $562.0 $557.6 $555.5 $458.1 Plus: Tax Depreciation and Amortization 7,071.2 16.2 16.6 16.9 16.9 Less: Growth Capital Expenditures (40.4) -———-Less: Maintenance Capital Expenditures (15.9) (16.2) (16.6) (16.9) (16.9) Unlevered Free Cash Flow $544.9 $562.0 $557.6 $555.5 $458.1 EBITDA Multiple / Perpetuity Growth Rate 10.0x 0.50% Implied Terminal Value $5,967.7 $7,082.9 PV of Terminal Value @ 7.0% Discount Rate $4,552.8 $5,589.4 Plus: PV of Unlevered Free Cash Flow @ 7.0% Discount Rate 1,943.7 Implied Asset Value $6,496.5 – $7,533.1 Implied Asset Value – 75.0% Interest Attributed to TGE $4,872.4 – $5,649.9 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities 2023E EBITDA Multiple Perpetuity Growth Rate 8.0x 9.0x 10.0x 11.0x 12.0x —% 0.25% 0.50% 0.75% 1.00% 6.0% $4,320.6 $4,675.1 $5,029.7 $5,384.2 $5,738.7 6.0% $6,154.2 $6,369.4 $6,604.2 $6,861.4 $7,144.2 C AC 6.5% 4,254.3 4,602.2 4,950.1 5,298.0 5,646.0 AC C 6.5% 5,711.2 5,891.8 6,087.5 6,300.2 6,532.2 W 7.0% 4,189.4 4,530.9 4,872.4 5,213.8 5,555.3 W 7.0% 5,331.1 5,484.6 5,649.9 5,828.4 6,021.8 7.5% 4,126.0 4,461.1 4,796.3 5,131.4 5,466.6 7.5% 5,001.3 5,133.2 5,274.4 5,426.2 5,589.5 8.0% 4,063.9 4,392.9 4,721.9 5,050.9 5,379.8 8.0% 4,712.6 4,826.9 4,948.8 5,079.1 5,218.7 Source: TGE management 1. 21.0% corporate tax rate 81

Preliminary Draft –Subject to Change Valuation of TGE Shares Discounted Cash Flow Analysis – Non-REX Natural Gas Transportation ($ in millions) For the Years Ending December 31, EBITDA Perpetuity 2020E 2021E 2022E 2023E Multiple Growth EBITDA $84.1 $87.9 $89.8 $89.7 $89.7 $89.7 Less: Tax Depreciation and Amortization (1,003.2) (12.1) (12.3) (12.5) (12.5) EBIT ($919.0) $75.8 $77.5 $77.3 $77.3 Less: Taxes 1 — (3.2) (3.3) (3.2) (16.2) EBIAT ($919.0) $72.7 $74.3 $74.0 $61.1 Plus: Tax Depreciation and Amortization 1,003.2 12.1 12.3 12.5 12.5 Less: Growth Capital Expenditures -————-Less: Maintenance Capital Expenditures (11.9) (12.1) (12.3) (12.5) (12.5) Unlevered Free Cash Flow $72.2 $72.7 $74.3 $74.0 $61.1 EBITDA Multiple / Perpetuity Growth Rate 10.0x 1.50% Implied Terminal Value $897.5 $1,032.9 PV of Terminal Value @ 7.5% Discount Rate $672.0 $801.9 Plus: PV of Unlevered Free Cash Flow @ 7.5% Discount Rate 254.3 Implied Asset Value $926.3 – $1,056.2 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities 2023E EBITDA Multiple Perpetuity Growth Rate 8.0x 9.0x 10.0x 11.0x 12.0x 0.50% 1.00% 1.50% 2.00% 2.50% 6.5% $817.0 $886.8 $956.6 $1,026.3 $1,096.1 6.5% $1,079.3 $1,158.4 $1,253.2 $1,369.1 $1,514.0 C AC 7.0% 804.4 872.8 941.3 1,009.8 1,078.2 C AC 7.0% 1,001.6 1,067.7 1,145.8 1,239.5 1,354.1 W 7.5% 791.9 859.1 926.3 993.5 1,060.8 W 7.5% 934.9 990.9 1,056.2 1,133.4 1,226.1 8.0% 779.8 845.8 911.7 977.7 1,043.7 8.0% 877.0 925.0 980.3 1,044.9 1,121.2 8.5% 767.9 832.7 897.4 962.2 1,027.0 8.5% 826.4 867.8 915.3 970.0 1,033.8 Source: TGE management 1. 21.0% corporate tax rate 82
Preliminary Draft –Subject to Change Valuation of TGE Shares Discounted Cash Flow Analysis – Crude Oil Transportation and Stanchion ($ in millions) For the Years Ending December 31, EBITDA Perpetuity 2020E 2021E 2022E 2023E Multiple Growth Crude Oil Transportation EBITDA $224.2 $232.4 $240.2 $242.7 $242.7 $242.7 Stanchion EBITDA 10.0 10.0 10.0 10.0 10.0 10.0 Less: Tax Depreciation and Amortization (2,973.9) (9.8) (4.5) (4.6) (4.6) EBIT ($2,739.7) $232.6 $245.7 $248.1 $248.1 Less: Taxes 1 — (9.8) (10.3) (10.4) (52.1) EBIAT ($2,739.7) $222.8 $235.3 $237.7 $196.0 Plus: Tax Depreciation and Amortization 2,973.9 9.8 4.5 4.6 4.6 Less: Growth Capital Expenditures — (5.3) -——-Less: Maintenance Capital Expenditures (4.4) (4.4) (4.5) (4.6) (4.6) Unlevered Free Cash Flow $229.9 $222.8 $235.3 $237.7 $196.0 EBITDA Multiple / Perpetuity Growth Rate 10.0x 0.50% Implied Terminal Value $2,527.3 $3,030.5 PV of Terminal Value @ 7.0% Discount Rate $1,928.0 $2,391.5 Plus: PV of Unlevered Free Cash Flow @ 7.0% Discount Rate 809.8 Implied Asset Value $2,737.9 – $3,201.3 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities 2023E EBITDA Multiple Perpetuity Growth Rate 8.0x 9.0x 10.0x 11.0x 12.0x —% 0.25% 0.50% 0.75% 1.00% 6.0% $2,426.2 $2,626.3 $2,826.5 $3,026.7 $3,226.9 6.0% $3,488.7 $3,611.5 $3,745.4 $3,892.1 $4,053.5 C AC 6.5% 2,388.8 2,585.2 2,781.7 2,978.1 3,174.6 C AC 6.5% 3,236.1 3,339.2 3,450.8 3,572.1 3,704.5 W 7.0% 2,352.2 2,545.0 2,737.9 2,930.7 3,123.5 W 7.0% 3,019.4 3,107.0 3,201.3 3,303.2 3,413.5 7.5% 2,316.5 2,505.7 2,695.0 2,884.2 3,073.5 7.5% 2,831.5 2,906.7 2,987.3 3,073.8 3,167.1 8.0% 2,281.5 2,467.3 2,653.0 2,838.8 3,024.6 8.0% 2,666.9 2,732.1 2,801.7 2,876.0 2,955.7 Source: TGE management 1. 21.0% corporate tax rate 83

Preliminary Draft –Subject to Change Valuation of TGE Shares Discounted Cash Flow Analysis – Terminals ($ in millions) For the Years Ending December 31, EBITDA Perpetuity 2020E 2021E 2022E 2023E Multiple Growth EBITDA $36.6 $37.0 $37.6 $38.1 $38.1 $38.1 Less: Tax Depreciation and Amortization (482.5) (1.0) (1.1) (1.1) (1.1) EBIT ($446.0) $36.0 $36.5 $37.0 $37.0 Less: Taxes 1 — (1.5) (1.5) (1.6) (7.8) EBIAT ($446.0) $34.5 $35.0 $35.5 $29.3 Plus: Tax Depreciation and Amortization 482.5 1.0 1.1 1.1 1.1 Less: Growth Capital Expenditures -————-Less: Maintenance Capital Expenditures (1.0) (1.0) (1.1) (1.1) (1.1) Unlevered Free Cash Flow $35.5 $34.5 $35.0 $35.5 $29.3 EBITDA Multiple / Perpetuity Growth Rate 10.0x 1.50% Implied Terminal Value $381.1 $540.0 PV of Terminal Value @ 7.0% Discount Rate $290.8 $426.2 Plus: PV of Unlevered Free Cash Flow @ 7.0% Discount Rate 123.1 Implied Asset Value $413.8 – $549.2 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities 2023E EBITDA Multiple Perpetuity Growth Rate 8.0x 9.0x 10.0x 11.0x 12.0x 0.50% 1.00% 1.50% 2.00% 2.50% 6.0% $366.8 $397.0 $427.2 $457.4 $487.6 6.0% $561.4 $607.4 $663.6 $733.9 $824.2 C AC 6.5% 361.2 390.8 420.4 450.0 479.7 C AC 6.5% 517.4 555.3 600.7 656.3 725.7 W 7.0% 355.7 384.7 413.8 442.9 472.0 W 7.0% 480.1 511.8 549.2 594.2 649.1 7.5% 350.3 378.8 407.3 435.9 464.4 7.5% 448.2 475.0 506.3 543.3 587.7 8.0% 345.0 373.0 401.0 429.0 457.0 8.0% 420.4 443.4 469.9 500.9 537.5 Source: TGE management 1. 21.0% corporate tax rate 84
Preliminary Draft –Subject to Change Valuation of TGE Shares Discounted Cash Flow Analysis – TMID ($ in millions) For the Years Ending December 31, EBITDA Perpetuity 2020E 2021E 2022E 2023E Multiple Growth EBITDA $41.5 $47.1 $49.8 $51.1 $51.1 $51.1 Less: Tax Depreciation and Amortization (439.0) (37.1) (11.2) (11.4) (11.4) EBIT ($397.5) $10.0 $38.6 $39.7 $39.7 Less: Taxes 1 — (0.4) (1.6) (1.7) (8.3) EBIAT ($397.5) $9.6 $37.0 $38.0 $31.4 Plus: Tax Depreciation and Amortization 439.0 37.1 11.2 11.4 11.4 Less: Growth Capital Expenditures (27.3) (26.3) -——-Less: Maintenance Capital Expenditures (10.6) (10.8) (11.2) (11.4) (11.4) Unlevered Free Cash Flow $3.6 $9.6 $37.0 $38.0 $31.4 EBITDA Multiple / Perpetuity Growth Rate 9.0x 0.50% Implied Terminal Value $459.9 $420.3 PV of Terminal Value @ 8.0% Discount Rate $338.0 $321.0 Plus: PV of Unlevered Free Cash Flow @ 8.0% Discount Rate 71.5 Implied Asset Value $409.5 – $392.6 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities 2023E EBITDA Multiple Perpetuity Growth Rate 7.0x 8.0x 9.0x 10.0x 11.0x —% 0.25% 0.50% 0.75% 1.00% 7.0% $346.2 $385.2 $424.2 $463.2 $502.1 7.0% $426.9 $440.9 $456.0 $472.3 $490.0 C AC 7.5% 340.2 378.5 416.8 455.0 493.3 C AC 7.5% 397.1 409.1 422.0 435.9 450.8 W 8.0% 334.4 372.0 409.5 447.1 484.7 W 8.0% 371.0 381.4 392.6 404.5 417.2 8.5% 328.7 365.6 402.5 439.3 476.2 8.5% 348.0 357.1 366.8 377.1 388.1 9.0% 323.2 359.4 395.6 431.8 468.0 9.0% 327.5 335.5 344.0 353.1 362.6 Source: TGE management 1. 21.0% corporate tax rate 85

Preliminary Draft –Subject to Change Valuation of TGE Shares Discounted Cash Flow Analysis – BNN ($ in millions) For the Years Ending December 31, EBITDA Perpetuity 2020E 2021E 2022E 2023E Multiple Growth EBITDA $104.7 $127.2 $136.3 $136.7 $136.7 $136.7 Less: Tax Depreciation and Amortization (1,222.3) (61.2) (9.9) (9.9) (1.9) EBIT ($1,117.5) $66.0 $126.3 $126.7 $134.7 Less: Taxes 1 — (2.8) (5.3) (5.3) (28.3) EBIAT ($1,117.5) $63.2 $121.0 $121.4 $106.4 Plus: Tax Depreciation and Amortization 1,222.3 61.2 9.9 9.9 1.9 Less: Growth Capital Expenditures (52.3) (59.3) (8.0) (8.0) —Less: Maintenance Capital Expenditures (1.6) (1.8) (1.9) (1.9) (1.9) Unlevered Free Cash Flow $50.8 $63.2 $121.0 $121.4 $106.4 EBITDA Multiple / Perpetuity Growth Rate 8.5x 0.50% Implied Terminal Value $1,161.6 $1,258.3 PV of Terminal Value @ 9.0% Discount Rate $822.9 $930.7 Plus: PV of Unlevered Free Cash Flow @ 9.0% Discount Rate 291.6 Implied Asset Value $1,114.4 – $1,222.2 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities 2023E EBITDA Multiple Perpetuity Growth Rate 6.5x 7.5x 8.5x 9.5x 10.5x —% 0.25% 0.50% 0.75% 1.00% 8.0% $950.7 $1,051.1 $1,151.6 $1,252.0 $1,352.5 8.0% $1,313.9 $1,349.3 $1,387.1 $1,427.5 $1,470.7 C AC 8.5% 935.6 1,034.2 1,132.8 1,231.4 1,330.0 C AC 8.5% 1,235.7 1,266.6 1,299.5 1,334.5 1,371.8 W 9.0% 920.8 1,017.6 1,114.4 1,211.3 1,308.1 W 9.0% 1,166.1 1,193.4 1,222.2 1,252.8 1,285.3 9.5% 906.4 1,001.4 1,096.5 1,191.5 1,286.6 9.5% 1,103.9 1,128.0 1,153.5 1,180.4 1,209.0 10.0% 892.3 985.6 1,078.9 1,172.3 1,265.6 10.0% 1,047.9 1,069.4 1,092.1 1,115.9 1,141.1 Source: TGE management 1. 21.0% corporate tax rate 86
Preliminary Draft –Subject to Change Valuation of TGE Shares Discounted Cash Flow Analysis – Growth Wedge ($ in millions) For the Years Ending December 31, EBITDA Perpetuity 2020E 2021E 2022E 2023E Multiple Growth EBITDA $17.1 $100.8 $200.8 $300.8 $400.0 2 $400.0 2 Less: Tax Depreciation and Amortization (2,560.5) (748.5) (747.0) (745.5) 4.5 EBIT ($2,543.4) ($647.7) ($546.2) ($444.7) $404.5 Less: Taxes 1 -———- (84.9) EBIAT ($2,543.4) ($647.7) ($546.2) ($444.7) $319.6 Plus: Tax Depreciation and Amortization 2,560.5 748.5 747.0 745.5 (4.5) Less: Growth Capital Expenditures (750.0) (750.0) (750.0) (750.0) —Less: Maintenance Capital Expenditures (0.3) (1.5) (3.0) (4.5) 4.5 Unlevered Free Cash Flow ($733.2) ($650.7) ($552.2) ($453.7) $319.6 EBITDA Multiple / Perpetuity Growth Rate 9.5x 1.25% Implied Terminal Value $3,800.0 $6,163.0 PV of Terminal Value @ 6.5% Discount Rate $2,953.8 $4,943.9 Plus: PV of Unlevered Free Cash Flow @ 6.5% Discount Rate (2,138.2) Implied Asset Value $815.7 – $2,805.8 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities 2023E EBITDA Multiple Perpetuity Growth Rate 7.5x 8.5x 9.5x 10.5x 11.5x 0.25% 0.75% 1.25% 1.75% 2.25% 5.5% $248.2 $571.1 $894.0 $1,216.9 $1,539.8 5.5% $2,886.0 $3,446.5 $4,138.8 $5,015.7 $6,162.5 C AC 6.0% 220.6 537.5 854.3 1,171.1 1,488.0 C AC 6.0% 2,388.0 2,845.6 3,399.4 4,083.6 4,950.3 W 6.5% 193.8 504.7 815.7 1,126.6 1,437.5 W 6.5% 1,973.7 2,353.6 2,805.8 3,353.2 4,029.4 7.0% 167.7 472.9 778.1 1,083.2 1,388.4 7.0% 1,624.4 1,944.3 2,319.7 2,766.6 3,307.6 7.5% 142.4 441.9 741.4 1,041.0 1,340.5 7.5% 1,326.7 1,599.1 1,915.2 2,286.3 2,728.1 Source: TGE management 1. 21.0% corporate tax rate 2. Run-rate Growth Wedge EBITDA based on $3,000.0 million of cumulative growth capital expenditures at a 7.5x EBITDA multiple 87

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Precedent M&A Transaction Analysis

($ in millions, except per share amounts)

Methodology	Description	Metrics / Assumptions
Precedent M&A Transaction Analysis (Sum-of-Parts)	■ Values TGE shares based on multiples of transaction value to EBITDA based on historical asset transactions involving assets similar to those owned by TGE	■ Based on transaction value / EBITDA ■ Transaction value / EBITDA multiples applied to 2019E EBITDA

	Assumptions			Resulting Enterprise Value Range		
	2019E EBITDA			2019E EBITDA		
	Low		High	Low		High
REX (Attributable to TGE)	8.5x	–	10.5x	$4,800.4	–	$5,929.9
Non-REX Natural Gas Transportation	8.5	–	10.5	697.0	–	861.0
Crude Oil Transportation and Stanchion	8.5	–	10.5	2,745.5	–	3,391.5
Terminals	8.0	–	10.0	288.0	–	360.0
TMID	8.5	–	10.5	280.5	–	346.5
BNN	7.0	–	9.0	518.0	–	666.0
Total Enterprise Value (Pre-Corporate G&A)				**$9,329.4**	–	**$11,554.9**
Less: Value of Corporate G&A [1]	8.4x	–	10.4x	(75.6)	–	(93.6)
Total Enterprise Value				**$9,253.8**	–	**$11,461.3**
Less: Debt as of January 1, 2020 [2]				(4,959.4)		(4,959.4)
Plus: Cash as of January 1, 2020				9.4		9.4
Implied Equity Value				**$4,303.8**	–	**$6,511.3**
TGE Shares Outstanding				281.334		281.334
Implied TGE Share Value				**$15.30**	–	**$23.14**

1. EBITDA multiples equal to EBITDA-weighted average multiple for each of the individual businesses
2. Includes 75% of REX debt

EVERCORE 88 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Precedent M&A Transactions Analysis – Natural Gas Transportation

($ in millions)

Selected M&A Transactions – Long-Haul Natural Gas Pipelines

Date Announced	Acquiror / Target (Seller)	Transaction Value	EBITDA Multiple
1/14/19	NEXUS Gas Transmission, LLC / Generation Pipeline LLC	$160.0	NA
2/7/18	Tallgrass Energy GP, LP / 25.01% interest in Rockies Express Pipeline LLC (Tallgrass Development LP)	1,044.0	6.4x
11/6/17	American Midstream Partners, LP / Trans-Union Interstate Pipeline (ArcLight Capital Partners, LLC)	48.0	6.5
7/31/17	Blackstone Energy Partners / 32.44% interest in Rover Pipeline (Energy Transfer Partners, LP)	1,571.0	10.7
6/1/17	TC PipeLines, LP / 49.3% interest in Iroquois Gas Transmission System, LP and 11.8% interest in Portland Natural Gas Transmission (TransCanada Corp.)	765.0	10.9
4/3/17	Tallgrass Energy Partners, LP / 24.99% interest in Rockies Express Pipeline LLC (Tallgrass Development, LP)	1,043.5	6.6
10/15/16	Dominion Midstream Partners / Questar Pipeline LLC (Dominion Resources)	1,725.0	9.1
7/10/16	Southern Company / 50% interest in Southern Natural Gas Pipeline System (Kinder Morgan, Inc.)	2,075.0	10.4
5/9/16	Tallgrass Energy Partners, LP / 25% interest in Rockies Express Pipeline LLC (Sempra U.S. Gas and Power)	440.0	6.9
11/6/15	TC Pipelines, LP / 49.9% interest in Portland Natural Gas Transmission System (TransCanada Corp.)	1,084.0	11.0
8/17/15	Dominion Midstream Partners, LP / 25.93% interest in Iroquois Gas Transmission System, LP (National Grid and New Jersey Resources Corp.)	286.5	9.8
All Transactions	**Mean**		**8.8x**
	Median		**9.5**
	Min		**6.4**
	Max		**11.0**
Excluding Tallgrass / REX Transactions	**Mean**		**9.8x**
	Median		**10.4**
	Min		**6.5**
	Max		**11.0**

Precedent M&A Transactions Analysis – Natural Gas Transportation

	REX			Non-REX Natural Gas Transportation		
2019E EBITDA		$753.0			$82.0	
Relevant EBITDA Multiple	8.5x	–	10.5x	8.5x	–	10.5x
Implied Enterprise Value	**$6,400.5**	–	**$7,906.5**	**$697.0**	–	**$861.0**
Implied Enterprise Value Attributed to TGE	**$4,800.4**	–	**$5,929.9**	**$697.0**	–	**$861.0**

Source: Public filings, Company presentations, Press releases, 1Derrick

EVERCORE 89 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Precedent M&A Transactions Analysis – Crude Oil Transportation

($ in millions)

Selected M&A Transactions – Long-Haul Crude Oil Pipelines

Date Announced	Acquiror / Target (Seller)	Transaction Value	EBITDA Multiple
5/28/19	Delek Logistics Partners, LP / 33.0% interest in Red River Pipeline Company LLC (Plains All American Pipeline L.P.)	$387.9	8.8x
8/21/18	OMERS Infrastructure Management, Inc. / 50% interest in BridgeTex Pipeline Company, LLC (Plains All American Pipeline, L.P., Magellan Midstream, L.P.)	2,876.0	9.8
1/3/18	Andeavor / 110-mile crude oil pipeline and oil storage terminals (Rangeland Energy II, LLC)	396.0	9.0
8/10/17	Holly Energy Partners LP/ Remaining 50% interest in Frontier Aspen LLC and 75% interest in SLC Pipeline LLC (Plains All American Pipeline L.P.)	250.0	10.9
2/13/17	Plains All American Pipeline L.P. & Noble Midstream Partners LP / Advantage Pipeline, LLC	133.0	9.5
1/4/16	Tallgrass Energy Partners, LP / 31.3% interest in Tallgrass Pony Express Pipeline (Tallgrass Development, LP)	2,375.8	8.7
11/2/15	Western Refining Logistics, LP / TexNew Mex Pipeline and an 80,000 barrel crude oil storage tank (Western Refining, Inc.)	180.0	9.6
3/23/15	EnLink Midstream Partners, LP / Victoria Express Pipeline (Devon Energy Corporation)	180.0	8.7
	Mean		**9.4x**
	Median		**9.3**
	Min		**8.7**
	Max		**10.9**

Precedent M&A Transactions Analysis – Crude Oil Transportation and Stanchion

2019E EBITDA		$323.0	
Relevant EBITDA Multiple	8.5x	–	10.5x
Implied Enterprise Value	**$2,745.5**	**–**	**$3,391.5**

Source: Public filings, Company presentations, Press releases, 1Derrick

EVERCORE 90 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Precedent M&A Transactions Analysis – Crude Oil Terminals

($ in millions)

Selected M&A Transactions – Crude Oil Terminals

Date Announced	Acquiror / Target (Seller)	Transaction Value	EBITDA Multiple
2/26/18	Delek Logistics Partners, LP / Big Spring Logistics' storage tanks, NGL storage and asphalt/light products terminals (Delek US Holdings, Inc.)	$315.0	7.8x
1/3/18	Tallgrass Energy Partners, LP / 38% interest in Deeprock North, LLC crude oil terminal in North Cushing, OK (Kinder Morgan, Inc.)	19.5	8.0
1/3/18	Tallgrass Energy Partners, LP / 51% interest in Pawnee Terminal (Zenith Energy)	31.0	6.2
8/2/17	International-Matex Tank Terminals (Macquarie Infrastructure Corp.) / Epic Midstream (White Deer Energy / Blue Water Energy)	171.5	11.0
6/6/17	SemGroup Corporation / Houston Fuel Oil Terminal Company (Alinda Capital Partners)	2,100.0	15.0
6/5/17	USD Partners LP / Crude oil destination terminal in Stroud, OK (Undisclosed)	25.0	2.5
1/3/17	Tallgrass Energy Partners, LP / Tallgrass Terminals, LLC and Tallgrass NatGas Operator, LLC (Tallgrass Development, LLC)	140.0	12.7
10/21/16	NuStar Energy L.P. / Crude oil and refined product storage assets in Port of Corpus Christi (Martin Midstream Partners L.P.)	107.0	7.9
7/14/15	Arc Logistics Partners LP / Pawnee crude terminal and development assets (United Energy Trading, LLC / Hawkeye Midstream, LLC)	76.6	8.3
	Mean		**8.8x**
	Median		**8.0**
	Min		**2.5**
	Max		**15.0**

Precedent M&A Transactions Analysis – Terminals

2019E EBITDA		$36.0	
Relevant EBITDA Multiple	8.0x	–	10.0x
Implied Enterprise Value	**$288.0**	**–**	**$360.0**

Source: TGE management, Public filings, Company presentations, Press releases, 1Derrick

EVERCORE 91 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Precedent M&A Transactions Analysis – Natural Gas Gathering & Processing

($ in millions)

Selected M&A Transactions – Natural Gas Gathering & Processing

Date Announced	Acquiror / Target (Seller)	Transaction Value	EBITDA Multiple
5/2/19	DTE Midstream (DTE Energy) / 30% interest in Stonewall Gas Gathering (AltaGas Ltd.)	$275.3	12.0x
4/10/19	Crestwood Equity Partners LP / Remaining 50.0% interest in Jackalope Gas Gathering Services, L.L.C. (The Williams Companies, Inc.)	484.6	9.8
3/28/19	SK Holdings Co Ltd / Minority interest in Blue Racer Midstream, LLC (First Reserve)	300.0	9.2
3/14/19	EQM Midstream Partners, LP / 60% interest in Eureka Midstream Holdings, LLC and 100% interest in Hornet Midstream Holdings, LLC (Morgan Stanley Infrastructure Partners)	1,030.0	10.3
2/19/19	GSO Capital Partners and Blackstone Tactical Opportunities / 45% equity interest in Targa Badlands LLC (Targa Resources Corp.)	1,600.0	12.0
11/1/18	First Reserve / 50% interest in Blue Racer Midstream, LLC (Dominion Energy, Inc.)	1,200.0	9.2
2/7/18	CNX Midstream Partners LP / 95% interest in the Shirley-Pennsboro Gathering System (CNX Resources Corporation)	265.0	11.5
6/13/17	Howard Energy Partners / 50% Interest in Delaware Basin G&P assets (WPX Energy, Inc.)	431.5	7.2
5/24/17	Crestwood Permian Basin Holdings LLC / Delaware Basin Willow Lake G&P (Crestwood Equity Partners LP)	151.0	9.6
5/18/17	Energy Transfer Partners, LP / 34.4% remaining interest in Penntex Midstream Partners, LP	280.3	10.0
11/21/16	Tesoro Logistics LP / Williston G&P Assets (Whiting Oil and Gas Corporation / GBK Investments, LLC / WBI Energy Midstream, LLC)	700.0	6.7
	Mean		**9.8x**
	Median		**9.8**
	Min		**6.7**
	Max		**12.0**

Precedent M&A Transactions Analysis – TMID

2019E EBITDA		$33.0	
Relevant EBITDA Multiple	8.5x	–	10.5x
Implied Enterprise Value	**$280.5**	**–**	**$346.5**

Source: TGE management

EVERCORE 92 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Precedent M&A Transactions Analysis – Water Logistics

($ in millions)

Selected M&A Transactions – Water Logistics

Date Announced	Acquiror / Target (Seller)	Transaction Value	EBITDA Multiple
9/26/19	NGL Energy Partners LP / Hillstone Environmental Partners, LLC	$600.0	7.0x
5/14/19	NGL Energy Partners LP / Mesquite Disposals Unlimited, LLC	890.0	8.3
12/20/18	WaterBridge Resources LLC / 9 SWD wells and additional permits (NGL Energy Partners LP)	238.8	9.6
10/31/18	WaterBridge Resources LLC / Delaware Basin water infrastructure assets (Halcón Resources Corporation)	200.0	9.1
10/5/18	Nuverra Environmental Solutions, Inc. / Clearwater Solutions	41.9	5.2
2/7/18	Tallgrass Energy Partners, LP / Buckhorn SWD Solutions, LLC and Buckhorn Energy Services, LLC	95.0	5.0
12/16/15	Tallgrass Energy Partners, LP / BNN Western, LLC (Whiting Oil and Gas Corporation)	75.0	9.0
9/18/15	Antero Midstream Partners LP / Appalachia freshwater delivery and produced water treatment & disposal (Antero Resources Corp.)	1,050.0	8.8
9/2/14	Ferrellgas Partners LP / Two saltwater disposal wells in Eagle Ford, an option to acquire an additional SWD well (C&E Production, LLC)	65.0	6.0
7/9/14	NGL Energy Partners LP / 5 SWD wells in the Eagle Ford and the Permian	83.0	5.2
	Mean		**7.3x**
	Median		**7.7**
	Min		**5.0**
	Max		**9.6**

Precedent M&A Transactions Analysis – BNN

2019E EBITDA		$74.0	
Relevant EBITDA Multiple	7.0x	–	9.0x
Implied Enterprise Value	**$518.0**	**–**	**$666.0**

Source: TGE management

EVERCORE 93 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Peer Group Trading Analysis

($ in millions, except per share amounts)

Methodology	Description	Metrics / Assumptions
Peer Group Trading Analysis (Sum-of-Parts)	■ Valuation based on multiples of enterprise value / relevant EBITDA for publicly traded entities with assets similar to those owned by TGE	■ Based on enterprise value / EBITDA ■ Enterprise value / EBITDA multiples applied to 2020E and 2021E EBITDA

	Assumptions				Resulting Enterprise Value Range			
	2020E EBITDA		2021E EBITDA		2020E EBITDA		2021E EBITDA	
	Low	High	Low	High	Low	High	Low	High
REX (Attributable to TGE)	9.5x –	11.5x	9.0x –	11.0x	$4,283.9 –	$5,185.8	$4,069.2 –	$4,973.5
Non-REX Natural Gas Transportation	9.5 –	11.5	9.0 –	11.0	799.1 –	967.4	791.2 –	967.1
Crude Oil Transportation and Stanchion	9.5 –	11.5	9.0 –	11.0	2,130.0 –	2,578.5	2,091.4 –	2,556.2
Terminals	7.5 –	10.0	7.0 –	9.5	274.2 –	365.6	259.2 –	351.7
TMID	7.5 –	9.5	7.0 –	9.0	311.4 –	394.5	329.7 –	423.8
BNN	5.5 –	7.5	4.5 –	6.5	576.0 –	785.5	572.2 –	826.5
Growth Wedge [1]	8.9 –	10.9	8.3 –	10.3	897.0 –	1,100.6	1,657.9 –	2,063.3
Total Enterprise Value (Pre-Corporate G&A)					**$9,271.8 –**	**$11,377.9**	**$9,770.7 –**	**$12,162.0**
Less: Value of Corporate G&A [1]	8.4x –	10.3x	8.3x –	10.3x	(63.9) –	(79.1)	(63.8) –	(79.0)
Total Enterprise Value					**$9,207.9 –**	**$11,298.7**	**$9,706.9 –**	**$12,083.0**
Less: Debt as of January 1, 2020 [2]					(4,959.4)	(4,959.4)	(4,959.4)	(4,959.4)
Plus: Cash as of January 1, 2020					9.4	9.4	9.4	9.4
Implied Equity Value					**$4,257.9 –**	**$6,348.7**	**$4,756.9 –**	**$7,133.0**
TGE Shares Outstanding					281.334	281.334	281.334	281.334
Implied TGE Share Value Including Growth Wedge					**$15.13 –**	**$22.57**	**$16.91 –**	**$25.35**
Implied TGE Share Value Excluding Growth Wedge					**11.95 –**	**18.65**	**11.02 –**	**18.02**

1. EBITDA multiples equal to EBITDA-weighted average multiple for each of the individual businesses
2. Includes 75% of REX debt

EVERCORE 94 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Peer Group Trading Analysis – Natural Gas Transportation

($ in millions, except per share / unit amounts)

Partnership / Company	Price 10/18/19	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2020E	Enterprise Value / EBITDA 2021E	Distribution / Dividend Yield Current	Distribution / Dividend Yield 2020E	Distribution / Dividend Yield 2021E	Debt / 2019E EBITDA
Natural Gas Transportation									
Enbridge Inc.	$36.06	$73,131.5	$131,673.3	12.6x	11.9x	6.2%	6.9%	7.3%	5.0x
Energy Transfer LP	12.74	34,157.6	96,512.3	8.8	8.4	9.6%	9.6%	10.0%	4.5
EQM Midstream Partners, LP	33.06	6,627.1	13,118.1	8.7	7.3	14.0%	14.5%	14.7%	3.6
TC PipeLines, LP	38.71	2,816.6	4,866.6	10.5	10.5	6.7%	6.7%	6.7%	4.3
TC Energy Corporation	51.44	47,931.4	84,252.6	11.8	11.4	4.4%	4.8%	5.2%	5.3
Kinder Morgan, Inc.	20.02	45,321.4	81,785.4	10.6	10.5	5.0%	6.2%	6.6%	4.7
The Williams Companies, Inc.	22.91	27,870.5	52,625.5	10.1	9.6	6.6%	7.3%	8.0%	4.5
Mean				**10.4x**	**10.0x**	**7.5%**	**8.0%**	**8.4%**	**4.6x**
Median				**10.5**	**10.5**	**6.6%**	**6.9%**	**7.3%**	**4.5**

Peer Group Trading Analysis – Natural Gas Transportation

	REX			Non-REX Natural Gas Transportation		
2020E EBITDA		$601.3			$84.1	
Relevant EBITDA Multiple	9.5x	–	11.5x	9.5x	–	11.5x
Implied Enterprise Value Based on 2020E EBITDA	**$5,711.9**	–	**$6,914.4**	**$799.1**	–	**$967.4**
2021E EBITDA		$602.9			$87.9	
Relevant EBITDA Multiple	9.0x	–	11.0x	9.0x	–	11.0x
Implied Enterprise Value Based on 2021E EBITDA	**$5,425.7**	–	**$6,631.4**	**$791.2**	–	**$967.1**
Implied Enterprise Value	**$5,425.7**	–	**$6,914.4**	**$791.2**	–	**$967.4**
Implied Enterprise Value Attributed to TGE	**$4,069.2**	–	**$5,185.8**	**$791.2**	–	**$967.4**

Source: TGE management, Public filings, Wall Street research, FactSet

EVERCORE 95 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Peer Group Trading Analysis – Crude Oil Transportation

($ in millions, except per unit amounts)

Partnership	Price 10/18/19	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2020E	Enterprise Value / EBITDA 2021E	Distribution Yield Current	Distribution Yield 2020E	Distribution Yield 2021E	Debt / 2019E EBITDA
Crude Oil Transportation									
Holly Energy Partners, L.P.	$23.13	$2,441.7	$4,035.6	11.1x	11.0x	11.6%	11.7%	8.7%	4.1x
Magellan Midstream Partners, L.P.	65.04	14,855.4	19,406.7	12.1	11.8	6.2%	6.6%	6.9%	3.3
MPLX LP	26.80	35,376.5	57,250.5	10.6	10.2	10.0%	10.6%	11.1%	4.0
NuStar Energy L.P.	28.38	3,058.3	7,588.5	10.5	9.9	8.5%	8.5%	8.5%	5.1
Phillips 66 Partners LP	54.92	12,408.5	16,392.5	11.6	10.6	6.2%	6.6%	7.1%	2.7
Plains All American Pipeline, L.P.	19.43	14,266.0	26,287.0	9.6	9.0	7.4%	7.8%	8.2%	3.3
Shell Midstream Partners, L.P.	20.89	4,759.7	7,248.7	8.4	8.2	8.2%	8.9%	9.2%	3.7
Mean				**10.6x**	**10.1x**	**8.3%**	**8.7%**	**8.5%**	**3.8x**
Median				**10.6**	**10.2**	**8.2%**	**8.5%**	**8.5%**	**3.7**

Peer Group Trading Analysis – Crude Oil Transportation and Stanchion

2020E EBITDA		$224.2	
Relevant EBITDA Multiple	9.5x	–	11.5x
Implied Enterprise Value Based on 2020E EBITDA	**$2,130.0**	–	**$2,578.5**
2021E EBITDA		$232.4	
Relevant EBITDA Multiple	9.0x	–	11.0x
Implied Enterprise Value Based on 2021E EBITDA	**$2,091.4**	–	**$2,556.2**
Implied Enterprise Value	**$2,091.4**	**–**	**$2,578.5**

Source: TGE management, Public filings, Wall Street research, FactSet

EVERCORE 96 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Peer Group Trading Analysis –Terminals

($ in millions, except per unit amounts)

Partnership / Company	Price 10/18/19	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2020E	Enterprise Value / EBITDA 2021E	Distribution / Dividend Yield Current	Distribution / Dividend Yield 2020E	Distribution / Dividend Yield 2021E	Debt / 2019E EBITDA
Terminals									
Global Partners LP	$20.64	$706.4	$2,324.0	10.3x	9.9x	10.0%	10.0%	9.8%	7.0x
Sprague Resources LP	17.31	393.5	951.7	7.5	7.1	15.4%	15.4%	15.4%	5.1
USD Partners LP	9.65	261.0	467.1	NA	NA	15.1%	NA	NA	NA
Mean				**8.9x**	**8.5x**	**13.5%**	**12.7%**	**12.6%**	**6.1x**
Median				**8.9**	**8.5**	**15.1%**	**12.7%**	**12.6%**	**6.1**

Peer Group Trading Analysis – Terminals

2020E EBITDA		$36.6	
Relevant EBITDA Multiple	7.5x	–	10.0x
Implied Enterprise Value Based on 2020E EBITDA	**$274.2**	–	**$365.6**
2021E EBITDA		$37.0	
Relevant EBITDA Multiple	7.0x	–	9.5x
Implied Enterprise Value Based on 2021E EBITDA	**$259.2**	–	**$351.7**
Implied Enterprise Value	**$259.2**	**–**	**$365.6**

Source: TGE management, Public filings, Wall Street research, FactSet

EVERCORE 97 TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Peer Group Trading Analysis – Gathering and Processing

($ in millions, except per share / unit amounts)

Partnership / Company	Price 10/18/19	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2020E	Enterprise Value / EBITDA 2021E	Distribution / Dividend Yield Current	Distribution / Dividend Yield 2020E	Distribution / Dividend Yield 2021E	Debt / 2019E EBITDA
Gathering and Processing									
CNX Midstream Partners LP	$13.14	$854.6	$1,513.2	6.2x	5.7x	11.8%	13.3%	14.5%	2.7x
Crestwood Equity Partners LP	33.96	2,528.6	5,741.6	9.4	8.9	7.1%	7.4%	7.7%	4.2
DCP Midstream, LP	23.06	3,372.3	9,758.3	7.9	7.4	13.5%	13.5%	13.5%	4.7
Enable Midstream Partners, LP	10.77	4,686.1	9,489.1	8.5	8.4	12.3%	12.3%	12.5%	4.0
EnLink Midstream, LLC	6.98	3,434.7	9,628.2	8.6	8.5	16.2%	16.5%	16.5%	4.3
Hess Midstream Partners LP	21.14	6,017.0	7,762.1	10.6	9.1	7.5%	8.8%	10.1%	NM
Noble Midstream Partners LP	23.75	945.8	2,693.8	8.0	6.9	10.8%	13.2%	15.5%	3.5
Oasis Midstream Partners LP	16.59	560.9	1,281.5	6.8	6.2	11.8%	14.5%	16.2%	2.7
Summit Midstream Partners, LP	4.51	379.7	2,338.6	7.6	7.1	25.5%	25.5%	25.5%	5.8
Targa Resources Corp.	39.37	9,164.6	19,544.9	11.8	10.2	9.2%	9.2%	9.4%	5.3
Western Midstream Partners, LP	22.79	10,324.1	17,878.7	9.5	8.8	10.8%	11.4%	12.0%	4.4
Mean				**8.6x**	**7.9x**	**12.4%**	**13.2%**	**14.0%**	**4.2x**
Median				**8.5**	**8.4**	**11.8%**	**13.2%**	**13.5%**	**4.2**

Peer Group Trading Analysis – TMID

2020E EBITDA		$41.5	
Relevant EBITDA Multiple	7.5x	–	9.5x
Implied Enterprise Value Based on 2020E EBITDA	**$311.4**	–	**$394.5**
2021E EBITDA		$47.1	
Relevant EBITDA Multiple	7.0x	–	9.0x
Implied Enterprise Value Based on 2021E EBITDA	**$329.7**	–	**$423.8**
Implied Enterprise Value	**$311.4**	**–**	**$423.8**

Source: TGE management, Public filings, Wall Street research, FactSet

EVERCORE 98 TALLGRASS ENERGY

Preliminary Draft –
Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Peer Group Trading Analysis – Water Logistics

($ in millions, except per share / unit amounts)

Partnership / Company	Price 10/18/19	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2020E	Enterprise Value / EBITDA 2021E	Distribution / Dividend Yield Current	Distribution / Dividend Yield 2020E	Distribution / Dividend Yield 2021E	Debt / 2019E EBITDA
Water Logistics									
NGL Energy Partners LP	$11.45	$1,446.4	$4,889.9	7.4x	6.8x	13.6%	13.7%	13.6%	4.0x
Rattler Midstream LP	15.22	2,340.3	2,338.8	6.5	5.3	--%	7.6%	8.7%	0.0
Select Energy Services, Inc.	7.27	783.8	760.4	4.1	4.0	--%	--%	--%	0.0
Mean				**6.0x**	**5.4x**	**4.5%**	**7.1%**	**7.4%**	**1.4x**
Median				**6.5**	**5.3**	**0.0%**	**7.6%**	**8.7%**	**0.0**

Peer Group Trading Analysis – BNN

2020E EBITDA		$104.7	
Relevant EBITDA Multiple	5.5x	–	7.5x
Implied Enterprise Value Based on 2020E EBITDA	**$576.0**	–	**$785.5**
2021E EBITDA		$127.2	
Relevant EBITDA Multiple	4.5x	–	6.5x
Implied Enterprise Value Based on 2021E EBITDA	**$572.2**	–	**$826.5**
Implied Enterprise Value	**$572.2**	**–**	**$826.5**

Source: TGE management, Public filings, Wall Street research, FactSet

EVERCORE 99 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Valuation of TGE Shares

Sum-of-the-Parts – Peer Group Trading Analysis – Growth Wedge

($ in millions)

Peer Group Trading Analysis

2020E EBITDA		$100.8	
Relevant EBITDA Multiple [1]	8.9x	–	10.9x
Implied Enterprise Value Based on 2020E EBITDA	**$897.0**	–	**$1,100.6**
2021E EBITDA		$200.8	
Relevant EBITDA Multiple [1]	8.3x	–	10.3x
Implied Enterprise Value Based on 2021E EBITDA	**$1,657.9**	–	**$2,063.3**
Implied Enterprise Value	**$897.0**	**–**	**$2,063.3**

Source: TGE management, Public filings, Wall Street research, FactSet
1. EBITDA multiples equal to EBITDA-weighted average multiple for each of the individual businesses

EVERCORE 100 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

For Reference Only

Valuation of TGE Shares

Premiums Paid in Midstream Acquisitions

Date Announced	Acquiror / Target	Consideration	Premium[1] 1-Day Prior Spot	30-Day VWAP	60-Day VWAP	90-Day VWAP
10/01/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	9.8%	20.6%	19.5%
09/16/19	Energy Transfer LP / SemGroup Corporation	Cash/Unit-for-Share	65.4%	80.2%	62.1%	50.2%
08/21/19	Pembina Pipeline Corporation / Kinder Morgan Canada Limited	Share-for-Share	37.7%	32.5%	30.3%	17.6%
05/10/19	IFM Investors / Buckeye Partners, L.P.	Cash-for-Unit	27.5%	22.9%	23.9%	27.9%
05/08/19	MPLX LP / Andeavor (Marathon Petroleum Corporation; Andeavor Logistics LP)	Unit-for-Unit	1.8%	0.5%	(0.9%)	(1.6%)
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream, LP	Cash-for-Unit	31.3%	32.0%	33.5%	21.5%
02/05/19	SunCoke Energy, Inc. / SunCoke Energy Partners, L.P.	Stock-for-Unit	9.3%	31.2%	26.5%	18.9%
07/10/18	ArcLight Energy Partners Fund VI, L.P. / TransMontaigne Partners L.P.	Cash-for-Unit	13.5%	8.6%	8.2%	10.2%
11/08/18	Western Gas Equity Partners, LP / Western Gas Partners, LP	Unit-for-Unit	7.6%	13.8%	9.3%	5.9%
10/22/18	EnLink Midstream, LLC / EnLink Midstream Partners, LP	Unit-for-Unit	1.1%	(0.6%)	1.5%	5.8%
10/18/18	Valero Energy Corporation / Valero Energy Partners LP	Cash-for-Unit	6.0%	11.9%	10.9%	10.2%
10/09/18	Antero Midstream GP LP / Antero Midstream Partners LP	Cash/Stock-for-Unit	63.7%	6.6%	7.3%	8.2%
08/01/18	Energy Transfer Equity, L.P. / Energy Transfer Partners, L.P.	Unit-for-Unit	11.2%	19.2%	22.3%	27.4%
06/09/18	Cheniere Energy, Inc. / Cheniere Energy Partners LP Holdings, LLC	Stock-for-Unit	6.6%	8.2%	7.7%	6.7%
05/17/18	The Williams Companies, Inc. / Williams Partners L.P.[2]	Stock-for-Unit	13.6%	5.8%	1.0%	3.4%
05/17/18	Enbridge Inc. / Enbridge Energy Partners, L.P.	Stock-for-Unit	13.9%	15.9%	10.4%	0.8%
05/17/18	Enbridge Inc. / Spectra Energy Partners, LP	Stock-for-Unit	20.8%	18.7%	13.7%	7.6%
03/26/18	Tallgrass Energy GP, LP / Tallgrass Energy Partners, L.P.	Stock-for-Unit	0.1%	NA	NA	NA
02/08/18	Nustar Energy L.P. / Nustar GP Holdings, LLC	Unit-for-Unit	1.7%	0.3%	8.5%	5.6%
01/02/18	Archrock, Inc. / Archrock Partners, L.P.	Stock-for-Unit	23.4%	27.7%	21.6%	18.6%
06/02/17	World Point Terminals, Inc. / World Point Terminals, LP	Cash-for-Unit	5.8%	3.4%	3.2%	3.5%
05/18/17	Energy Transfer Partners, LP / PennTex Midstream Partners, LP	Cash-for-Unit	20.1%	19.9%	22.6%	24.4%
03/02/17	VTTI B.V. / VTTI Energy Partners LP	Cash-for-Unit	6.0%	6.8%	14.2%	13.5%
02/01/17	ONEOK, Inc. / ONEOK Partners, L.P.	Stock-for-Unit	25.8%	22.4%	26.2%	29.0%
01/27/17	Enbridge Energy Co, Inc. / Midcoast Energy Partners, L.P.	Cash-for-Unit	(8.6%)	5.4%	11.3%	5.8%
09/26/16	TransCanada Corporation / Columbia Pipeline Partners L.P.	Cash-for-Unit	13.3%	14.0%	16.2%	15.5%
05/31/16	SemGroup Corporation / Rose Rock Midstream, L.P.	Share-for-Unit	0.0%	27.4%	53.0%	78.2%
11/03/15	Targa Resources Corp. / Targa Resources Partners LP	Share-for-Unit	18.4%	16.1%	16.6%	9.5%
10/26/15	Western Refining, Inc. / Northern Tier Energy L.P.	Cash/Share-for-Unit	11.7%	12.3%	7.8%	8.0%
05/06/15	Crestwood Equity Partners LP / Crestwood Midstream Partners L.P.	Unit-for-Unit	17.2%	21.0%	26.0%	23.9%
08/10/14	Kinder Morgan, Inc. / El Paso Pipeline Partners, L.P.	Cash/Share-for-Unit	15.4%	10.4%	11.7%	14.4%
08/10/14	Kinder Morgan, Inc. / Kinder Morgan Energy Partners, L.P.	Cash/Share-for-Unit	12.0%	9.8%	12.4%	14.5%
All Transactions	**Median**		**13.4%**	**13.8%**	**13.7%**	**13.5%**
	Mean		**16.3%**	**16.6%**	**17.4%**	**16.3%**
	Max		**65.4%**	**80.2%**	**62.1%**	**78.2%**
	Min		**(8.6%)**	**(0.6%)**	**(0.9%)**	**(1.6%)**
Cash Only Transactions	**Median**		**13.3%**	**9.8%**	**14.2%**	**13.5%**
	Mean		**12.4%**	**11.4%**	**14.6%**	**14.5%**
	Max		**28.1%**	**22.9%**	**23.9%**	**27.9%**
	Min		**(8.6%)**	**3.4%**	**3.2%**	**3.5%**

Source: Bloomberg, FactSet, Public filings
1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 30-, 60- or 90-trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement
2. WMB / WPZ VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of WMB's shares on the last trading day prior to announcement by the 30-, 60- or 90-trading day VWAP of the WPZ as calculated from March 15, 2018, or after the FERC announcement of MLP income tax recovery disallowance

EVERCORE 101 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

For Reference Only

Valuation of TGE Shares

Premiums Paid Analysis

Summary Results – Cash Transactions

	1-Day Prior Spot			30-Day VWAP			60-Day VWAP		
Relevant Share Price [1]		$14.35			$18.30			$19.80	
Historical Merger Premium Range	(8.6%)	—	65.4%	(0.6%)	—	80.2%	(0.9%)	—	62.1%
Implied TGE Share Price Range	**$13.12**	**—**	**$23.73**	**$18.19**	**—**	**$32.98**	**$19.61**	**—**	**$32.10**
Median Merger Premium		13.4%			13.8%			13.7%	
Median-Implied TGE Share Value		**$16.28**			**$20.84**			**$22.51**	

Summary Results – All Transactions

	1-Day Prior Spot			30-Day VWAP			60-Day VWAP		
Relevant Share Price [1]		$14.35			$18.30			$19.80	
Historical Merger Premium Range	(8.6%)	—	28.1%	3.4%	—	22.9%	3.2%	—	23.9%
Implied TGE Share Price Range	**$13.12**	**—**	**$18.38**	**$18.93**	**—**	**$22.50**	**$20.43**	**—**	**$24.52**
Median Merger Premium		13.3%			9.8%			14.2%	
Median-Implied TGE Share Value		**$16.26**			**$20.09**			**$22.61**	

Source: Bloomberg, FactSet
1. Based on unaffected date of August 27, 2019

EVERCORE 102 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Appendix

EVERCORE

Preliminary Draft – Subject to Change

A. Weighted Average Cost of Capital

EVERCORE

Preliminary Draft – Subject to Change

Weighted Average Cost of Capital

TGE Cost of Equity and Weighted Average Cost of Capital

($ in millions, except per unit / share amounts)

CAPM

Partnership/Corporation	Unit/Share Price 10/18/19	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta [1]	Unlevered Beta [2]
Crestwood Equity Partners LP	$33.96	$2,528.6	$2,790.7	52.5%	0.77	0.43
Enable Midstream Partners, LP	10.77	4,686.1	4,926.0	51.2%	0.72	0.42
Enbridge Inc.	36.06	73,131.5	56,453.1	43.6%	0.66	0.41
Energy Transfer LP	12.74	34,157.6	50,805.3	59.8%	1.05	0.51
EnLink Midstream, LLC	6.98	3,434.7	5,900.8	63.2%	1.06	0.45
Kinder Morgan, Inc.	20.02	45,321.4	35,698.0	44.1%	0.90	0.55
Plains All American Pipeline, L.P.	19.43	14,266.0	12,308.0	46.3%	0.91	0.56
TC PipeLines, LP	38.71	2,816.6	1,993.0	41.4%	0.78	0.52
Targa Resources Corp.	39.37	9,164.6	7,210.0	44.0%	1.06	0.65
The Williams Companies, Inc.	22.91	27,870.5	22,328.0	44.5%	0.99	0.60
			Mean	**49.1%**	**0.89**	**0.51**
			Median	**45.4%**	**0.90**	**0.52**
Tallgrass Energy, LP	**$18.98**	**$5,339.7**	**$3,437.5**	**39.2%**	**0.82**	**0.55**

WACC

	Supply-Side MRP	Historical MRP
Risk-free Rate [3]	2.1%	
Unlevered Beta	0.52	
Debt and Preferred / Total Capitalization	39.2%	
Adjusted Levered Equity Beta	0.78	
Market Risk Premium [4]	6.1%	6.9%
Small Company Risk Premium [5]	0.9%	
Equity Cost of Capital [6]	**7.7%**	**8.3%**
Pre-Tax Cost of Debt [7]	6.3%	
After-Tax Cost of Debt [8]	4.9%	
WACC	**6.6%**	**7.0%**

Supply-Side MRP (6.1%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.45	0.50	0.52	0.55	0.60
25.0%	6.0%	6.3%	6.4%	6.6%	6.9%
30.0%	6.1%	6.4%	6.5%	6.7%	7.0%
35.0%	6.2%	6.5%	6.6%	6.8%	7.0%
39.2%	6.2%	6.5%	**6.6%**	6.8%	7.1%
40.0%	6.3%	6.5%	6.6%	6.8%	7.1%
45.0%	6.3%	6.6%	6.7%	6.9%	7.2%
50.0%	6.4%	6.7%	6.8%	6.9%	7.2%

Historical MRP (6.9%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.45	0.50	0.52	0.55	0.60
25.0%	6.4%	6.7%	6.8%	7.0%	7.3%
30.0%	6.4%	6.8%	6.9%	7.1%	7.4%
35.0%	6.5%	6.8%	6.9%	7.1%	7.5%
39.2%	6.6%	6.9%	**7.0%**	7.2%	7.5%
40.0%	6.6%	6.9%	7.0%	7.2%	7.5%
45.0%	6.6%	7.0%	7.1%	7.3%	7.6%
50.0%	6.7%	7.0%	7.1%	7.3%	7.6%

1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T))); Assumes corporate tax rate of 29.6% for MLPs, 21.0% for C-Corps
3. 20-year Treasury as of October 18, 2019
4. Source: Duff & Phelps
5. Decile: Mid Cap (4) with equity value range of $4,504.1 million to $7,254.2 million
6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium
7. Based on yield-to-worst of TGE notes due 2028 extrapolated to 20 years utilizing the U.S. Treasury Bonds due October 2029 and the U.S. Treasury Bonds due October 2039
8. Assumes 21.0% effective tax rate

EVERCORE 103 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Weighted Average Cost of Capital

TGE Cost of Equity Analysis – Expected Market Return

($ in millions, except per unit / share amounts)

Total Expected Market Return

Partnership/Corporation	Unit/Share Price 10/18/19	Market Equity Value	Current Yield	Distribution/Dividend Growth	Total Return
Crestwood Equity Partners LP	$33.96	$2,528.6	7.1%	5.6%	12.6%
Enable Midstream Partners, LP	10.77	4,686.1	12.3%	4.6%	16.9%
Enbridge Inc.	36.06	73,131.5	6.2%	6.7%	12.9%
Energy Transfer LP	12.74	34,157.6	9.6%	1.5%	11.1%
EnLink Midstream, LLC	6.98	3,434.7	16.2%	--%	16.2%
Kinder Morgan, Inc.	20.02	45,321.4	5.0%	9.0%	14.0%
Plains All American Pipeline, L.P.	19.43	14,266.0	7.4%	5.8%	13.2%
TC PipeLines, LP	38.71	2,816.6	6.7%	2.0%	8.7%
Targa Resources Corp.	39.37	9,164.6	9.2%	0.6%	9.9%
The Williams Companies, Inc.	22.91	27,870.5	6.6%	9.6%	16.3%
Mean					**13.2%**
Median					**13.1%**
Tallgrass Energy, LP	**$18.98**	**$5,339.7**	**11.4%**	**0.8%**	**12.2%**

Source: TGE management, Public filings, Wall Street research, FactSet

EVERCORE 104 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Weighted Average Cost of Capital

Weighted Average Cost of Capital Analysis – REX Natural Gas Transportation

($ in millions, except per unit / share amounts)

CAPM

Partnership/Corporation	Unit/Share Price 10/18/19	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta [1]	Unlevered Beta [2]
Enbridge Inc.	$36.06	$73,131.5	$56,453.1	43.6%	0.66	0.41
Energy Transfer LP	12.74	34,157.6	50,805.3	59.8%	1.05	0.51
EQM Midstream Partners, LP	33.06	6,627.1	6,017.5	47.6%	0.91	0.56
Kinder Morgan, Inc.	20.02	45,321.4	35,698.0	44.1%	0.90	0.55
TC Energy Corporation	51.44	47,931.4	40,910.7	46.0%	0.70	0.42
TC PipeLines, LP	38.71	2,816.6	1,993.0	41.4%	0.78	0.52
The Williams Companies, Inc.	22.91	27,870.5	22,328.0	44.5%	0.99	0.60
Mean				**46.7%**	**0.85**	**0.51**
Median				**44.5%**	**0.90**	**0.52**
Tallgrass Energy, LP	**$18.98**	**$5,339.7**	**$3,437.5**	**39.2%**	**0.82**	**0.55**

WACC

		Supply-Side MRP	Historical MRP
Risk-free Rate [3]	2.1%		
Unlevered Beta	0.52		
Debt and Preferred / Total Capitalization	44.5%		
Adjusted Levered Equity Beta	0.85		
Market Risk Premium [4]		6.1%	6.9%
Small Company Risk Premium [5]	1.3%		
Equity Cost of Capital [6]		8.5%	9.2%
Pre-Tax Cost of Debt [7]	6.3%		
After-Tax Cost of Debt [8]	4.9%		
WACC		**6.9%**	**7.3%**

Supply-Side MRP (6.1%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.40	0.45	0.52	0.65	0.70
30.0%	6.1%	6.4%	6.8%	7.6%	7.8%
35.0%	6.2%	6.5%	6.9%	7.6%	7.9%
40.0%	6.2%	6.5%	6.9%	7.6%	7.9%
44.5%	6.3%	6.6%	**6.9%**	7.7%	8.0%
50.0%	6.3%	6.6%	7.0%	7.7%	8.0%
55.0%	6.4%	6.7%	7.0%	7.8%	8.0%
60.0%	6.4%	6.7%	7.1%	7.8%	8.1%

Historical MRP (6.9%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.40	0.45	0.52	0.65	0.70
30.0%	6.4%	6.7%	7.2%	8.0%	8.4%
35.0%	6.5%	6.8%	7.2%	8.1%	8.4%
40.0%	6.5%	6.8%	7.3%	8.1%	8.4%
44.5%	6.6%	6.9%	**7.3%**	8.1%	8.4%
50.0%	6.6%	6.9%	7.4%	8.2%	8.5%
55.0%	6.7%	7.0%	7.4%	8.2%	8.5%
60.0%	6.7%	7.0%	7.4%	8.2%	8.5%

1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T))); Assumes corporate tax rate of 29.6% for MLPs, 21.0% for C-Corps
3. 20-year Treasury as of October 18, 2019
4. Source: Duff & Phelps
5. Decile: Mid Cap (5) with equity value range of $2,996.0 million to $4,503.5 million
6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium
7. Based on yield-to-worst of TGE notes due 2028 extrapolated to 20 years utilizing the U.S. Treasury Bonds due October 2029 and the U.S. Treasury Bonds due October 2039
8. Assumes 21.0% effective tax rate

EVERCORE 105 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Weighted Average Cost of Capital

Weighted Average Cost of Capital Analysis – Non-REX Natural Gas Transportation

($ in millions, except per unit / share amounts)

	Partnership/Corporation	Unit/Share Price 10/18/19	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta [1]	Unlevered Beta [2]
CAPM	Enbridge Inc.	$36.06	$73,131.5	$56,453.1	43.6%	0.66	0.41
	Energy Transfer LP	12.74	34,157.6	50,805.3	59.8%	1.05	0.51
	EQM Midstream Partners, LP	33.06	6,627.1	6,017.5	47.6%	0.91	0.56
	Kinder Morgan, Inc.	20.02	45,321.4	35,698.0	44.1%	0.90	0.55
	TC Energy Corporation	51.44	47,931.4	40,910.7	46.0%	0.70	0.42
	TC PipeLines, LP	38.71	2,816.6	1,993.0	41.4%	0.78	0.52
	The Williams Companies, Inc.	22.91	27,870.5	22,328.0	44.5%	0.99	0.60
				Mean	**46.7%**	**0.85**	**0.51**
				Median	**44.5%**	**0.90**	**0.52**
	Tallgrass Energy, LP	**$18.98**	**$5,339.7**	**$3,437.5**	**39.2%**	**0.82**	**0.55**

WACC		Supply-Side MRP	Historical MRP
	Risk-free Rate [3]	2.1%	
	Unlevered Beta	0.52	
	Debt and Preferred / Total Capitalization	44.5%	
	Adjusted Levered Equity Beta	0.85	
	Market Risk Premium [4]	6.1%	6.9%
	Small Company Risk Premium [5]	1.8%	
	Equity Cost of Capital [6]	9.1%	9.7%
	Pre-Tax Cost of Debt [7]	6.3%	
	After-Tax Cost of Debt [8]	4.9%	
	WACC	**7.2%**	**7.6%**

Supply-Side MRP (6.1%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.40	0.45	0.52	0.65	0.70
30.0%	6.5%	6.8%	7.2%	7.9%	8.2%
35.0%	6.5%	6.8%	7.2%	7.9%	8.2%
40.0%	6.5%	6.8%	7.2%	7.9%	8.2%
44.5%	6.6%	6.8%	7.2%	8.0%	8.2%
50.0%	6.6%	6.9%	7.3%	8.0%	8.2%
55.0%	6.6%	6.9%	7.3%	8.0%	8.3%
60.0%	6.7%	6.9%	7.3%	8.0%	8.3%

Historical MRP (6.9%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.40	0.45	0.52	0.65	0.70
30.0%	6.8%	7.1%	7.5%	8.4%	8.7%
35.0%	6.8%	7.1%	7.6%	8.4%	8.7%
40.0%	6.8%	7.1%	7.6%	8.4%	8.7%
44.5%	6.8%	7.2%	7.6%	8.4%	8.7%
50.0%	6.9%	7.2%	7.6%	8.4%	8.7%
55.0%	6.9%	7.2%	7.6%	8.4%	8.7%
60.0%	6.9%	7.2%	7.6%	8.4%	8.7%

1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T))); Assumes corporate tax rate of 29.6% for MLPs, 21.0% for C-Corps
3. 20-year Treasury as of October 18, 2019
4. Source: Duff & Phelps
5. Decile: Low Cap (8) with equity value range of $730.0 million to $1,292.2 million
6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium
7. Based on yield-to-worst of TGE notes due 2028 extrapolated to 20 years utilizing the U.S. Treasury Bonds due October 2029 and the U.S. Treasury Bonds due October 2039
8. Assumes 21.0% effective tax rate

EVERCORE 106 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Weighted Average Cost of Capital

Weighted Average Cost of Capital Analysis – Crude Oil Transportation

($ in millions, except per unit amounts)

	Partnership	Unit Price 10/18/19	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta [1]	Unlevered Beta [2]
CAPM	Genesis Energy, L.P.	$21.14	$3,436.0	$4,223.3	55.1%	1.03	0.55
	Global Partners LP	20.64	706.4	1,626.7	69.7%	0.84	0.32
	Holly Energy Partners, L.P.	23.13	2,441.7	1,515.5	38.3%	0.76	0.53
	Magellan Midstream Partners, L.P.	65.04	14,855.4	5,077.0	25.5%	0.73	0.59
	MPLX LP	26.80	35,376.5	21,656.0	38.0%	0.81	0.57
	NuStar Energy L.P.	28.38	3,058.3	4,795.4	61.1%	1.17	0.56
	Phillips 66 Partners LP	54.92	12,408.5	4,114.0	24.9%	0.77	0.62
	Plains All American Pipeline, L.P.	19.43	14,266.0	12,308.0	46.3%	0.91	0.56
	Shell Midstream Partners, L.P.	20.89	4,759.7	2,721.0	36.4%	0.79	0.56
				Mean	**43.9%**	**0.87**	**0.54**
				Median	**38.3%**	**0.81**	**0.56**
	Tallgrass Energy, LP	**$18.98**	**$5,339.7**	**$3,437.5**	**39.2%**	**0.82**	**0.55**

WACC		Supply-Side MRP	Historical MRP
	Risk-free Rate [3]	2.1%	
	Unlevered Beta	0.56	
	Debt and Preferred / Total Capitalization	38.3%	
	Adjusted Levered Equity Beta	0.83	
	Market Risk Premium [4]	6.1%	6.9%
	Small Company Risk Premium [5]	1.3%	
	Equity Cost of Capital [6]	8.5%	9.1%
	Pre-Tax Cost of Debt [7]	6.3%	
	After-Tax Cost of Debt [8]	4.9%	
	WACC	**7.1%**	**7.5%**

Supply-Side MRP (6.1%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.40	0.45	0.56	0.65	0.70
20.0%	6.0%	6.3%	7.0%	7.5%	7.8%
25.0%	6.1%	6.4%	7.0%	7.5%	7.8%
30.0%	6.1%	6.4%	7.0%	7.6%	7.8%
38.3%	6.2%	6.5%	7.1%	7.6%	7.9%
40.0%	6.2%	6.5%	7.1%	7.6%	7.9%
45.0%	6.3%	6.6%	7.2%	7.7%	8.0%
50.0%	6.3%	6.6%	7.2%	7.7%	8.0%

Historical MRP (6.9%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.40	0.45	0.56	0.65	0.70
20.0%	6.3%	6.6%	7.4%	8.0%	8.3%
25.0%	6.4%	6.7%	7.4%	8.0%	8.3%
30.0%	6.4%	6.7%	7.4%	8.0%	8.4%
38.3%	6.5%	6.8%	7.5%	8.1%	8.4%
40.0%	6.5%	6.8%	7.5%	8.1%	8.4%
45.0%	6.6%	6.9%	7.6%	8.1%	8.4%
50.0%	6.6%	6.9%	7.6%	8.2%	8.5%

1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T))); Assumes corporate tax rate of 29.6% for MLPs, 21.0% for C-Corps
3. 20-year Treasury as of October 18, 2019
4. Source: Duff & Phelps
5. Decile: Mid Cap (5) with equity value range of $2,996.0 million to $4,503.5 million
6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium
7. Based on yield-to-worst of TGE notes due 2028 extrapolated to 20 years utilizing the U.S. Treasury Bonds due October 2029 and the U.S. Treasury Bonds due October 2039
8. Assumes 21.0% effective tax rate

EVERCORE 107 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Weighted Average Cost of Capital

Weighted Average Cost of Capital Analysis – Terminals

($ in millions, except per unit amounts)

	Partnership	Unit Price 10/18/19	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta [1]	Unlevered Beta [2]
CAPM	Global Partners LP	$20.64	$706.4	$1,626.7	69.7%	0.84	0.32
	Sprague Resources LP	17.31	393.5	564.3	58.9%	0.96	0.48
	USD Partners LP	9.65	261.0	213.2	45.0%	0.58	0.37
				Mean	57.9%	0.79	0.39
				Median	58.9%	0.84	0.37
	Tallgrass Energy, LP	$18.98	$5,339.7	$3,437.5	39.2%	0.82	0.55

WACC		Supply-Side MRP		Historical MRP
	Risk-free Rate [3]		2.1%	
	Unlevered Beta		0.37	
	Debt and Preferred / Total Capitalization		58.9%	
	Adjusted Levered Equity Beta		0.78	
	Market Risk Premium [4]	6.1%		6.9%
	Small Company Risk Premium [5]		2.5%	
	Equity Cost of Capital [6]	9.3%		9.9%
	Pre-Tax Cost of Debt [7]		6.3%	
	After-Tax Cost of Debt [8]		4.9%	
	WACC	6.8%		7.0%

Supply-Side MRP (6.1%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.30	0.35	0.37	0.45	0.50
45.0%	6.4%	6.7%	6.8%	7.2%	7.5%
50.0%	6.4%	6.7%	6.8%	7.2%	7.5%
55.0%	6.4%	6.7%	6.8%	7.2%	7.5%
58.9%	6.4%	6.7%	6.8%	7.2%	7.5%
65.0%	6.4%	6.7%	6.7%	7.2%	7.4%
70.0%	6.4%	6.7%	6.7%	7.2%	7.4%
75.0%	6.4%	6.6%	6.7%	7.2%	7.4%

Historical MRP (6.9%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.30	0.35	0.37	0.45	0.50
45.0%	6.6%	6.9%	7.0%	7.5%	7.8%
50.0%	6.6%	6.9%	7.0%	7.5%	7.8%
55.0%	6.6%	6.9%	7.0%	7.5%	7.8%
58.9%	6.6%	6.9%	7.0%	7.5%	7.8%
65.0%	6.6%	6.9%	7.0%	7.5%	7.8%
70.0%	6.6%	6.9%	7.0%	7.5%	7.8%
75.0%	6.6%	6.9%	7.0%	7.5%	7.7%

1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 29.6% for MLPs, 21.0% for C-Corps
3. 20-year Treasury as of October 18, 2019
4. Source: Duff & Phelps
5. Decile: Micro Cap (9) with equity value range of $325.4 million to $727.8 million
6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium
7. Based on yield-to-worst of TGE notes due 2028 extrapolated to 20 years utilizing the U.S. Treasury Bonds due October 2029 and the U.S. Treasury Bonds due October 2039
8. Assumes 21.0% effective tax rate

EVERCORE 108 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Weighted Average Cost of Capital

Weighted Average Cost of Capital Analysis – Gathering and Processing

($ in millions, except per unit / share amounts)

	Partnership/Corporation	Unit/Share Price 10/18/19	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta [1]	Unlevered Beta [2]
CAPM	CNX Midstream Partners LP	$13.14	$854.6	$602.9	41.4%	0.86	0.58
	Crestwood Equity Partners LP	33.96	2,528.6	2,790.7	52.5%	0.77	0.43
	DCP Midstream, LP	23.06	3,372.3	6,359.0	65.3%	1.02	0.44
	Enable Midstream Partners, LP	10.77	4,686.1	4,926.0	51.2%	0.72	0.42
	EnLink Midstream, LLC	6.98	3,434.7	5,900.8	63.2%	1.06	0.45
	Hess Midstream Partners LP	21.14	1,178.3	--	--%	0.93	0.93
	Noble Midstream Partners LP	23.75	945.8	870.0	47.9%	1.07	0.65
	Oasis Midstream Partners LP	16.59	560.9	411.6	42.3%	0.81	0.53
	Summit Midstream Partners, LP	4.51	379.7	1,959.4	83.8%	0.87	0.19
	Targa Resources Corp.	39.37	9,164.6	7,210.0	44.0%	1.06	0.65
	Western Midstream Partners, LP	22.79	10,324.1	7,497.8	42.1%	0.89	0.59
				Mean	48.5%	0.91	0.53
				Median	47.9%	0.89	0.53
	Tallgrass Energy, LP	$18.98	$5,339.7	$3,437.5	39.2%	0.82	0.55

WACC		Supply-Side MRP		Historical MRP
	Risk-free Rate [3]		2.1%	
	Unlevered Beta		0.53	
	Debt and Preferred / Total Capitalization		47.9%	
	Adjusted Levered Equity Beta		0.92	
	Market Risk Premium [4]	6.1%		6.9%
	Small Company Risk Premium [5]		2.5%	
	Equity Cost of Capital [6]	10.2%		10.9%
	Pre-Tax Cost of Debt [7]		6.3%	
	After-Tax Cost of Debt [8]		4.9%	
	WACC	7.7%		8.0%

Supply-Side MRP (6.1%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.40	0.45	0.53	0.65	0.70
30.0%	6.9%	7.2%	7.7%	8.4%	8.7%
35.0%	6.9%	7.2%	7.7%	8.4%	8.7%
40.0%	6.9%	7.2%	7.7%	8.3%	8.6%
47.9%	6.9%	7.2%	7.7%	8.3%	8.6%
50.0%	6.9%	7.2%	7.7%	8.3%	8.6%
55.0%	6.9%	7.2%	7.7%	8.3%	8.6%
60.0%	6.9%	7.2%	7.6%	8.3%	8.5%

Historical MRP (6.9%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.40	0.45	0.53	0.65	0.70
30.0%	7.2%	7.6%	8.1%	8.9%	9.2%
35.0%	7.2%	7.5%	8.1%	8.8%	9.2%
40.0%	7.2%	7.5%	8.1%	8.8%	9.1%
47.9%	7.2%	7.5%	8.0%	8.8%	9.1%
50.0%	7.2%	7.5%	8.0%	8.8%	9.1%
55.0%	7.2%	7.5%	8.0%	8.7%	9.0%
60.0%	7.2%	7.5%	8.0%	8.7%	9.0%

1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 29.6% for MLPs, 21.0% for C-Corps
3. 20-year Treasury as of October 18, 2019
4. Source: Duff & Phelps
5. Decile: Micro Cap (9) with equity value range of $325.4 million to $727.8 million
6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium
7. Based on yield-to-worst of TGE notes due 2028 extrapolated to 20 years utilizing the U.S. Treasury Bonds due October 2029 and the U.S. Treasury Bonds due October 2039
8. Assumes 21.0% effective tax rate

EVERCORE 109 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

Weighted Average Cost of Capital

Weighted Average Cost of Capital Analysis – Water Logistics

($ in millions, except per unit / share amounts)

	Partnership/Corporation	Unit/Share Price 10/18/19	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta [1]	Unlevered Beta [2]
CAPM	NGL Energy Partners LP	$11.45	$1,446.4	$3,018.0	67.6%	1.08	0.44
	Rattler Midstream LP	15.22	2,340.3	2.2	0.1%	0.78	0.78
	Select Energy Services, Inc.	7.27	783.8	0.4	0.1%	1.29	1.29
				Mean	**22.6%**	**1.05**	**0.84**
				Median	**0.1%**	**1.08**	**0.78**
	Tallgrass Energy, LP	**$18.98**	**$5,339.7**	**$3,437.5**	**39.2%**	**0.82**	**0.55**

WACC

	Supply-Side MRP		Historical MRP
Risk-free Rate [3]		2.1%	
Unlevered Beta		0.78	
Debt and Preferred / Total Capitalization		0.1%	
Adjusted Levered Equity Beta		0.78	
Market Risk Premium [4]	6.1%		6.9%
Small Company Risk Premium [5]		1.8%	
Equity Cost of Capital [6]	8.7%		9.3%
Pre-Tax Cost of Debt [7]		6.3%	
After-Tax Cost of Debt [8]		4.9%	
WACC	**8.7%**		**9.3%**

Supply-Side MRP (6.1%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.70	0.75	0.78	0.90	0.95
0.1%	8.2%	8.5%	**8.7%**	9.4%	9.7%
5.0%	8.2%	8.5%	8.7%	9.4%	9.7%
10.0%	8.2%	8.5%	8.7%	9.4%	9.7%
15.0%	8.2%	8.5%	8.7%	9.4%	9.7%
20.0%	8.2%	8.5%	8.7%	9.4%	9.7%
25.0%	8.2%	8.5%	8.7%	9.4%	9.7%
30.0%	8.2%	8.5%	8.7%	9.4%	9.7%

Historical MRP (6.9%) WACC Sensitivities

Debt and Preferred / Total Capitalization	Unlevered Beta 0.70	0.75	0.78	0.90	0.95
0.1%	8.7%	9.0%	**9.3%**	10.1%	10.4%
5.0%	8.7%	9.0%	9.3%	10.1%	10.4%
10.0%	8.7%	9.0%	9.3%	10.1%	10.4%
15.0%	8.7%	9.0%	9.3%	10.0%	10.4%
20.0%	8.7%	9.0%	9.3%	10.0%	10.4%
25.0%	8.7%	9.0%	9.3%	10.0%	10.4%
30.0%	8.7%	9.0%	9.3%	10.0%	10.3%

1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 29.6% for MLPs, 21.0% for C-Corps
3. 20-year Treasury as of October 18, 2019
4. Source: Duff & Phelps
5. Decile: Low Cap (8) with equity value range of $730.0 million to $1,292.2 million
6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium
7. Based on yield-to-worst of TGE notes due 2028 extrapolated to 20 years utilizing the U.S. Treasury Bonds due October 2029 and the U.S. Treasury Bonds due October 2039
8. Assumes 21.0% effective tax rate

EVERCORE 110 TALLGRASS ENERGY

Preliminary Draft – Subject to Change

B. TGE Shareholder Tax Impact

EVERCORE

Preliminary Draft – Subject to Change

TGE Shareholder Tax Impact

($ per share)

Annual Shareholder Tax Impact

	At IPO	2015A[1]	2016A	2017A	2018A	MLP Buy-In[2]	2019A
		TGE Shares Acquired for the Year Ending,					For the Nine Months Ending June 30,
Average TGE / TEGP Price	$29.00	$26.69	$21.33	$26.22	$22.46	$22.16	$22.23
Less: TGE / TEGP Return of Capital per Share	(5.24)	(5.22)	(4.73)	(3.70)	(2.35)	(2.18)	(0.89)
Average TGE Basis	**$23.76**	**$21.48**	**$16.60**	**$22.52**	**$20.10**	**$19.98**	**$21.35**
Proposed Consideration	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50
Less: Average TGE Tax Basis	(23.76)	($21.48)	($16.60)	($22.52)	($20.10)	($19.98)	($21.35)
Net Capital Gain per Share	**($4.26)**	**($1.98)**	**$2.90**	**($3.02)**	**($0.60)**	**($0.48)**	**($1.85)**
Capital Gain Rate	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%
Average Tax Liability	**$–**	**$–**	**$0.58**	**$–**	**$–**	**$–**	**$–**

Quarterly Shareholder Tax Impact

	At IPO	Q2 '15[1]	Q3 '15	Q4 '15	Q1 '16	Q2 '16	Q3 '16	Q4 '16	Q1 '17	Q2 '17	Q3 '17	Q4 '17	Q1 '18	Q2 '18	MLP Buy-In[2]	Q3 '18	Q4 '18	Q1 '19	Q2 '19	Q3 '19
		TGE Shares Acquired During the Quarter Ending,																		
Average TGE / TEGP Price	$29.00	$31.80	$27.92	$20.36	$15.25	$21.53	$23.89	$24.66	$27.48	$26.40	$25.96	$25.03	$22.36	$21.21	$22.16	$23.71	$22.54	$23.60	$23.70	$19.40
Less: TGE / TEGP Return of Capital per Share	(5.24)	(5.24)	(5.24)	(5.17)	(5.02)	(4.85)	(4.64)	(4.40)	(4.13)	(3.86)	(3.57)	(3.23)	(2.87)	(2.58)	(2.18)	(2.18)	(1.79)	(1.38)	(0.86)	(0.43)
Average TGE Basis	**$23.76**	**$26.56**	**$22.67**	**$15.19**	**$10.23**	**$16.68**	**$19.25**	**$20.27**	**$23.35**	**$22.54**	**$22.39**	**$21.81**	**$19.49**	**$18.64**	**$19.98**	**$21.53**	**$20.76**	**$22.23**	**$22.84**	**$18.97**
Proposed Consideration	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50	$19.50
Less: Average TGE Tax Basis	(23.76)	(26.56)	(22.67)	(15.19)	(10.23)	(16.68)	(19.25)	(20.27)	(23.35)	(22.54)	(22.39)	(21.81)	(19.49)	(18.64)	(19.98)	(21.53)	(20.76)	(22.23)	(22.84)	(18.97)
Net Capital Gain per Share	**($4.26)**	**($7.06)**	**($3.17)**	**$4.31**	**$9.27**	**$2.82**	**$0.25**	**($0.77)**	**($3.85)**	**($3.04)**	**($2.89)**	**($2.31)**	**$0.01**	**$0.86**	**($0.48)**	**($2.03)**	**($1.26)**	**($2.73)**	**($3.34)**	**$0.53**
Capital Gain Rate	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%
Average Tax Liability																				
at $19.50 per Share	**$–**	**$–**	**$–**	**$0.86**	**$1.85**	**$0.56**	**$0.05**	**$–**	**$–**	**$–**	**$–**	**$–**	**$0.00**	**$0.17**	**$–**	**$–**	**$–**	**$–**	**$–**	**$0.11**
at $21.50 per Share	**–**	**–**	**–**	**1.26**	**2.25**	**0.96**	**0.45**	**0.25**	**–**	**–**	**–**	**–**	**0.40**	**0.57**	**0.30**	**–**	**0.15**	**–**	**–**	**0.51**
at $23.50 per Share	**–**	**–**	**0.17**	**1.66**	**2.65**	**1.36**	**0.85**	**0.65**	**0.03**	**0.19**	**0.22**	**0.34**	**0.80**	**0.97**	**0.70**	**0.39**	**0.55**	**0.25**	**0.13**	**0.91**
at $25.50 per Share	**0.35**	**–**	**0.57**	**2.06**	**3.05**	**1.76**	**1.25**	**1.05**	**0.43**	**0.59**	**0.62**	**0.74**	**1.20**	**1.37**	**1.10**	**0.79**	**0.95**	**0.65**	**0.53**	**1.31**
at $26.50 per Share	**0.55**	**–**	**0.77**	**2.26**	**3.25**	**1.96**	**1.45**	**1.25**	**0.63**	**0.79**	**0.82**	**0.94**	**1.40**	**1.57**	**1.30**	**0.99**	**1.15**	**0.85**	**0.73**	**1.51**

95,386,194 TGE Class A Shares issued as consideration for the MLP Buy-In

Source: Public filings
1. From IPO date of May 7, 2015 through June 30, 2015
2. TGE price of $22.16 per share as of the MLP Buy-In completion on June 30, 2018

EVERCORE

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TALLGRASS ENERGY